AMENDED AND RESTATED REDUCING REVOLVING LOAN AGREEMENT



	Dated as of May 28, 1998


	among


	AZTAR CORPORATION


	THE LENDERS HEREIN NAMED


	BANKERS TRUST COMPANY
	and
	SOCIETE GENERALE, as Documentation Agents



	BANK OF SCOTLAND
	CREDIT LYONNAIS LOS ANGELES BRANCH
	and
	PNC BANK, NATIONAL ASSOCIATION, as Co-Agents

	and

	BANK OF AMERICA NATIONAL
	TRUST AND SAVINGS ASSOCIATION, as Administrative Agent

	TABLE OF CONTENTS

Article 1 DEFINITIONS AND ACCOUNTING TERMS

1.1  Defined Terms
1.2  Use of Defined Terms
1.3  Accounting Terms
1.4  Rounding
1.5  Exhibits and Schedules
1.6  References to "Borrower and its Subsidiaries"
1.7  Miscellaneous Terms
1.8  Relationship to TEGP Loan Agreement

Article 2 LOANS AND LETTERS OF CREDIT

2.1  Loans-General
2.2  Alternate Base Rate Loans
2.3  Eurodollar Rate Loans
2.4  Letters of Credit
2.5  Voluntary Reduction of Commitment
2.6  Automatic Reduction of Commitment
2.7  Optional Termination of Commitment
2.8  Increase of Commitment
2.9  Administrative Agent's Right to Assume Funds
     Available for Advances
2.10  Swing Line
2.11  Extension of Initial Reduction Date and Maturity Date
2.12  Collateral and Guaranty
2.13  Senior Indebtedness

Article 3 PAYMENTS AND FEES

3.1  Principal and Interest
3.2  Arrangement Fee
3.3  Upfront Fees
3.4  Commitment Fees
3.5  Letter of Credit Fees
3.6  Agency Fees
3.7  Increased Commitment Costs
3.8  Eurodollar Costs and Related Matters
3.9  Late Payments
3.10  Computation of Interest and Fees
3.11  Non-Banking Days
3.12  Manner and Treatment of Payments
3.13  Funding Sources
3.14  Failure to Charge Not Subsequent Waiver
3.15  Administrative Agent's Right to Assume Payments
      Will be Made by Borrower
3.16  Fee Determination Detail
3.17  Survivability

Article 4 REPRESENTATIONS AND WARRANTIES

4.1  Existence and Qualification; Power; Compliance
     With Laws
4.2  Authority; Compliance With Other Agreements and
     Instruments and Government Regulations
4.3  No Governmental Approvals Required
4.4  Subsidiaries
4.5  Financial Statements
4.6  No Other Liabilities; No Material Adverse Changes
4.7  Title to Property
4.8  Intangible Assets
4.9  Public Utility Holding Company Act
4.10  Litigation
4.11  Binding Obligations
4.12  No Default
4.13  ERISA
4.14  Regulations T, U and X; Investment Company Act
4.15  Disclosure
4.16  Tax Liability
4.17  Projections
4.18  Hazardous Materials
4.19  Developed Properties
4.20  Gaming Laws
4.21  Security Interests


Article 5 AFFIRMATIVE COVENANTS(OTHER THAN INFORMATION AND
          REPORTING REQUIREMENTS)

5.1  Payment of Taxes and Other Potential Liens
5.2  Preservation of Existence
5.3  Maintenance of Properties
5.4  Maintenance of Insurance
5.5  Compliance With Laws
5.6  Inspection Rights
5.7  Keeping of Records and Books of Account
5.8  Compliance With Agreements
5.9  Use of Proceeds
5.10  Future Collateral
5.11  New Significant Subsidiaries
5.12  Hazardous Materials Laws
5.13 Intercompany Notes

Article 6 NEGATIVE COVENANTS

6.1  Payment of Subordinated Obligations
6.2  Disposition of Property
6.3  Mergers
6.4  Hostile Acquisitions
6.5  Distributions
6.6  ERISA
6.7  Change in Nature of Business
6.8  Liens and Negative Pledges
6.9  Indebtedness and Guaranty Obligations
6.10  Transactions with Affiliates
6.11  Senior Leverage Ratio
6.12  Total Leverage Ratio
6.13  Interest Coverage Ratio
6.14  Minimum Adjusted EBITDA
6.15  Capital Expenditures
6.16  Investments and Acquisitions
6.17  Subsidiary Indebtedness
6.18  Significant Subsidiaries
6.19  Amendments to Subordinated Obligations

Article 7 INFORMATION AND REPORTING REQUIREMENTS

7.1  Financial and Business Information
7.2  Compliance Certificates

Article 8 CONDITIONS

8.1  Initial Advances, Etc.
8.2  Acquisition of Future Collateral
8.3  Any Increasing Advance, Etc.
8.4  Any Advance

Article 9 EVENTS OF DEFAULT AND REMEDIES
UPON EVENT OF DEFAULT

9.1  Events of Default
9.2  Remedies Upon Event of Default

Article 10 THE ADMINISTRATIVE AGENT

10.1  Appointment and Authorization
10.2  Administrative Agent and Affiliates
10.3  Proportionate Interest in any Collateral
10.4  Lenders' Credit Decisions
10.5  Action by Administrative Agent
10.6  Liability of Administrative Agent
10.7  Indemnification
10.8  Successor Administrative Agent
10.9  Foreclosure on Collateral
10.10  No Obligations of Borrower

Article 11 MISCELLANEOUS

11.1  Cumulative Remedies; No Waiver
11.2  Amendments; Consents
11.3  Costs, Expenses and Taxes
11.4  Nature of Lenders' Obligations
11.5  Survival of Representations and Warranties
11.6  Notices
11.7  Execution of Loan Documents
11.8  Binding Effect; Assignment
11.9  Right of Setoff
11.10  Sharing of Setoffs
11.11  Indemnity by Borrower
11.12  Nonliability of the Lenders
11.13  No Third Parties Benefited
11.14  Confidentiality
11.15  Further Assurances
11.16  Integration
11.17  Governing Law
11.18  Severability of Provisions
11.19  Headings
11.20  Time of the Essence
11.21  Foreign Lenders and Participants
11.22  Hazardous Material Indemnity
11.23  Gaming Boards
11.24  Removal of a Lender
11.25  Release of Tropicana Collateral
11.26  Termination; Release of Liens
11.27  Other Lien Releases
11.28  Waiver of Right to Trial by Jury
11.29  Purported Oral Amendments



Exhibits

A   - 	Commitment Assignment and Acceptance
B   - 	Compliance Certificate
C   - 	Confirmation of Guaranty
D   - 	Global Collateral Documents Amendment
E   -  	Global Assignment and Release
F   -  	Intercreditor Agreement
G   - 	Note
H-1- 	Opinion of Counsel
H-2- 	Opinion of Counsel
H-3- 	Opinion of Counsel
H-4- 	Opinion of Counsel
H-5- 	Opinion of Counsel
I   -   	Pricing Certificate
J   -   	Request for Letter of Credit
K  -   	Request for Loan


Schedules

1.1	Lender Commitments
4.3	Governmental Approvals
4.4	Subsidiaries
4.7	Existing Liens and Negative Pledges
4.8	Trademarks and Trade Names
4.10	Material Litigation
4.18 	Environmental Matters
4.19	 Developed Properties
6.9	Existing Indebtedness
6.16	Existing Investments

	AMENDED AND RESTATED REDUCING REVOLVING LOAN
AGREEMENT

	Dated as of May 28, 1998


This AMENDED AND RESTATED
REDUCING REVOLVING LOAN AGREEMENT ("Agreement") is entered into by and among Aztar Corporation, a Delaware corporation ("Borrower"), each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (collectively, the "Lenders" and individually, a "Lender"), Bankers Trust Company and Societe Generale, as Documentation Agents, Bank of Scotland, Credit Lyonnais Los Angeles Branch and PNC Bank, National Association, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent with respect to the following:

A. Borrower (together with certain of its Subsidiaries, as co-borrowers on a joint and several basis, herein the "Co-Borrower Subsidiaries") has heretofore entered that certain Reducing Revolving
Loan Agreement dated as of October 4, 1994 (as amended, the "Prior Loan Agreement") with the Administrative Agent and the lenders (the "Prior Lenders") party thereto. The obligations of Borrower (and the Co-Borrower Subsidiaries) are guaranteed by other Subsidiaries of Borrower pursuant to a Subsidiary Guaranty (as defined in the Prior Loan Agreement) and secured by the Collateral Documents (as defined in the Prior Loan Agreement).

B.	Borrower has requested that the credit
facility created under the Prior Loan Agreement be transformed into two credit facilities: a reducing revolving credit facility to be evidenced by this Agreement and a $50,000,000 term credit facility to be evidenced by the Term Loan Agreement (defined below), with new lenders joining either new credit facility and with differing participation levels for the continuing lenders in the reducing revolving credit facility.
In connection therewith, the Co-Borrower Subsidiaries will be released as co-obligors under the Prior Loan Agreement, but will become party to the Subsidiary Guaranty. The Collateral (as defined in the Prior Loan Agreement) under the Collateral Documents will continue to secure the obligations of Borrower and the Subsidiary Guarantors with respect to this Agreement and the Term Loan Agreement on a pari-passu basis pursuant to an Intercreditor Agreement (defined below). The Prior Lenders are willing to so transform the credit facilities as requested by Borrower.

C.	Concurrently herewith, pursuant to the Global
Assignment and Release (defined below), the Prior Lenders have assigned, with the consent of Borrower, their rights and obligations under the Prior Loan Agreement to the Lenders under this Agreement and to the Term Lenders (defined below) under the Term Loan Agreement, and the Lenders and Term Lenders, respectively, have assumed such rights and obligations as evidenced, respectively, by this Agreement and the Term Loan Agreement. Pursuant to the Global Assignment and Release, certain of the Prior Lenders will be released from all further right and obligation under the Prior Loan Agreement and the Co-Borrower Subsidiaries will be released from their obligations as co-borrowers under the Prior Loan Agreement.

D.	Concurrently with the Prior Loan Agreement,
the Prior Lenders also extended an amortizing loan credit facility to Tropicana Enterprises ("TEGP"), a general partnership of which a Subsidiary of Borrower is a 50% general partner, pursuant to the Second Amended and Restated Loan Agreement dated as of October 4, 1994 (the "Prior TEGP Loan Agreement"). The Prior TEGP Loan Agreement is secured by its own collateral and not by the Collateral under the Collateral Documents. The Prior Lenders were required to maintain the same Pro Rata Share of the Commitment under the Prior Loan Agreement as under the Prior TEGP Loan Agreement and that requirement will continue with respect to this Agreement and the TEGP Loan Agreement (defined below). Pursuant to the Global Assignment and Release, the Prior Lenders will also assign, with the consent of TEGP, their respective rights and obligations under the Prior TEGP Loan Agreement to the Lenders under the TEGP Loan Agreement, and the Lenders will assume such rights and obligations as evidenced by the TEGP Loan Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

	Article 1
	DEFINITIONS AND ACCOUNTING TERMS

1.1  Defined Terms.  As used in this
Agreement, the following terms shall have the meanings set forth below:

"Acquisition" means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

"Acquisition Expenditure" means the
aggregate consideration paid or payable in Cash by Borrower or any of its Subsidiaries as the purchase price for an Acquisition, including (a) Borrower's best estimate of the amount of any contingent Cash purchase consideration and (b) amounts paid or payable for agreements not to compete, guaranteed employment contracts and similar agreements benefiting the sellers in respect of the Acquisition. An Acquisition Expenditure shall not be deemed a Capital Expenditure.

"Adjusted EBITDA" means, with
respect to any fiscal period, the sum of (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net
Income, minus (c) any extraordinary gain reflected in such Net Income, plus (d) Interest Expense for that period, plus (e) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (f) depreciation, amortization and all other non-cash expenses for that period, plus (g) Borrower's equity in any net loss of TEGP for that period, minus (h) Borrower's equity in any net income of TEGP for that period, plus (i) that portion of the rentals paid to TEGP by HRN during that period which is designated and used to service principal and interest payable under the TEGP Loan Agreement, plus (j) dividends or other income received in Cash in that period by Borrower or the Restricted Subsidiaries from an Unrestricted New Venture Entity (but only to the extent of earnings before interest, taxes, depreciation and amortization of such Unrestricted New Venture Entity), in each case as determined in accordance with Generally Accepted Accounting Principles and, in the case of items (d), (e), (f), (g), (h) and (i), only to the extent reflected in the determination of Net Income for that period.

"Adjusted Funded Debt" means, as of any date of determination, Funded Debt as of that date plus (without duplication) (a) all outstanding letters of credit on that date (other than any letter of credit to the extent collateralized by the deposit with the issuing bank of Cash, Cash Equivalents or a certificate of deposit or other deposit account of the issuing bank as collateral security therefor) plus (b) all Guaranty Obligations of Borrower and the Restricted Subsidiaries on that date with respect to Indebtedness of any Person that is not a Restricted Subsidiary, plus (c) all other Guaranty Obligations of Borrower and the Restricted Subsidiaries if and to the extent the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified as of that date and reflected or disclosed in the most recent consolidated financial statements (or notes thereto) of Borrower and the Restricted Subsidiaries.

"Adjusted Senior Funded Debt" means, as of any date of determination, Adjusted Funded Debt as of that date minus the principal amount of all Subordinated Obligations outstanding as of that date.

"Administrative Agent" means Bank of America National
Trust and Savings Association, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

"Administrative Agent's Office" means the Administrative
Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

"Advance" means any advance made or to be made by any Lender to Borrower as provided in Article 2, and includes each Alternate Base Rate Advance and Eurodollar Rate Advance.

"Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

"Aggregate Effective Amount" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Lender plus
(b) the aggregate amounts paid by the Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by Borrower pursuant to Section 2.4(d) and not the subject of Advances made pursuant to Section 2.4(e).

"Agreement" means this Amended and Restated Reducing
Revolving Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

"AIGC" means Aztar Indiana Gaming Corporation, an Indiana corporation.

"Alternate Base Rate" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Reference Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

"Alternate Base Rate Advance" means an Advance made hereunder and specified to be an Alternate Base Rate Advance in accordance with Article 2.

"Alternate Base Rate Loan" means a Loan made hereunder and specified to be an Alternate Base Rate Loan in accordance with
Article 2.

"AMGC" means Aztar Missouri Gaming Corporation, a
Missouri corporation.

"Ancillary Collateral Documents" means such ancillary documents amending, or providing a memorandum for recordation of, the Collateral Documents (including amendments to each of the Deeds of Trust) as the Administrative Agent reasonably determines are necessary or desirable, as notified to Borrower at least two (2) Banking Days prior to the Closing Date.

"ANI" means Adamar of Nevada, a Nevada corporation.

"ANJI" means Adamar of New Jersey, Inc., a New Jersey corporation.

"Applicable Alternate Base Rate Margin" means, for each
Pricing Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:
		 Applicable
		Pricing Level			Margin

		I				     0
		II				     0
		III				 25.00
		IV				 37.50
		V				 50.00
		VI				 75.00
		VII				100.00

"Applicable Commitment Fee Rate" means, for each Pricing
Period, the rate set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

		 Applicable
		Pricing Level			Commitment Fee

		I				  22.50
		II				  25.00
		III				  25.00
		IV				  37.50
		V				  37.50
		VI				  43.75
		VII				  43.75

"Applicable Eurodollar Rate Margin" means, for each Pricing
Period, the interest rate margin set forth below (expressed in basis points per annum) opposite the Applicable Pricing Level for that Pricing Period:

		 Applicable
		Pricing Level			Margin

		I				100.00
		II				125.00
		III				150.00
		IV			      	162.50
		V				175.00
		VI				200.00
		VII				225.00
"Applicable Letter of Credit Fee" means, for each Pricing
Period, the per annum rate set forth as the interest rate margin in the definition of "Applicable Eurodollar Rate Margin" opposite the Applicable Pricing Level for that Pricing Period.

"Applicable Pricing Level" means (a) for the Pricing Period from the Closing Date through August 15, 1998, Pricing Level V and
(b) for each Pricing Period thereafter, the pricing level set forth below opposite the Pricing Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

 Pricing Level			Pricing Ratio

 I               Less than 2.00 to 1.00

 II              Equal to or greater than 2.00 to 1.00
                 but less than 2.50 to 1.00

 III             Equal to or greater than 2.50 to 1.00
                 but less than 3.00 to 1.00

 IV Equal to or greater than 3.00 to 1.00 but less than 3.50 to 1.00

 V Equal to or greater than 3.50 to 1.00 but less than 4.00 to 1.00

 VI Equal to or greater than 4.00 to 1.00 but less than 4.50 to 1.00

 VII             Equal to or greater than 4.50 to 1.00;

provided that in the event that Borrower does not deliver a Pricing Certificate with respect to any Pricing Period prior to the commencement of such Pricing Period, then until (but only until) such Pricing Certificate is delivered the Applicable Pricing Level for that Pricing Period shall be Pricing Level VII.

"Arranger" means BancAmerica Robertson Stephens.

"Atlantic City Deeds of Trust" means the deeds of trust and assignment of rents and leases executed and delivered by ANJI and certain Significant Subsidiaries covering the Atlantic City Property in the form of Exhibit N to the Prior Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Atlantic City Property" means the real property and improvements thereon known as the "Tropicana Casino and Resort" and certain related property, comprised of (a) a parcel of approximately 4 acres located in Atlantic City, New Jersey on which the original casino-hotel is located, (b) a parcel of approximately
3.1 acres located in Atlantic City, New Jersey on which the expansion portion of the casino-hotel is located, (c) a parcel of approximately 1.1 acres located in Atlantic City, New Jersey on which a transportation center is located, (d) a parcel of approximately 1.1 acres located in Atlantic City, New Jersey on which a parking garage is located, (e) 23 parcels in "Block C-9" aggregating approximately 2.7 acres located in Atlantic City, New Jersey on which a parking lot is constructed and (f) a parcel of approximately 3.5 acres located in Ventnor, New Jersey on which a parking lot and minor structures are located.

"Average Quarterly Adjusted Funded Debt" means, as of the last day of each Fiscal Quarter, the greater of (a) the principal amount of all Adjusted Funded Debt outstanding on such day and
(b) the Average Quarterly Funded Debt as of such day.

"Average Quarterly Adjusted Senior Funded Debt" means, as of the last day of each Fiscal Quarter, the greater of (a) the principal amount of all Adjusted Senior Funded Debt outstanding on such day and (b) the Average Quarterly Senior Funded Debt as of such day.

"Average Quarterly Senior Funded Debt" means, as of the last day of each Fiscal Quarter, the average principal amount of all Senior Funded Debt outstanding on the last day of each of the three 4 and 5 week fiscal periods comprising such Fiscal Quarter.

"Average Quarterly Funded Debt" means, as of the last day of each Fiscal Quarter, the average principal amount of all Funded Debt outstanding on the last day of each of the three 4 and 5 week fiscal periods comprising such Fiscal Quarter.

"Banking Day" means any Monday, Tuesday, Wednesday,
Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Arizona or New York.

"Basket Expenditures" means (a) Capital Expenditures permitted by Sections 6.15(c), 6.15(d) and 6.15(e), (b) the
Acquisition Expenditures permitted by Section 6.16(l) and 6.16(m) and (c) the aggregate purchase or redemption prices paid in respect of Subordinated Obligations permitted by Section 6.1(b)(ii).

"Borrower" means Aztar Corporation, a Delaware corporation, and its successors and permitted assigns.

"Capital Expenditure" means any expenditure by Borrower or the Restricted Subsidiaries for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under Generally Accepted Accounting Principles, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation; provided, however, that Capital Expenditures to replace or restore Property theretofore owned by Borrower or any Restricted Subsidiary that is damaged, destroyed or taken by a Governmental
Agency under eminent domain shall not be deemed to be Capital Expenditures to the extent funded by the proceeds of insurance or eminent domain awards received by Borrower or the Restricted Subsidiary. A Capital Expenditure shall not be deemed an Acquisition Expenditure.

"Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

"Caruthersville Deed of Trust" means the deed of trust executed and delivered by AMGC covering the Caruthersville Property in the form of Exhibit H to the Prior Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplemented.

"Caruthersville Property" means a fee simple parcel of approximately 37 acres located in Caruthersville, Missouri.

"Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting
Principles, consistently applied.

"Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

(a)	Government Securities due within one year after
the date of the making of the Investment;

(b)	readily marketable direct obligations of any
State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc.
or AA by Standard & Poor's Rating Group (a division of
McGraw-Hill, Inc.), in each case due within one year from the making of the Investment;

(c)	certificates of deposit issued by, bank deposits
in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

(d)	certificates of deposit issued by, bank deposits
in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

(e)	repurchase agreements covering Government
Securities executed by a broker or dealer registered under
Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(f)	readily marketable commercial paper or other
debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard &
Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

(g)	"money market preferred stock" issued by a
corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or
(d) above; provided that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

(h)	a readily redeemable "money market mutual
fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.); and

(i)	corporate notes or bonds having an original
term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America, or a participation interest therein; provided that
(i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

"Cash Interest Expense" means Interest Expense (other than underwriting discounts, closing fees, legal fees and other transactional fees and expenses, and the amortization of any thereof, in connection with the issuance of any Indebtedness) that is paid or currently payable in Cash.

"Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

"Change in Control" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the outstanding Common Stock, or (b) any event or circumstance constituting a "change in control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrower of $25,000,000 or more which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of the foregoing, the term "Unrelated Person" means any Person other than (i) a Subsidiary of Borrower or (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries.

"Closing Date" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Lenders of the date that is the Closing Date.

"Co-Agents" means Bank of Scotland, Credit Lyonnais Los
Angeles Branch and PNC Bank, National Association.  The Co-
Agents shall have no rights, duties or responsibilities hereunder beyond those of a Lender.

"Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

"Collateral" means all of the collateral covered by the Collateral Documents.

"Collateral Agent" means the Collateral Agent as such term is defined in the Intercreditor Agreement.

"Collateral Documents" means, collectively, the Security
Agreement, the Trademark Collateral Assignment, the Pledge Agreement (Nevada Gaming), the Pledge Agreement (General), the Deeds of Trust (in the case of each of the foregoing, as amended by the Global Collateral Documents Amendment and any Ancillary Collateral Document) and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrower or the Significant Subsidiaries to secure the Obligations.

"Commitment" means, subject to Sections 2.5, 2.6 and 2.8, $250,000,000.00. As of the Closing Date, the respective Pro Rata Shares of the Lenders with respect to the Commitment are set forth in Schedule 1.1. From and after the Closing Date, the Pro Rata Shares set forth in Schedule 1.1 may be subject to assignment pursuant to Section 11.8, with the portion of any Pro Rata Share so assigned being reflected in the applicable Commitment Assignment and Acceptance.

"Commitment Assignment and Acceptance" means a commitment assignment and acceptance substantially in the form of Exhibit A.

"Common Stock" means the common stock of Borrower or its successor by merger.

"Completion Guaranty" means a Guaranty Obligation given by Borrower or a Restricted Subsidiary to a holder of Indebtedness of, or an obligee of, a New Venture Entity which obligates Borrower or the Restricted Subsidiary (a) to cause the completion of construction of a New Venture, (b) to provide funding for all or a portion of any construction cost overruns with respect thereto, and/or
(c) to cause the New Venture Entity to perform any of its Contractual Obligations (other than in respect of the repayment of any Indebtedness or other monetary obligation of the New Venture Entity) to an obligee of the New Venture Entity.

"Compliance Certificate" means a certificate in the form of Exhibit B, properly completed and signed by a Senior Officer of Borrower.

"Confirmation of Guaranty" means the confirmation of guaranty with respect to the Subsidiary Guaranty executed by each Significant Subsidiary as of the Closing Date, in the form of Exhibit C, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

"Debtor Relief Laws" means the Bankruptcy Code of the
United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

"Deeds of Trust" means (a) the Ramada Express Deed of
Trust, (b) the Atlantic City Deeds of Trust, (c) the Caruthersville Deed of Trust and (d) the Evansville Deed of Trust.

"Default" means any event that, with the giving of any applicable notice or passage of time specified in Section 9.1, or both, would be an Event of Default.

"Default Rate" means the interest rate prescribed in
Section 3.9.

"Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America National Trust and Savings Association, as from time to time designated by Borrower by written notification to the Administrative Agent.

"Designated Eurodollar Market" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman
Islands Eurodollar Market or (c) if prime banks in the Cayman
Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Lenders.

"Developed Property" means, as of any date of determination, a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, golf course, entertainment center or similar facility owned by Borrower or any of the Restricted Subsidiaries (or owned by a Person in which Borrower or any of the Restricted Subsidiaries holds an Investment other than an Investment of the type contemplated by Section 6.16(n)) and which is at such date substantially complete and open for business.

"Disposition" means the voluntary sale, transfer or other disposition (including a Sale and Leaseback Transaction) of any asset of Borrower or any of the Restricted Subsidiaries other than
(a) Cash, Cash Equivalents, inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or a Restricted Subsidiary, (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or a Restricted Subsidiary, or where Borrower or the Restricted Subsidiary determines in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or the Restricted Subsidiary and (c) a disposition to Borrower or a Restricted Subsidiary.

"Disqualified Stock" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided that the aforementioned interests shall not be Disqualified Stock if they are redeemable prior to the Maturity Date only if the board of directors of Borrower determines in its judgment that as a result of a holder or beneficial owner owning such interests (i) Borrower or a Subsidiary of Borrower has lost or may lose any license or franchise from any Gaming Board held by Borrower or any Subsidiary of Borrower necessary to conduct any portion of the business of Borrower or such Subsidiary of Borrower or (ii) any Gaming Board has taken or may take action to materially restrict or impair the operations of Borrower or its Subsidiaries, which license, franchise or action is conditioned upon some or all of the holders or beneficial owners of such interests being licensed or found qualified or suitable to own such interests.

"Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (ii) the declaration or (without duplica-tion) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (iv) any other payment in Cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

"Documentation Agents" means Bankers Trust Company and
Societe Generale. The Documentation Agents shall have no rights, duties or responsibilities hereunder beyond those of a Lender.

"Dollars" or "$" means United States dollars.

"Domestic Reference Lender" means Bank of America
National Trust and Savings Association.

"Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case
(A) has a net worth of $200,000,000 or more, (B) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (B) and
(C) of clause (d) above; provided that (I) each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and
(i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21 and (II) to the extent required under applicable Gaming Laws, each Eligible Assignee must be registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Boards
(including the New Jersey Casino Control Commission).

"ERISA" means the Employee Retirement Income Security
Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

"Eurodollar Banking Day" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

"Eurodollar Lending Office" means, as to each Lender, its office or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no
Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

"Eurodollar Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

"Eurodollar Obligations" means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Lender.

"Eurodollar Period" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:

(a)	The first day of any Eurodollar Period shall be a
Eurodollar Banking Day;

(b)	Any Eurodollar Period that would otherwise
end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

(c)	Borrower may not specify a Eurodollar Period
that extends beyond the next Reduction Date unless the sum of (i) the aggregate principal amount of the Eurodollar Loans having a Eurodollar Period ending after such Reduction Date plus (ii) the aggregate maximum amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.6); and

(d)	No Eurodollar Period shall extend beyond the
Maturity Date.

"Eurodollar Rate" means, with respect to any Eurodollar Rate
Loan, the interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Lender to prime banks in the Designated Euro-dollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by the Eurodollar Reference Lender with respect to such Eurodollar Rate
Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

"Eurodollar Rate Advance" means an Advance made hereunder and specified to be a Eurodollar Rate Advance in accordance with Article 2.

"Eurodollar Rate Loan" means a Loan made hereunder and specified to be a Eurodollar Rate Loan in accordance with Article 2. "Eurodollar Reference Lender" means Bank of America
National Trust and Savings Association.

"Evansville Deed of Trust" means the deed of trust executed and delivered by AIGC covering the Evansville Property in the form of Exhibit H to the Prior Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Evansville Property" means (a) a fee simple parcel of approximately 3.6 acres and (b) a leasehold parcel of approximately
10.2 acres, in both cases located in Evansville, Indiana.

"Event of Default" shall have the meaning provided in
Section 9.1.

"Existing 11% Subordinated Debt" means the 11% Senior
Subordinated Notes due 2002 issued by Borrower.

"Existing 13 3/4% Subordinated Debt" means the 13 3/4%
Senior Subordinated Notes due 2004 issued by Borrower.

"Existing 13 3/4% Subordinated Debt Indenture" means the
Indenture governing the Existing 13 3/4% Subordinated Debt, as in effect on the date of this Agreement, and as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted with the written consent of the Requisite Lenders.

"Existing Indentures" means the Existing 13 3/4%
Subordinated Debt Indenture and the indenture covering the Existing 11% Subordinated Debt.

"Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m.
(New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

"Fiscal Quarter" means the fiscal quarter of Borrower consisting of a 13 week or 14 week fiscal period ending on or about each March 31, June 30, September 30 and December 31.

"Fiscal Year" means the fiscal year of Borrower consisting of a 52 week or 53 week fiscal period ending on the Thursday nearest
December 31.

"Funded Debt" means, as of any date of determination
(without duplication and on a consolidated basis), the sum of (a) all principal Indebtedness of Borrower and the Restricted Subsidiaries and of TEGP for borrowed money (including debt securities issued by Borrower, any of the Restricted Subsidiaries or TEGP, but excluding in any event any contingent obligations with respect to undrawn letters of credit) on that date plus (b) the aggregate amount of the principal portion of all Capital Lease Obligations of Borrower and the Restricted Subsidiaries and of TEGP on that date.

"Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, (c) the New Jersey Casino Control Commission, (d) the New Jersey
Division of Gaming Enforcement, (e) the Indiana Gaming Commission, (f) the Missouri Gaming Commission and (g) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and the Restricted Subsidiaries within its jurisdiction.

"Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and the Restricted Subsidiaries within its jurisdiction.

"Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or
(c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

"Global Assignment and Release" means the global assignment and release to be executed and delivered by the Prior
Lenders, the Term Lenders, the Lenders and Borrower as of the Closing Date, in the form of Exhibit E.

"Global Collateral Documents Amendment" means the Global
Collateral Documents Amendment amending the Collateral
Documents to be executed by Borrower and the Subsidiary
Guarantors, in the form of Exhibit D, as of the Closing Date, together with all ancillary amendments to the Collateral Documents referred to therein.

"Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

"Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

"Guaranty Obligation" means, as to any Person, any
(a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty
Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting
Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower and the Restricted Subsidiaries.

"Hazardous Materials" means substances defined as "hazardous substances" pursuant to the Comprehensive
Environmental Response, Compensation and Liability Act of 1980,
42 U.S.C. Sec. 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act,
15 U.S.C. Sec. 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

"Hazardous Materials Laws" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

"HRN" means Hotel Ramada of Nevada, a Nevada corporation.

"Indebtedness" means, as to any Person (without duplication),
(a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person,
(d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Swap Agreements.

"Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

"Intercompany Notes" means the intercompany promissory notes required pursuant to Section 5.13.

"Intercreditor Agreement" means the intercreditor agreement to be executed and delivered by the Administrative Agent, on behalf of the Lenders, and the Term Loan Agent, on behalf of the Term
Lenders, in the form of Exhibit E.

"Interest Charges" means, as of the last day of any fiscal period, the sum of (a) Cash Interest Expense for that fiscal period, plus (b) all interest currently payable in Cash incurred during that fiscal period which is capitalized under Generally Accepted Accounting Principles, plus (c) that portion of the rentals paid to TEGP by HRN during that period which is designated and used to service interest payable under the TEGP Loan Agreement.

"Interest Coverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters to (b) Interest Charges for that fiscal period.

"Interest Differential" means, with respect to any prepayment of a Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near as practicable to the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

"Interest Expense" means, as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by Borrower and the Restricted Subsidiaries to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus
(b) the portion of rent paid or payable (without duplication) for that fiscal period by Borrower and the Restricted Subsidiaries under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement
No. 13.

"Interest Period" means, with respect to any Eurodollar Rate
Loan, the related Eurodollar Period.

"Initial Reduction Date" means September 30, 2000 or such later Initial Reduction Date as may then be in effect pursuant to
Section 2.11.

"Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

"Issuing Lender" means Bank of America National Trust and
Savings Association.

"Jaffe Partnership Interest" means the general partnership interest in TEGP held, as if the Closign Date, by Persons other than ANI.


"Jaffe Transaction" means the acquisition by Borrower or any of its Subsidiaries of the Jaffe Partnership Interest.

"Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

"Lender" means each lender whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 2.8 or Section 11.8.

 "Lender Disqualification" means, with respect to any Lender:

(a)	the failure of that Lender timely to file pursuant
to applicable Gaming Laws (i) any application requested of the Lender by any Gaming Board in connection with licensing required of that Lender as a lender to Borrower or (ii) any required application or other papers in connection with determination of the suitability of the Lender as a lender to Borrower;

(b)	the withdrawal by that Lender (except where
requested or permitted, without prejudice, by the Gaming
Board) of any such application or other required papers; or

(c)	any final determination by a Gaming Board
pursuant to applicable Gaming Laws (i) that the Lender is "unsuitable" as a lender to Borrower, (ii) that the Lender shall be "disqualified" as a lender to Borrower or (iii) denying a finding of suitability as a lender to Borrower or denying the issuance to the Lender of any license required under applicable Gaming Laws to be held by all lenders to Borrower.

"Letters of Credit" means (a) standby letter of credit No.
LASB-22401 in the amount of $980,000 issued by Bank of America, N.T.&S.A., as issuing bank under the Prior Loan Agreement, which letter of credit shall be deemed issued under this Agreement as of the Closing Date and (b) any of the standby letters of credit issued by the Issuing Lender under the Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

"License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrower or any Restricted Subsidiary.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

"Loan" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.

"Loan Documents" means, collectively, the Global
Assignment and Release (to the extent it relates to this Agreement), this Agreement, the Notes, the Subsidiary Guaranty, the Confirmation of Guaranty, the Swing Line Documents, the Collateral Documents, the Unsecured Environmental Indemnity (New Jersey), any Secured Swap Agreement, any Request for Loan, any Request for Letter of Credit, any Compliance Certificate, any Pricing Certificate and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of the Restricted Subsidiaries to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

"Maintenance Capital Expenditure" means a Capital
Expenditure for the maintenance, repair, restoration or refurbishment of any Developed Property of Borrower or any of the Restricted
Subsidiaries, but excluding any Capital Expenditure which materially adds to or further improves such Developed Property.

"Margin Stock" means "margin stock" as such term is defined in Regulation G or U.

"Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforce-ability of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower and the Restricted Subsidiaries, taken as a whole or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower and the Significant Subsidiaries, taken as a whole, to perform the Obligations, taken as a whole.

"Maturity Date" means June 30, 2003 or such later Maturity
Date as may then be in effect pursuant to Section 2.11.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

"Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrower or any of the Restricted
Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.8 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

"Net Income" means, with respect to any fiscal period, the consolidated net income of Borrower and the Restricted Subsidiaries for that period, determined in accordance with Generally Accepted
Accounting Principles, consistently applied.

"New Subordinated Debt" means Indebtedness of Borrower
(and any Guaranty Obligation with respect thereto given by one or more of the Restricted Subsidiaries) that (a) is unsecured, (b) has no principal due or sinking fund requirement applicable prior to June
30, 2004 and (c) is issued pursuant to an indenture or other agreement that contains subordination provisions applicable to such Indebtedness and any such Guaranty Obligation, interest blockage provisions, events of default, representations and covenants that
(i) are substantially the same as those in the Existing 13 3/4% Subordinated Debt Indenture, (ii) are, taken as a whole, at least as favorable to holders of senior indebtedness and less restrictive on Borrower and the Restricted Subsidiaries or (iii) have been approved, in their sole discretion, in writing by the Requisite Lenders.
"New Venture" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat casino, dockside casino, golf course, entertainment center or similar facility (or any site or proposed site for any of the foregoing) owned or to be owned by Borrower or any of the Restricted Subsidiaries (or owned or to be owned by a Person in which Borrower, any of the Restricted Subsidiaries or a New
Venture Entity owned directly or indirectly by Borrower or any of the Restricted Subsidiaries holds an Investment other than an Investment of the type contemplated by Section 6.16(n)) and which is not at the Closing Date a Developed Property.

"New Venture Entity" means (a) the Person that directly owns a New Venture and (b) any holding company for such a Person whose sole assets consist (directly or indirectly through another New Venture Entity) of Investments in that Person.

"New Venture Investment" means any Investment by
Borrower or any of the Restricted Subsidiaries in an Unrestricted
New Venture Entity.

"Note" means the promissory note made by Borrower to a Lender evidencing the Advances under that Lender's Pro Rata Share of the Commitment, substantially in the form of Exhibit G, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

"Obligations" means all present and future obligations of every kind or nature of Borrower or any Significant Subsidiary at any time and from time to time owed to the Administrative Agent, the Issuing Lender , the Swing Line Lender or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

"Opinions of Counsel" means the favorable written legal opinions of (a) Latham & Watkins, special counsel to Borrower and the Restricted Subsidiaries, (b) Lionel Sawyer & Collins, special Nevada counsel to Borrower and the Restricted Subsidiaries,
(c) Hankin, Sandson & Sandman, special New Jersey counsel to
Borrower and the Restricted Subsidiaries, (d) Ice, Miller, Donadio & Ryan, special Indiana counsel to Borrower and the Restricted Subsidiaries and (e) Thompson Coburn, special Missouri counsel to Borrower and the Restricted Subsidiaries, substantially in the form of Exhibits H-1, H-2, H-3, H-4 and H-5, respectively, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

"Party" means any Person other than the Administrative
Agent, the Issuing Lender, the Swing Line Lender and the Lender, which now or hereafter is a party to any of the Loan Documents.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

"Pension Plan" means any "employee pension benefit plan"
(as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

"Permitted Encumbrances" means:

(a	Inchoate Liens incident to construction on or
maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside to the extent required by Generally Accepted Accounting Principles (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

(b)	Liens for taxes and assessments on Property
which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside to the extent required by Generally Accepted Accounting Principles and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

(c)	minor defects and irregularities in title to any
Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(d)	easements, exceptions, reservations, or other
agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(e)	easements, exceptions, reservations, or other
agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(f)	rights reserved to or vested in any Governmen-
tal Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

(g)	rights reserved to or vested in any Govern-
mental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

(h)	present or future zoning laws and ordinances or
other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

(i)	statutory Liens, other than those described in
clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto to the extent required by Generally Accepted Accounting Principles and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

(j)	covenants, conditions, and restrictions affecting
the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(k)	rights of tenants under leases and rental agree-
ments covering Property entered into in the ordinary course of business of the Person owning such Property;

(l)	Liens consisting of pledges or deposits to secure
obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(m)	Liens consisting of pledges or deposits of Prop-
erty to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary of Borrower is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

(n)	Liens consisting of deposits of Property to
secure bids made with respect to, or performance of, contracts
(other than contracts creating or evidencing an extension of credit to the depositor);

(o)	Liens consisting of any right of offset, or
statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

(p)	Liens consisting of deposits of Property to
secure statutory obligations of Borrower or a Subsidiary of Borrower;

(q)	Liens consisting of deposits of Property to
secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party;

(r)	Liens created by or resulting from any litigation
or legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that such Lien is junior to the Lien of the Collateral Documents, adequate reserves have been set aside to the extent required by Generally Accepted
Accounting Principles and no material Property is subject to a material risk of loss or forfeiture; and

(s)	other non-consensual Liens incurred in the
ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrower and the Subsidiaries of Borrower, taken as a whole.

"Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

"Pledge Agreement (Nevada Gaming)" means the pledge agreement executed and delivered by Borrower in the form of Exhibit E to the Prior Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Pledge Agreement (General)" means the pledge agreement executed and delivered by Borrower and the Significant Subsidiaries (other than HRN), in the form of Exhibit F to the Prior Loan
Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Pledged Collateral (Nevada Gaming)" means the certificates evidencing (a) 100% of the shares of capital stock of REI and
(b) 49% of the shares of capital stock of HRN.

"Pledged Collateral (General)" means (a) the certificates evidencing all of the shares of capital stock held by Borrower or any of the Significant Subsidiaries in all Subsidiaries of Borrower other than (i) the shares of capital stock comprising the Pledged Collateral (Nevada Gaming), (ii) 100% of the shares of capital stock of ANI,
(iii) 51% of the shares of capital stock of HRN and (iv) 100% of the shares of AMGC and (b) the Intercompany Notes.

"Pricing Certificate" means a certificate in the form of
Exhibit I, properly completed and signed by a Senior Officer of Parent.

"Pricing Period" means (a) the period commencing on the Closing Date and ending on August 15, 1998, (b) the period commencing on each August 16 and ending on the next following November 15, (c) the period commencing on each November 16 and ending on the next following February 15, (d) the period commencing on each February 16 and ending on the next following May 15 and (e) the period commencing on each August 16 and ending on the next following August 15.

"Pricing Ratio" means, as of the last day of each Fiscal
Quarter, the ratio of (a) Average Quarterly Funded Debt as of that date to (b) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters.

"Prior Loan Agreement" has the meaning set forth in the Recitals to this Agreement.

"Projections" means the financial projections contained in the Confidential Information Memorandum distributed by or on behalf of Borrower to the Lenders on or about February 6, 1998.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Pro Rata Share" means, with respect to each Lender, the percentage of the Commitment set forth opposite the name of that Lender on Schedule 1.1, as such percentage may be increased or decreased pursuant to a Commitment Assignment and Acceptance executed in accordance with Section 11.8.

"Quarterly Payment Date" means each June 30,
September 30, December 31 and March 31.

"Ramada Express Deed of Trust" means the deed of trust executed and delivered by REI covering the Ramada Express
Property, in the form of Exhibit H to the Prior Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Ramada Express Property" means the real property and improvements thereon known as the "Ramada Express Hotel and Casino" located in Laughlin, Nevada, comprised of approximately
27.7 acres and related easements and appurtenances.

"Real Property" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrower or any of the Restricted Subsidiaries.

"Reduction Amount"  means, with respect to each Reduction
Date, the sum of (a) $10,000,000 plus (b) if the Commitment has been increased subsequent to the Closing Date pursuant to Section
2.8, the result obtained by multiplying the amount of such increase by .04 (4%).

"Reduction Date" means the Initial Reduction Date and each
Quarterly Payment Date thereafter.

"Reference Rate" means the rate of interest publicly announced from time to time by the Domestic Reference Lender in San Francisco, California (or other headquarters city of the Domestic Reference Lender), as its "reference rate." It is a rate set by the Domestic Reference Lender based upon various factors including the Domestic Reference Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by the Domestic Reference Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

"Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

"Regulations T, U and X" means Regulations T, U and X, as at any time amended, of the Board of Governors of the Federal
Reserve System, or any other regulations in substance substituted therefor.

"REI" means Ramada Express, Inc., a Nevada corporation.

"Request for Letter of Credit" means a written request for a Letter of Credit substantially in the form of Exhibit J , signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

"Request for Loan" means a written request for a Loan substantially in the form of Exhibit K , signed by a Responsible
Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

"Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

"Requisite Lenders" means (a) as of any date of determination if the Commitment is then in effect, Lenders having in the aggregate 65% or more of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there is then any Indebtedness evidenced by the Notes, Lenders holding Notes evidencing in the aggregate 65% or more of the aggregate Indebtedness then evidenced by the Notes.

"Responsible Official" means (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate partnership and/or other action on the part of Borrower or such Subsidiary.

"Restricted Subsidiary" means, as of any date of determination, all Subsidiaries of Borrower other than Unrestricted New Venture Entities.

"Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Borrower or a Restricted Subsidiary of any Property, whether owned at the date of this Agreement or thereafter acquired, which has been or is to be sold or transferred by Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property if, after giving effect to such arrangement, Borrower or a Restricted Subsidiary operates the business, if any, located on such property.

"Secured Swap Agreement" means a Swap Agreement between Borrower and a Lender (or an Affiliate of a Lender) that is, by its terms, secured by any of the Collateral.

"Security Agreement" means the security agreement executed and delivered by Borrower and the Significant Subsidiaries (other than HRN), in the form of Exhibit K to the Prior Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Senior Funded Debt" means Funded Debt that is not a Subordinated Obligation.

"Senior Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Quarterly Adjusted Senior Funded Debt as of that date to (b) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters.

"Senior Officer" means the (a) chief executive officer,
(b) president, (c) executive vice president, (d) senior vice president,
(e) chief financial officer, (f) treasurer or (g) assistant treasurer of Borrower.

"Significant Subsidiary" means (a) each Restricted Subsidiary that holds title to any portion of the Ramada Express Property, the Atlantic City Property, the Caruthersville Property and the
Evansville Property, (b) each Restricted Subsidiary that holds title to any Property acquired after the Closing Date which is required to be pledged as future Collateral pursuant to Section 5.10 and (c) as of any date of determination, each other Restricted Subsidiary that had on the last day of the Fiscal Quarter then most recently ended total assets with a book value or fair market value of $5,000,000 or more (except ANI, so long as the Jaffe Transaction has not occurred).

"Special Eurodollar Circumstance" means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administra-tion thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or com-parable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

"Stockholders' Equity" means, as of any date of determination and with respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with Generally Accepted Accounting Principles; provided that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

"Subordinated Obligations" means (a) the Existing 11%
Subordinated Debt, (b) the Existing 13 3/4% Subordinated Debt and
(c) any New Subordinated Debt.

"Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or
(b) in the case of a partnership, of which a majority of the part-nership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

"Subsidiary Guaranty" means the continuing guaranty of the Obligations executed and delivered by the Significant Subsidiaries, in the form of Exhibit L to the Prior Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

"Supplemental Loan Agreement" means the $25,000,000
Supplemental Loan Agreement dated as of March 13, 1997 among
Borrower and the lenders party thereto.

"Swap Agreement" means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

"Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of Borrower pursuant to
Section 2.10.

"Swing Line Lender" means Bank of America National Trust and Savings Association.

"Swing Line Documents" means the promissory note and any other documents executed by Borrower in favor of the Swing Line
Lender in connection with the Swing Line.

"Swing Line Loans" means loans made by the Swing Line
Lender to Borrower pursuant to Section 2.10.

"Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

"TEGP" means Tropicana Enterprises, a Nevada general partnership, in which ANI is a 50% general partner.

"TEGP Loan Agreement" means the Second Amended and
Restated Loan Agreement dated as of October 4, 1994 among TEGP, HRN, Bank of America National Trust and Savings Association, as agent, and the lenders party thereto, as amended pursuant to the TEGP Loan Agreement Amendment and otherwise as amended from time to time. The interests of Bank of America National Trust and Savings Association, as agent, and the lenders party thereto under the TEGP Loan Agreement are being acquired on the Closing Date pursuant to the Global Assignment and Release.

"TEGP Loan Agreement Amendment" means the Amendment of even date herewith to the TEGP Loan Agreement.

"TEGP Loan Outstandings" means, as of any date of determination, the principal amount then outstanding under the TEGP Loan Agreement.

"TEGP Property" means the Tropicana Resort and Casino in
Las Vegas, Nevada, including the real Property, improvements and related personal Property.

"Term Lenders" means the Lenders under the Term Loan
Agreement.

"Term Loan" means the term loan of $50,000,000 extended to Borrower pursuant to the Term Loan Agreement.

"Term Loan Agent" means the Administrative Agent, as such term is defined in the Term Loan Agreement.

"Term Loan Agreement" means that certain Term Loan
Agreement of even date herewith among Borrower, Bank of America
National Trust and Savings Association, as Term Loan Agent, and the Term Lenders party hereto.

"Title Company" means Lawyers Title Insurance Company or such other title insurance company as is reasonably acceptable to the Administrative Agent.

"Total Leverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Average Quarterly Adjusted Funded Debt as of that date to (b) Adjusted EBITDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters.

"to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

"Trademark Collateral Assignment" means the trademark collateral assignment executed and delivered by Borrower and the Significant Subsidiaries (other than HRN) in the form of Exhibit M to the Prior Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.
"type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.

"Unrestricted New Venture Entity" means (a) any
New Venture Entity in which any single Person other than Borrower and its Subsidiaries owns an equity interest that is equal to or larger than the equity interest owned by Borrower and its Subsidiaries and
(b) any other New Venture Entity (except a Restricted Subsidiary that owns assets with a value in excess of $5,000,000 at the time of designation) designated by Borrower to be an Unrestricted
New Venture Entity by written notice thereof to the Administrative Agent; provided, however, (i) Borrower may redesignate any Unrestricted New Venture Entity as a Restricted Subsidiary by written notice to the Administrative Agent, with such redesignation to become effective upon the execution of the Subsidiary Guaranty, the Security Agreement and any other instruments, documents and agreements reasonably requested by the Administrative Agent in connection therewith by the former Unrestricted New Venture Entity and (ii) if no Default or Event of Default exists, Borrower may, with the prior written consent of the Requisite Lenders and each Restricted Subsidiary, redesignate any Restricted Subsidiary which is a New Venture Entity and which has assets with a value not in excess of $5,000,000 as an Unrestricted New Venture Entity.

"Unsecured Environmental Indemnity (New Jersey)" means the unsecured environmental indemnity executed and delivered by ANJI and the Significant Subsidiaries which execute the Atlantic City Deeds of Trust substantially in the form of Exhibit O to the Prior Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Sections 6.11 through 6.14 would then be calculated in a different manner or with dif-ferent components, (a) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in com-pliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Administrative Agent and the Lenders, on the dates therein specified, with financial data presented in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

1.6 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

1.7 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

1.8 Relationship to TEGP Loan Agreement. This Agreement is being entered concurrently with the TEGP Loan Agreement Amendment, and each of the Lenders holds a pro rata share of the TEGP Loan
Outstandings which is equivalent to its Pro Rata Share of the Commitment.
 Pursuant to (a) Section 11.8(b)(iv) and 11.8(e)(vi), assignments of and participations in this Agreement and the TEGP Loan Agreement must be in the same proportion, (b) Section 2.5, any termination of the Commitment under this Agreement must be concurrent with a prepayment in full of the TEGP Loan Outstandings, (c) Section 2.11, any request for extension of the Maturity Date must be concurrent with a request for extension of the maturity date under the TEGP Loan Agreement and (d) Section 9.1(m), an Event of Default as defined under the TEGP Loan Agreement is an Event of Default under this Agreement. This Agreement and the TEGP Loan
Agreement are, however, separate credit facilities and the foregoing are the only interrelationships between them; the Collateral hereunder does not secure the TEGP Loan Agreement and the collateral securing the TEGP
Loan Agreement does not secure the Obligations under this Agreement.

	Article 2
	LOANS AND LETTERS OF CREDIT


2.1  Loans-General.

(a)	Subject to the terms and conditions set forth in
this Agreement, at any time and from time to time from the Closing Date through the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Commitment, make Advances to Borrower under the Commitment in such amounts as Borrower may request that do not result in the sum of (i) the aggregate principal amount outstanding under the Notes, plus (ii) the Aggregate Effective Amount of all outstanding Letters of Credit plus (iii) the Swing Line Outstandings exceeding the then applicable Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Commitment without premium or penalty.

(b)	Subject to the next sentence, each Loan shall be
made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Interest Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting. In the case of the initial Loan and Letters of Credit to be made and issued on the Closing Date, the related Request for Loan and Request for Letter of Credit to be delivered by the Borrower shall be delivered to the Administrative
Agent no later than 12:00 noon (California time), one day before the Closing Date, and such Loan shall be an Alternate Base Rate Loan.

(c)	Promptly following receipt of a Request for
Loan, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m., California time, on the date specified for any Loan (which must be a Banking Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in
Article 8, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

(d)	Unless the Requisite Lenders otherwise consent,
each Loan shall be not less than $5,000,000.

(e)	The Advances made by each Lender shall be
evidenced by that Lender's Note.

(f)	A Request for Loan shall be irrevocable upon
the Administrative Agent's first notification thereof.

(g)	If no Request for Loan (or telephonic request
for Loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 prior to the end of the Interest Period for any Eurodollar Rate Loan, then on the last day of such Interest
Period, such Eurodollar Rate Loan shall be automatically converted into an Alternate Base Rate Loan in the same amount.

(h)	If a Loan is to be made on the same date that
another Loan is due and payable, Borrower or the Lenders, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

2.2 Alternate Base Rate Loans. Each request by Borrower for an Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California time, on the date (which must be a Banking Day) of the requested Alternate Base Rate Loan. All Loans shall constitute Alternate Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to Section 2.3.

2.3  Eurodollar Rate Loans.

(a)	Each request by Borrower for a Eurodollar Rate
Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of
Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

(b)	On the date which is two (2) Eurodollar
Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

(c)	Unless the Administrative Agent and the
Requisite Lenders otherwise consent, no more than ten (10) Interest Periods with respect to Eurodollar Rate Loans shall be in effect at any one time.

(d)	No Eurodollar Rate Loan may be requested
during the continuation of a Default or Event of Default.

(e)	Nothing contained herein shall require any
Lender to fund any Eurodollar Rate Advance in the Designated
Eurodollar Market.

2.4  Letters of Credit.

(a)	Subject to the terms and conditions hereof, at
any time and from time to time from the Closing Date through the Maturity Date, the Issuing Lender shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; provided that (i) giving effect to all such Letters of Credit, the sum of (A) the aggregate principal amount outstanding under the Notes, plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit, plus (C) the Swing Line Outstandings do not exceed the then applicable Commitment and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $40,000,000. Each Letter of Credit shall be issued only in Dollars and shall be in a form reasonably acceptable to the Issuing Lender. Unless all the Lenders otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit shall not exceed one (1) year or extend beyond the Maturity Date.

(b)	Each Request for Letter of Credit shall be
submitted to the Issuing Lender, with a copy to the Administrative Agent, at least five (5) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Lender whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders, of the amount and terms thereof.

(c)	Upon the issuance of a Letter of Credit, each
Lender shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Lender in an amount equal to that Lender's Pro Rata Share. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed by Borrower for any payment required to be made by the Issuing Lender under any Letter of Credit, each Lender shall, pro rata according to its Pro Rata Share, reimburse the Issuing Lender through the Administrative Agent promptly upon demand for the amount of such payment. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.
Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit together with interest as hereinafter provided.

(d)	Borrower agrees to pay to the Issuing Lender
through the Administrative Agent an amount equal to any payment made by the Issuing Lender with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing
Lender therefor, together with interest on such amount from the date of any payment made by the Issuing Lender at the rate applicable to Alternate Base Rate Loans for three Business Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Lender for the payment made by it under the Letter of Credit and, to the extent that the Lenders have not reimbursed the Issuing Lender pursuant to Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Lender. Each Lender that has reimbursed the Issuing Lender pursuant to Section 2.4(c) for its Pro Rata Share of any payment made by the Issuing Lender under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Lender against Borrower for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender reimbursed the Issuing Lender) with respect to such claim.

(e)	Borrower may, pursuant to a Request for Loan,
request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.4(d) and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

(f)	If Borrower fails to make the payment required
by Section 2.4(d) within the time period therein set forth, in lieu of the reimbursement to the Issuing Lender under Section 2.4(c) the Issuing Lender may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Lenders under the Commitment in an aggregate amount equal to the amount paid by the Issuing Lender with respect to that Letter of Credit and, for this purpose, the condi-tions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Lender to reimburse it for the payment made by it under the Letter of Credit.

(g)	The issuance of any supplement, modification,
amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, except that the Issuing Lender's issuance fees shall be payable as set forth in the letter agreement referred to in Section 3.5.

(h)	The obligation of Borrower to pay to the Issuing
Lender the amount of any payment made by the Issuing Lender under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Lender of its obligations to Borrower under Uniform Commercial Code
Section 5109. Without limiting the foregoing, Borrower's obligations shall not be affected by any of the following circumstances:

	(i)  	any lack of validity or
enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

	(ii)  	any amendment or waiver of or
any consent to departure from the Letter of Credit, this Agree-ment, or any other agreement or instrument relating thereto, with the consent of Borrower;

	(iii)  	the existence of any claim, setoff,
defense, or other rights which Borrower may have at any time against the Issuing Lender, the Administrative Agent or any Lender, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

	(iv)  	any demand, statement, or any
other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

	(v)  	payment by the Issuing Lender in
good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

	(vi)  	the existence, character, quality,
quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

	(vii)  	the time, place, manner, order or
contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

	(viii)  	the solvency or financial
responsibility of any party issuing any documents in connection with a Letter of Credit;

	(ix)  	any failure or delay in notice of
shipments or arrival of any Property;

	(x)  	any error in the transmission of
any message relating to a Letter of Credit not caused by the Issuing Lender, or any delay or interruption in any such message;

	(xi)  	any error, neglect or default of
any correspondent of the Issuing Lender in connection with a Letter of Credit;

	(xii)  	any consequence arising from acts
of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Lender;

	(xiii)  	so long as the Issuing Lender in
good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Lender in connection with a Letter of Credit; and

	(xiv)  	where the Issuing Lender has
acted in good faith and observed general banking usage, any other circumstances whatsoever.

(i)	The Issuing Lender shall be entitled to the pro-
tection accorded to the Administrative Agent pursuant to
Section 10.6, mutatis mutandis.

(j)	The Uniform Customs and Practice for
Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

2.5 Voluntary Reduction of Commitment. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least three (3) Banking Days' prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment, provided that any termination of the Commitment must be concurrent with the prepayment in full of the TEGP Loan Outstandings. The Administrative
Agent shall promptly notify the Lenders of any reduction or termination of the Commitment under this Section. Any voluntary reduction of the Commitment under this Section shall be applied to reduce the Reduction
Amount for the next following Reduction Date (to the extent of such reduction) and thereafter to subsequent Reduction Dates (to the extent not previously applied) in the order of their occurrence.

2.6 Automatic Reduction of Commitment. Subject to the last sentence of Section 2.5, on each Reduction Date, the Commitment shall automatically be reduced by the Reduction Amount.

2.7 Optional Termination of Commitment. Following the occurrence of a Change in Control, the Requisite Lenders may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of (i) receipt of Borrower's written notice to the Administrative Agent of such occurrence or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated effective on the date which is thirty (30) days subsequent to written notice from the Administrative Agent to Borrower thereof.

2.8	Increase of Commitment.  Borrower may, by written
notice to the Administrative Agent and the Lenders, increase the Commitment up to $300,000,000; provided that (a) the Commitment has not theretofore been voluntarily reduced pursuant to Section 2.5, (b) the effective date of such increase is not later than April 30, 1999, (c) the obligation to fund the increase in the Commitment amount is assumed in writing by a Lender or Lenders then party to this Agreement or by a Person or Persons that is an Eligible Assignee, in each case acceptable to Borrower and, in the latter case, reasonably acceptable to the Administrative Agent,
(d) each such Person concurrently purchases a pro rata share of the TEGP
Loan Outstandings from the lenders party to the TEGP Loan Agreement
(and each Lender, in its capacity as such a lender, hereby agrees to sell such a share at par value to such Person) that is equivalent to the increased
Pro Rata Share of such Person, (e) the Eligible Assignee executes and delivers an agreement of joinder to this Agreement and to the TEGP Loan Agreement in form and substance satisfactory to Borrower, TEGP and the Administrative Agent, (f) the amount of such increase, when aggregated with any increase theretofore or concurrently made in the amount of the Term Loan pursuant to Section 2.6 of the Term Loan Agreement, does not exceed $50,000,000 and (g) no such increase shall increase the aggregate of the amount of the Commitment and the amount of the TEGP Loan
Outstandings held by any other Lender absent the express written consent of that Lender. Giving effect to such increase in the Commitment and purchase of TEGP Loan Outstandings, adjustments shall be made to the Pro
Rata Shares of the Lenders and the pro rata shares of TEGP Loan
Outstandings such that the Pro Rata Shares of each Lender shall be identical to its pro rata share of the TEGP Loan Outstandings. The Administrative
Agent shall promptly thereafter prepare and circulate to Borrower and the Lenders a revised Schedule 1.1 reflecting such increased Commitment, the revised Pro Rata Shares of the Lenders and the revised pro rata shares of the TEGP Loan Outstandings.

2.9 Administrative Agent's Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by any Lender no later than 10:00 a.m. on the Banking Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reli-ance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative
Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.10 Swing Line. (a) The Swing Line Lender shall from time to time from the Closing Date through the day prior to the Maturity
Date make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (a) after giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $10,000,000, (b) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default and (c) the Swing Line Lender has not given at least twenty-four (24) hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Administrative Agent not later than 1:00 p.m., California time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability for Loans will exist under Section 2.1 (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The
Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

(b)	Swing Line Loans shall bear interest at a fluctuating
rate per annum equal to the Alternate Base Rate plus (if applicable) an interest rate equal to the excess of the Applicable Alternate Base Rate Margin over the Applicable Commitment Fee Rate or minus (if applicable) an interest rate equal to the excess of the Applicable Commitment Fee Rate over the Applicable Alternate Base Rate Margin. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

(c)	The Swing Line Loans shall be payable on demand
made by the Swing Line Lender and in any event on the Maturity Date.

(d)	Upon the making of a Swing Line Loan, each Lender
shall be deemed to have purchased from the Swing Line Lender a partici-pation therein in an amount equal to that Lender's Pro Rata Share of the Commitment times the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender, each Lender shall, according to its Pro
Rata Share of the Commitment, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $10,000,000 and (ii) any Swing
Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default. Each Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing
Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

(e)	In the event that the Swing Line Outstandings are in
excess of $5,000,000 on three (3) consecutive Banking Days, then on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings below $5,000,000), Borrower shall request a Loan pursuant to Section 2.1 sufficient to reduce the Swing Line Outstandings below $5,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender (unless Borrower has made other arrangements acceptable to the Swing Line Lender to reduce the Swing Line Outstandings to $0), Borrower shall request a Loan pursuant to Section 2.1 sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.1(d)
shall not apply).   In each case, the Administrative Agent shall
automatically provide the responsive Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Advances to be made by the Lenders under the Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in
Article 8 shall not apply to Advances to be made by the Lenders pursuant to the three preceding sentences. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

2.11  Extension of Initial Reduction Date and Maturity Date.
During the period commencing on April 1, 1999 and ending on May 31, 1999, Borrower may by written request delivered to the Administrative
Agent (with sufficient copies thereof for the Lenders) request that the Initial Reduction Date and the Maturity Date each be extended for one (1) year.
Such request shall be accompanied either by a written statement of a Senior Officer of Borrower confirming the reasonableness of the budget and projections most recently provided to the Lenders pursuant to
Section 7.1.(e) or by a revised budget and projection as required by such Section. A request for extension under this Section 2.11 will not be considered by the Lenders unless there is a concurrent request by TEGP for a similar extension of the maturity date under the TEGP Loan Agreement.

The Administrative Agent shall promptly forward the request for extension, and any accompanying materials, to the Lenders. Each
Lender, in its sole and absolute discretion, shall determine whether to grant the request for extension. Borrower at its option may offer to pay an extension fee to each Lender which consents to such extension, but if such a fee is offered, it shall be a fee offered ratably to each consenting Lender in accordance with that Lender's Pro Rata Share. The Lenders agree to use their best efforts to respond to the request for extension within thirty (30) Banking Days after receipt of the request for extension; failure to respond shall in no event be deemed to be a consent to the extension.

If all of the Lenders notify the Administrative Agent in writing that they consent to the requested extension, the Initial Reduction Date and the Maturity Date shall (subject to payment of any agreed-upon extension fee) automatically be extended for one (1) year. The
Administrative Agent shall notify Borrower and the Lenders in writing of such an extension.

If Lenders holding at least 75% of the Commitment consent to the request for extension, but one or more Lenders (each a "Non-
Consenting Lender") notify the Administrative Agent that it will not consent to the request for extension (or fail to notify the Administrative Agent in writing of its consent to the extension), Borrower may cause such Non-Consenting Lender to be removed as a Lender under this Agreement pursuant to Section 11.24. If such removal is accomplished by assignment to an Eligible Assignee and such Eligible Assignee notifies the Administrative Agent in writing that it consents to the request for extension, then the request or extension shall be granted with the effect as set forth above. If such removal is accomplished by a voluntary reduction of the Commitment, then the Administrative Agent shall notify all of the Lenders in writing thereof and each Lender shall have the right to notify the Administrative Agent within ten (10) Banking Days after receipt of such notice that such Lender elects to be treated as a Non-Consenting Lender, in which case it shall be so treated as aforesaid.

If a request for extension is made during the April 1, 1999 through May 31, 1999 period as aforesaid and the requested extension is granted by the Lenders, Borrower shall have the right to request a further one (1) year extension of the Initial Reduction Date and Maturity Date during the period from April 1, 2000 through May 31, 2000. All of the procedures and conditions applicable to the earlier request for extension shall apply to any such request for extension.

2.12 Collateral and Guaranty. The Obligations shall be secured by the Collateral pursuant to the Collateral Documents and be guaranteed by the Significant Subsidiaries pursuant to the Subsidiary Guaranty.

2.13  Senior Indebtedness.  The Obligations shall be "Senior
Indebtedness" with respect to all Subordinated Obligations.

	Article 3
	PAYMENTS AND FEES


3.1  Principal and Interest.

(a)	Interest shall be payable on the outstanding
daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

(b)	Interest accrued on each Alternate Base Rate
Loan on each Quarterly Payment Date, shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

(c)	Interest accrued on each Eurodollar Rate Loan
which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Lenders have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Section 3.9, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Eurodollar Rate Margin.

(d)	If not sooner paid, the principal Indebtedness
evidenced by the Notes shall be payable as follows:

(i) the amount, if any, by which the sum of (A) the principal outstanding Indebtedness evidenced by the Notes, plus (B) the Aggregate Effective Amount of all outstanding Letters of Credit, plus (C) the Swing Line Outstandings at any time exceeds the then applicable Commitment, shall be pay-able immediately; and

(ii) the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

(e)	The Notes may, at any time and from time to
time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section (i) any partial prepayment of a Eurodollar Rate Loan shall be not less than $5,000,000 and any partial prepayment of an Alternate Base Rate Loan shall not be less than $1,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. California time on the date of prepayment (which must be a Banking Day) in the case of an Alternate Base Rate Loan, and, in the case of a Eurodollar Rate
Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and
(iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.8(e).

3.2 Arrangement Fee. On the Closing Date, Borrower shall pay to the Arranger an arrangement fee in the amount heretofore agreed upon by letter agreement dated February 10, 1998 between Borrower and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee paid to the Arranger is solely for its own account and is nonrefundable.

3.3 Upfront Fees. On the Closing Date, Borrower shall further pay to the Administrative Agent, for the respective accounts of the Lenders (other than the Administrative Agent) pro rata according to their Pro Rata Share of the Commitment, an upfront fee in an amount set forth in a letter from the Arranger to each Lender and acknowledged by that Lender and by Borrower as the applicable upfront fee for such Lender. Such upfront fees are for the credit facilities committed by each Lender under this Agreement and are fully earned when paid. The upfront fees paid to each Lender are solely for its own account and are nonrefundable.

3.4 Commitment Fees. From the Closing Date, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Share of the Commitment, a commitment fee equal to the Applicable Commitment Fee Rate per annum times the average daily amount by which the Commitment exceeds the sum of (a) the aggregate principal Indebtedness evidenced by the Notes (but not the Swing Line Outstandings) plus (b) the Aggregate Effective Amount of all outstanding Letters of Credit. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date.

3.5 Letter of Credit Fees. Concurrently with the issuance of each Letter of Credit, Borrower shall pay a letter of credit issuance fee to the Issuing Lender, for the sole account of the Issuing Lender, in an amount set forth in a letter agreement between Borrower and the Issuing Lender.
The letter of credit issuance fee is nonrefundable. On each Quarterly Payment Date and on the Maturity Date, Borrower shall also pay to the Administrative Agent in arrears, for the ratable account of the Lenders in accordance with their Pro Rata Share of the Commitment, standby letter of credit fees in an amount equal to the Applicable Letter of Credit Fee times the average daily Aggregate Effective Amount since the later of the Closing Date or the previous Quarterly Payment Date.

3.6  Agency Fees.  Borrower shall pay to the Administrative
Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement dated February 10, 1998 between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

3.7 Increased Commitment Costs. If any Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Lender
(or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Lender. If Borrower becomes obligated to pay any amount under this Section to any Lender, that Lender will be subject to removal in accordance with Section 11.24; provided that Borrower shall have paid such amount to that Lender and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Lender in writing of its intent to so remove the Lender. Each Lender's determina-tion of such amounts shall be conclusive in the absence of manifest error.

3.8  Eurodollar Costs and Related Matters.

(a)	In the event that any Governmental Agency
imposes on any Lender any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, Borrower shall pay that Lender within five (5) Banking Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements. The Lender's determination of such amount shall be conclusive in the absence of manifest error.

(b)	If, after the date hereof, the existence or
occurrence of any Special Eurodollar Circumstance:

(1)	shall subject any Lender or its Eurodollar
Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) and (iii) any withholding taxes or other taxes based on gross income imposed by the United
States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws;

(2)	shall impose, modify or deem applicable any
reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

(3)	shall impose on any Lender or its Eurodollar
Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate
Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending
Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make
Eurodollar Rate Advances (assuming such Lender's Eurodollar
Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five (5) Banking
Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such addi-tional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Lender claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

(c)	If, after the date hereof, the existence or
occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.8(e). Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any Euro-dollar Rate Loan, such Lender shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Lender whose obligation to make Eurodollar Rate
Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

(d)	If, with respect to any proposed Eurodollar Rate
Loan:

(1)	the Administrative Agent reasonably determines
that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Desig-nated Eurodollar Market for the applicable Eurodollar Period; or

(2)	the Requisite Lenders advise the Administrative
Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable Eurodollar Rate Advances;

then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative
Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future Eurodollar Rate Advances shall be suspended unless (but only if clause (2) above is the basis for such suspension) Borrower notifies the Agent in writing that it elects to pay the Enhanced Applicable Eurodollar Rate Margin with respect to all Eurodollar
Rate Loans made during such period. The Enhanced Applicable Eurodollar Rate Margin shall be the sum of (i) the Applicable Eurodollar Rate Margin plus (ii) such interest rate margin as the Requisite Lenders specify is necessary to adjust the Eurodollar Rate to a rate which represents the effective pricing to such Lenders for deposits of Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period and which adequately and fairly reflects the cost to such Lenders of making the applicable Eurodollar Rate Advances.

(e)	Upon payment or prepayment of any Eurodollar
Rate Advance (other than as the result of a conversion required under Section 3.8(c), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a Eurodollar
Rate Loan in any Request for Loan, Borrower shall pay to the appropriate Lender within ten (10) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:

(1)	the principal amount of the Eurodollar Rate
Advance prepaid or not borrowed, as the case may be, times [the number of days from and including the date of prepayment or failure to borrow, as applicable, to but excluding the last day in the applicable Eurodollar Period], divided by 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

(2)	all out-of-pocket expenses incurred by the
Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

(f)	Each Lender agrees to endeavor promptly to
notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section 3.8, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
Any request for compensation by a Lender under this Section 3.8 shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

(g)	If any Lender claims compensation or is
excused from making or continuing Eurodollar Rate Loans under this
Section:

	(i)  	Borrower may at any time, upon
at least four (4) Eurodollar Banking Days' prior notice to the Administrative Agent and such Lender and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by
Section 3.8(e), pay in full the affected Eurodollar Rate Advances of such Lender or request that such Eurodollar Rate Advances be converted to Alternate Base Rate Advances; and

	(ii)  	In the case where Borrower
becomes obligated to pay any amount under this Section 3.8 to any Lender, or a Lender is excused from making or continuing Eurodollar Rate Loans, that Lender will be subject to removal in accordance with Section 11.24; provided that Borrower shall have paid such amount to that Lender and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Lender in writing of its intent to so remove the Lender.

3.9 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Alternate Base Rate plus the Applicable Alternate Base Rate Margin plus 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limi-tation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

3.10 Computation of Interest and Fees. Computation of interest on Alternate Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

3.11 Non-Banking Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

3.12  Manner and Treatment of Payments.

(a)	Each payment hereunder (except payments
pursuant to Sections 2.9, 3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. (other than payments with respect to Swing Line Loans, which must be received by 3:00 p.m.), California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Lender on that Banking Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

(b)	Each payment or prepayment on account of any
Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

(c)	Each Lender shall use its best efforts to keep a
record of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, no Lender shall be liable to any Party for any failure to keep such a record.

(d)	Each payment of any amount payable by
Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it, by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower. If Borrower becomes obligated to pay any amount under this Section to any Lender, that Lender will be subject to removal in accordance with Section 11.24; provided that Borrower shall have paid such amount to that Lender and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Lender in writing of its intent to so remove the Lender.

3.13 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

3.14 Failure to Charge Not Subsequent Waiver. Any deci-sion by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest arising under Sec-tion 3.9), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

3.15 Administrative Agent's Right to Assume Payments Will be Made by Borrower. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

3.16 Fee Determination Detail. The Administrative Agent, and any Lender, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

3.17  Survivability.  All of Borrower's obligations under
Sections 3.7 and 3.8 shall survive for ninety (90) days following the date on which the Commitment is terminated, all Loans hereunder are fully paid and all Letters of Credit have expired.

	Article 4
	REPRESENTATIONS AND WARRANTIES


Borrower represents and warrants to the Lenders, as of the date hereof and as of the Closing Date, that:

4.1  Existence and Qualification; Power; Compliance With
Laws. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Delaware and is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

4.2  Authority; Compliance With Other Agreements and
Instruments and Government Regulations. The execution, delivery and performance by Borrower and each Significant Subsidiary of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

(a)	Require any consent or approval not heretofore
obtained of any partner, director, stockholder, security holder or creditor of such Party;

(b)	Violate or conflict with any provision of such
Party's charter, articles of incorporation or bylaws, as applicable;

(c)	Result in or require the creation or imposition of
any Lien upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

(d)	Violate any Requirement of Law applicable to
such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3; or

(e)	Result in a breach of or constitute a default
under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other
Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

and neither Borrower nor any Significant Subsidiary is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and the Significant Subsidiaries of the Loan Documents to which it is a Party. All authorizations from, or filings with, any Governmental Agency described in Schedule 4.3 will be accomplished as of the Closing Date or such other date as is specified in Schedule 4.3.

4.4  Subsidiaries.

(a)	Schedule 4.4 hereto correctly sets forth the
names, form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower and specifies which thereof, as of the Closing Date, are Restricted Subsidiaries, Significant Subsidiaries and Unrestricted New Venture Entities.
Except as described in Schedule 4.4 or Schedule 6.17, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in Schedule 4.4, all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Restricted Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens, except for Permitted Encumbrances.

(b)	Each Significant Subsidiary is a corporation
duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

(c)	Each Restricted Subsidiary is in compliance
with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

4.5 Financial Statements. Borrower has furnished to the Lenders the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ended January 1, 1998. Such financial statements fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries as of such date and for such period in conformity with Generally Accepted Accounting Principles, consistently applied.

4.6  No Other Liabilities; No Material Adverse Changes.
Borrower and the Restricted Subsidiaries do not have any material liability or material contingent liability required under Generally Accepted
Accounting Principles to be reflected or disclosed and not reflected or disclosed in the balance sheet included in the financial statements described in Section 4.5, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since January 1, 1998. As of any date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

4.7  Title to Property.  Borrower and the Restricted
Subsidiaries have valid title to the Property (other than assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 4.5(c), other than items of Property or exceptions to title which are in each case immaterial to Borrower and the Restricted Subsidiaries, taken as a whole, and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens, other than Liens described in Schedule 4.7 or permitted by Section 6.8.

4.8  Intangible Assets.  Borrower and the Restricted
Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.8 sets forth all trademarks, trade names and trade styles used by Borrower or any of its Subsidiaries at any time within the five (5) year period ending on the Closing Date.

4.9 Public Utility Holding Company Act. Neither Borrower nor any Restricted Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of the Restricted Subsidiaries of less than $1,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of the Restricted Subsidiaries and (d) matters set forth in Schedule 4.10, there are as of the Closing Date no actions, suits, proceedings or investigations pending as to which Borrower or any of the Restricted Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of the Restricted Subsidiaries or any Property of any of them before any Governmental Agency.

4.11 Binding Obligations. Each of the Loan Documents to which Borrower or the Significant Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.

4.13  ERISA.

(a)	With respect to each Pension Plan:

	(i)  	such Pension Plan complies in all
material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

	(ii)  	 such Pension Plan has not
incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

	(iii)  	no "reportable event" (as defined
in Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

	(iv)  	Neither Borrower nor any of its
Subsidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse
Effect.

(b)	Neither Borrower nor any of the Restricted
Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

4.14 Regulations T, U and X; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U and X. Neither Borrower nor any of the Restricted Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

4.15  Disclosure.  No written statement made by a Senior
Officer to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

4.16 Tax Liability. Borrower and the Restricted Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of the Restricted Subsidiaries, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves (to the extent required by Generally Accepted Accounting Principles) have been estab-lished and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

4.17 Projections. As of the Closing Date, to the best knowl-edge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section 4.17 shall be construed as a representation or cove-nant that the Projections in fact will be achieved.

4.18  Hazardous Materials.  Except as described in
Schedule 4.18, (a) neither Borrower nor any of the Restricted Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of the Restricted Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of the Restricted Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of the Restricted Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

4.19 Developed Properties. As of the Closing Date, the facilities described on Schedule 4.19 comprise all of the Developed Property owned by Borrower and the Restricted Subsidiaries.

4.20  Gaming Laws.  Borrower and the Restricted
Subsidiaries are in compliance with all applicable Gaming Laws in all respects which are material to the operations, businesses and prospects of Borrower and the Restricted Subsidiaries, taken as a whole.

4.21 Security Interests. The Security Agreement creates a valid first priority security interest in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, purchase money liens permitted under Section 6.8(h) and matters disclosed in Schedule 4.7 and to such qualifications and exceptions as are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Division 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interests so created, other than filing of the UCC-1 financing statements delivered to the Collateral Agent pursuant to
Section 8.1 with the appropriate Governmental Agency have been taken and completed. The Trademark Collateral Assignment creates a valid first priority collateral assignment of the Collateral described therein securing the Obligations and all action necessary to perfect the collateral assignment so created, other than the filing thereof with the United States Patent and Trademark Office, will have been taken and completed. The Pledge
Agreement (Nevada Gaming) creates a valid first priority security interest in the Pledged Collateral (Nevada Gaming) and upon delivery of the Pledged Collateral (Nevada Gaming) to the Collateral Agent (or its designee) in the State of Nevada all action necessary to perfect the security interest so created has been taken and completed. The Pledge Agreement (General) creates a valid first priority security interest in the Pledged Collateral (General) and upon delivery of the Pledged Collateral (General) to the Collateral Agent (or its designee) all action necessary to perfect the security interest so created has been taken and completed. Each Deed of Trust creates a valid Lien in the Collateral described therein securing the Obligations, other than those arising under Sections 4.18, 5.12 and 11.22, (subject only to Permitted Encumbrances and matters described in Schedule 4.7), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the appropriate Governmental
Agencies, have been taken and completed.

	Article 5
	AFFIRMATIVE COVENANTS
	(OTHER THAN INFORMATION AND
	REPORTING REQUIREMENTS)


So long as any Advance remains unpaid or any portion of the Commitment remains in force, Borrower shall, and shall cause each of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and the Restricted Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves (to the extent required by Generally Accepted Accounting
Principles) for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business except (a) where the failure to so preserve and maintain the existence of any Restricted Subsidiary and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect and (b) that a merger permitted by Section 6.3 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrower and the Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

5.4 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and the Restricted Subsidiaries operate and, in any event, such insurance as may be required under the Deeds of Trust.

5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and the Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to dis-cuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

5.7 Keeping of Records and Books of Account. Keep ade-quate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of the Restricted Subsidiaries.

5.8 Compliance With Agreements. Promptly and fully com-ply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

5.9 Use of Proceeds. Use the proceeds of Loans for working capital, permitted Capital Expenditures, permitted Acquisition Expenditures and other general corporate purposes of Borrower and the Restricted Subsidiaries.

5.10 Future Collateral. Upon the acquisition by Borrower or any Significant Subsidiary of (a) any capital stock of a new Subsidiary, deliver the certificates evidencing such capital stock in pledge to the Collateral Agent pursuant to the Pledge Agreement (Nevada Gaming) or
Pledge Agreement (General), as the case may be, (b) upon consummation of the Jaffe Transaction, deliver certificates evidencing 100% of the shares of capital stock of ANI and the remaining 51% of the shares of capital stock of HRN to the Collateral Agent in pledge pursuant to the Pledge Agreement (Nevada Gaming), subject to prior approvals required under applicable
Gaming Laws, and the Pledge Agreement (General), as applicable and
(c) any fee simple interest in real Property or any vessel, vehicle or other Property which is not subject to the Lien of the Collateral Documents, execute and deliver to the Collateral Agent such Collateral Documents as are appropriate therefor as requested by the Collateral Agent to create a Lien thereon securing the Obligations and the Obligations under the Term Loan Agreement subject in priority only to Permitted Encumbrances, purchase money liens, if any, permitted under Section 6.8(h) and Liens existing thereon prior to such acquisition (and not done in contemplation thereof); provided, however, that such Collateral Documents shall not be required if Borrower delivers to the Administrative Agent promptly following any such acquisition an Officers' Certificate stating that the aggregate fair market value of such Property plus the aggregate fair market value of all other Property (except (a) any gaming license issued under any Gaming Law, (b) the assets and capital stock of ANI, (c) the assets and 51% of the capital stock of HRN and (d) the gaming equipment and capital stock of AMGC) owned by Borrower and the Restricted Subsidiaries that is not subject to the Lien of the Collateral Documents is less than $20,000,000.

5.11  New Significant Subsidiaries.  Cause each of its
Restricted Subsidiaries which hereafter becomes a Significant Subsidiary to execute and deliver to the Administrative Agent an instrument of joinder of the Subsidiary Guaranty, Security Agreement and the Trademark Collateral Assignment.

5.12  Hazardous Materials Laws.  Keep and maintain all Real
Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on any real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

5.13 Intercompany Notes. Execute a promissory note (in a form reasonably acceptable to the Administrative Agent) evidencing any Indebtedness of Borrower or a Restricted Subsidiary to any Restricted Subsidiary which is in an amount of $5,000,000 or more, and cause each payee of such promissory note to deliver the same to the Collateral Agent, with an endorsement in blank, as Pledged Collateral (General).


	Article 6
	NEGATIVE COVENANTS


So long as any Advance remains unpaid or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents:

6.1  Payment of Subordinated Obligations.  Pay any
(a) scheduled interest on any Subordinated Obligation unless the payment thereof is then permitted pursuant to the terms of the indenture or other agreement governing such Subordinated Obligation or (b) principal
(including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation except:

(i) to the extent that the source of such payment consists of proceeds from the issuance by Borrower of
(A) Common Stock or other equity securities (except
Disqualified Stock) of Borrower or (B) New
Subordinated Debt; and

(ii) for payments that do not exceed either
(A) $75,000,000 or (B) when aggregated with all other
Basket Expenditures made since the Closing Date,
$300,000,000; provided that no Default or Event of Default then exists or results therefrom;

provided, however, that this Section shall not apply to prohibit any payment consisting of the repurchase or redemption of Subordinated Obligations to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which will not be cured by such payment,
(ii) the purchase or redemption price paid is not in excess of the amount specified in Section 907 of the Existing 13 3/4% Subordinated Debt
Indenture and (iii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

6.2  Disposition of Property.  Make any Disposition of its
Property, whether now owned or hereafter acquired, if, giving effect thereto, the aggregate book value or fair market value (whichever is greater) of all Dispositions made since the Closing Date would exceed $60,000,000.

6.3 Mergers. Merge or consolidate with or into any Person, except:

(a)	mergers and consolidations of a Subsidiary of
Borrower into Borrower or a Restricted Subsidiary (with any of Borrower or the Restricted Subsidiary as the surviving entity) or of Borrower or Restricted Subsidiaries of Borrower with each other, provided that Borrower and each of such Subsidiaries have executed such amendments to the Loan Documents as the Administrative
Agent may reasonably determine are appropriate as a result of such merger; and

(b)	a merger or consolidation of Borrower or any
Restricted Subsidiary with any other Person, provided that (i) either
(A) Borrower or the Restricted Subsidiary is the surviving entity, or
(B) the surviving entity is a corporation organized under the Laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consolidation, expressly assumes, by an appropriate instrument, the Obligations of Borrower or the Restricted Subsidiary, as the case may be, (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom, and (iii) as a result thereof, no Change in Control has occurred.

6.4 Hostile Acquisitions. Directly or indirectly use the proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

6.5 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except
(a) Distributions by Borrower or any Restricted Subsidiary to Borrower or any Restricted Subsidiary, (b) scheduled and required Distributions with respect to the Series B ESOP Convertible Preferred Stock of Borrower if no Default or Event of Default exists or would result therefrom, and (c) divi-dends payable solely in Common Stock or rights to purchase Common
Stock; provided, however, that this Section shall not apply to prohibit a Distribution consisting of the repurchase or redemption of capital stock of Borrower to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which will not be cured by such Distribution, (ii) the purchase or redemption price paid is not in excess of the amount specified in article 12 of Borrower's articles of incorporation and (iii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

6.6  ERISA.  (a) At any time, permit any Pension Plan to:
(i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

6.7 Change in Nature of Business. Make any material change in the nature of the business of Borrower and the Restricted Sub-sidiaries, taken as a whole; provided that the acquisition of an ownership interest in one or more New Ventures shall not be construed to violate this covenant.

6.8 Liens and Negative Pledges. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any Sale and Leaseback Transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

(a)	Permitted Encumbrances;

(b)	Liens and Negative Pledges under the Loan
Documents;

(c)	Liens and Negative Pledges existing on the
Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or amendments thereof; provided that the obligations secured or benefited thereby are not increased;

(d)	any Lien or Negative Pledge on shares of any
equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any of Borrower or any Restricted Subsidiary that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law of the State of Nevada; provided that this clause (d) shall apply only so long as the Gaming Laws of the State of Nevada provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (d) shall be of no further effect; and provided further that if at any time Borrower creates or suffers to exist a Lien or Negative
Pledge covering such securities in favor of the holder of any other Indebtedness, it will (subject to any approval required under the Gaming Laws of the State of Nevada) concurrently grant a pari-passu Lien or Negative Pledge likewise covering such securities in favor of the Administrative Agent for the benefit of the Lenders;

(e)	Liens on Property acquired by Borrower or any
of the Restricted Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

(f)	Liens securing Indebtedness permitted by
Section 6.9(e) on and limited to the capital assets (and accessions thereto and proceeds thereof) acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness; and

(g)	any Lien or Negative Pledge created by an
agreement or instrument entered into by Borrower or a Restricted
Subsidiary in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

provided, that this Section shall not apply to prohibit the creation of a Negative Pledge requested by a Gaming Board in favor of the Gaming
Board or a Person designated by the Gaming Board to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which will not be cured by creation of the Negative Pledge and
(ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten (10) Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

6.9 Indebtedness and Guaranty Obligations. Create, incur or assume any Indebtedness or Guaranty Obligation except:

(a)	Indebtedness and Guaranty Obligations existing
on the Closing Date and disclosed in Schedule 6.9, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

(b)	Indebtedness and Guaranty Obligations under
the Loan Documents;

(c)	Indebtedness and Guaranty Obligations owed to
Borrower or any Restricted Subsidiary;

(d)	Indebtedness under the TEGP Loan Agreement
and Guaranty Obligations in support thereof;

(e)	Indebtedness consisting of Capital Lease
Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, provided that the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $20,000,000;

(f)	Indebtedness consisting of one or more Swap
Agreements; provided, that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements shall not exceed $180,000,000;

(g)	New Subordinated Debt;

(h)	Guaranty Obligations in support of the
obligations of a Restricted Subsidiary; and

(i)	Guaranty Obligations (including Completion
Guaranties) in support of the obligations of Persons other than a Restricted Subsidiary provided that the obligations under such Guaranty Obligations are subordinated in right of payment to the Obligations pursuant to subordination provisions acceptable to the Administrative Agent.

6.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Borrower and expressly authorized by a resolution of the board of directors of Borrower which is approved by a majority of the directors not having an interest in the transaction,
(c) transactions between or among Borrower and the Restricted
Subsidiaries, and (d) transactions on overall terms at least as favorable to Borrower or the Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

6.11  Senior Leverage Ratio.  Permit the Senior Leverage
Ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, to be greater than the ratio set forth below opposite the period during which such Fiscal Quarter ends:

Period  	          			Ratio

Closing Date through
  March 31, 1999			3.50 to 1.00

June 30, 1999 and
  thereafter				3.00 to 1.00

6.12 Total Leverage Ratio. Permit the Total Leverage Ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, to be greater than the ratio set forth below opposite the period during which such Fiscal Quarter ends:

Period          				   Ratio

Closing Date through
  March 31, 1999				5.25 to 1.00

June 30, 1999 through
  March 31, 2000				5.00 to 1.00


June 30, 2000 through
  March 31, 2001				4.75 to 1.00

June 30, 2001 through
  March 31, 2002				4.25 to 1.00

June 30, 2002 and thereafter      		4.00 to 1.00

6.13  Interest Coverage Ratio.  Permit the Interest Coverage
Ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than the ratio set forth below opposite the period during which such Fiscal Quarter ends:

Period	            			Ratio

Closing Date through
  December 31, 1998			1.50 to 1.00

March 31, 1999 through
  December 31, 1999			1.60 to 1.00

March 31, 2000 and thereafter		1.70 to 1.00

6.14	Minimum Adjusted EBITDA.  Permit, as of the last
day of any Fiscal Quarter ending after the Closing Date, Adjusted EBITDA to be less than $120,000,000 for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters.

6.15 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure except:

(a)	Maintenance Capital Expenditures in any Fiscal
Year not in excess of the sum of (i) $40,000,000 plus (ii) the amount, if any, by which $40,000,000 exceeds Maintenance Capital
Expenditures made by Borrower and the Restricted Subsidiaries in the immediately preceding Fiscal Year;

(b)	Capital Expenditures to the extent financed by
Indebtedness permitted under Section 6.9(e);

(c)	a Capital Expenditure to effect the Jaffe
Transaction that does not exceed either (i) $125,000,000 (excluding in any event from this calculation any assumption by Borrower or a Restricted Subsidiary of any Indebtedness of TEGP resulting from the Jaffe Transaction) or (ii) when aggregated with all other Basket Expenditures made since the Closing Date, $300,000,000;

(d)	if the Jaffe Transaction is consummated, Capital
Expenditures (other than those described in clauses (a) and (b) above) that, giving effect thereto, do not exceed either (i) when aggregated with all other Capital Expenditures (other than those described in clauses (a) and (b) above) and Acquisition Expenditures made since the Closing Date, $250,000,000 or (ii) when aggregated with all other Basket Expenditures made since the Closing Date, $300,000,000; and

(e)	if the Jaffe Transaction is not consummated,
Capital Expenditures (other than those described in clauses (a) and (b) above) that, giving effect thereto, do not exceed either (i) when aggregated with all other Capital Expenditures (other than those described in clauses (a) and (b) above) and Acquisition Expenditures made since the Closing Date, $150,000,000 or (ii) when aggregated with all other Basket Expenditures made since the Closing Date, $300,000,000.

6.16 Investments and Acquisitions. Make or suffer to exist any Investment or Acquisition, other than:

(a)	Investments in existence on the Closing Date
and disclosed on Schedule 6.16;

(b)	Investments consisting of Cash and Cash
Equivalents;

(c)	Investments consisting of advances to officers,
directors and employees of Borrower and the Restricted Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(d)	Investments of Borrower in any Restricted
Subsidiary and Investments of any Restricted Subsidiary in Borrower or another Restricted Subsidiary;

(e)	Investments consisting of or evidencing the
extension of credit to customers or suppliers of Borrower and the Restricted Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

(f)	Investments received in connection with the
settlement of a bona fide dispute with another Person;

(g)	Investments representing all or a portion of the
sales price of Property sold or services provided to another Person;

(h)	Investments resulting from the acquisition by
Borrower or any of the Restricted Subsidiaries of all or a portion of another Person's ownership interest in a New Venture Entity pursuant to an obligation or right of such Person to sell, or an obligation or right of Borrower or any of its Restricted Subsidiaries to purchase, such ownership interest, which obligation or right was created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity;

(i)	Investments consisting of Guaranty Obligations
permitted by Section 6.9.

(j)	Investments required to be made pursuant to the
New Jersey Community Redevelopment Act;

(k)	Investments by Borrower in TEGP required by
TEGP's Partnership Agreement or by the lease between TEGP and HRN covering the real property and related personal property known as the Tropicana Resort and Casino, in either case as in effect on the date hereof;

(l)	an Acquisition to effect the Jaffe Transaction
for which the Acquisition Expenditures do not exceed either
(i) $125,000,000 (excluding in any event from this calculation any assumption by Borrower or a Restricted Subsidiary of any Indebtedness of TEGP resulting from the Jaffe Transaction) or
(ii) when aggregated with all other Basket Expenditures made since the Closing Date, $300,000,000;

(m)	Acquisitions not described above for which the
Acquisition Expenditures do not exceed either (i) when aggregated with all other Acquisition Expenditures made since the Closing Date, $50,000,000 or (ii) when aggregated with all other Basket
Expenditures made since the Closing Date, $300,000,000; and

(n)	Investments consisting of 100 shares or less of
publicly traded equity securities of Persons engaged in any business in which Borrower is engaged, which Investments do not exceed
$100,000 at any time.

6.17 Subsidiary Indebtedness. Permit (whether or not otherwise permitted under Section 6.9) any Significant Subsidiary to create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligation, except (a) Indebtedness and Guaranty Obligations in existence on the Closing Date, (b) the Subsidiary Guaranty, (c) Indebtedness owed to
Borrower or another Restricted Subsidiary, (d) Capital Lease and purchase money obligations of a Restricted Subsidiary in respect of Property used by that Subsidiary, (e) Indebtedness permitted under Section 6.9(d) and
(f) other Indebtedness incurred in the ordinary course of business not in excess, with respect to any Significant Subsidiary, of $500,000.

6.18  Significant Subsidiaries.  Permit any Restricted
Subsidiary that is, as of the Closing Date, a Significant Subsidiary to cease being a Restricted Subsidiary.

6.19 Amendments to Subordinated Obligations. Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that will or may adversely affect the interests of the Lenders.


	Article 7
	INFORMATION AND REPORTING REQUIREMENTS


7.1  Financial and Business Information.  So long as any
Advance remains unpaid or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Lenders) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

(a)	As soon as practicable, and in any event by the
fifteenth Banking Day (or the thirtieth Banking Day in the case of the last month in a Fiscal Year) following, the end of a month, an operating revenue report for such month for each of the Developed Properties, in a form reasonably acceptable to the Administrative Agent, together with a written narrative statement discussing any significant trends reflected therein signed by a Responsible Officer of Borrower;

(b)	As soon as practicable, and in any event within
60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and (ii) the consolidating (in accordance with past consolidating practices of Borrower) balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

(c)	As soon as practicable, and in any event within
45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a preliminary calculation of the Pricing Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Borrower and its Subsidiaries for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Pricing Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

(d)	As soon as practicable, and in any event within
105 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of Borrower) balance sheets and statements of operations, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite
Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Unless such independent public accountants do not, as a matter of firm policy, generally provide similar information at the request of their audit clients, such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default described in Sections 9.1(a), (b), (c) or (g) or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.11 through 6.14, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

(e)	As soon as practicable, and in any event within
60 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, including for the first such Fiscal Year, projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Borrower and its Subsidiaries, all in reasonable detail;

(f)	Promptly after request by the Administrative
Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

(g)	As soon as practicable, and in any event within
45 days (or, in the case of the fourth Fiscal Quarter in each Fiscal Year, 90 days) after the end of each Fiscal Quarter, a written report, in form and detail reasonably acceptable to the Administrative
Agent, with respect to the status of each project for which Capital Expenditures are permitted pursuant to Sections 6.15(d) or 6.15(e), as applicable;

(h)	Promptly after the same are available, copies of
each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 7.1;

(i)	Promptly after request by the Administrative
Agent, copies of the Nevada "Regulation 6.090 Report" and
"6-A Report" and the New Jersey "Annual Report", and copies of any written communication to Borrower or any of the Restricted
Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with any Gaming Law by Borrower or any of the Restricted Subsidiaries;

(j)	Promptly after request by the Administrative
Agent or any Lender, copies of any other report or other document that was filed by Borrower or any of the Restricted Subsidiaries with any Governmental Agency;

(k)	Promptly upon a Senior Officer becoming
aware, and in any event within ten (10) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of the Restricted Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

(l)	As soon as practicable, and in any event within
two (2) Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or any of its Restricted Subsidiaries are taking or propose to take with respect thereto;

(m)	Promptly upon a Senior Officer becoming
aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of the Restricted Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrower or any of the Restricted Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of the Restricted Subsidiaries under a contract that is not a credit agreement or mate-rial lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect,
(iv) any labor union has notified Borrower of its intent to strike Borrower or any of the Restricted Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower and the Restricted Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any of the Restricted Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or the Restricted Subsidiaries are taking or propose to take with respect thereto; and

(n)	Such other data and information as from time to
time may be reasonably requested by the Administrative Agent or the Requisite Lenders.

7.2 Compliance Certificates. So long as any Advance remains unpaid or any portion of the Commitment remains outstanding, Borrower shall, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(b) and 7.1(d), a Compliance Certificate signed by a Senior Officer.

	Article 8
	CONDITIONS


8.1 Initial Advances, Etc.. The obligation of each Lender to make the initial Advance to be made by it, or the obligation of the Issuing Lender to issue the initial Letter of Credit (as applicable), is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

(a)	The Administrative Agent shall have received
all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

(1)	the Global Assignment and Release executed by
all parties thereto;

(2)	at least one (1) executed counterpart of this
Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders and Borrower;

(3)	Notes executed by Borrower in favor of each
Lender, each in a principal amount equal to that Lender's Pro
Rata Share of the Commitment;

(4)	the Swing Line Documents;

(5)	the Confirmation of the Guaranty executed by
each Significant Subsidiary;

(6)	the Global Collateral Documents Amendment
executed by Borrower and each Significant Subsidiary (other than HRN);

(7)	such amendments to financing statements on
Form UCC-1 executed by Borrower and each Significant
Subsidiary (other than HRN) with respect to the Global
Collateral Documents Amendment as the Administrative
Agent may request;

(8)	the Ancillary Collateral Documents, executed
by such Parties as the Administrative Agent specifies;

(9)	the Intercreditor Agreement executed by the
Term Loan Agent;

(10)	with respect to Borrower and each Significant
Subsidiary, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of Borrower and each such Subsidiary, its qualification to engage in business in each material juris-diction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

(11)	the Opinions of Counsel;

(12)	assurances from the Title Company that it is
prepared to issue such endorsements to the existing ALTA lender's policies insuring the Lien of the Deeds of Trust as may be reasonably requested by the Administrative Agent, subject only to such exceptions as are reasonably acceptable to the Administrative Agent, and with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent;

(13)	such assurances as the Administrative Agent
deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan
Documents to the extent that such approval is required by applicable Gaming Laws;

(14)	written evidence that the Supplemental Loan
Agreement has been or will be concurrently terminated and all Liens securing such facility have been or will be concurrently released;

(15)	a Pricing Certificate as of the last day of the
most recently ended Fiscal Quarter;

(16)	a Certificate of a Senior Officer certifying that
incurrence by Borrower of the Obligations will not violate the Existing 11% Subordinated Debt Indenture or the Existing
13 3/4% Subordinated Debt Indenture;

(17)	a Certificate of a Responsible Official signed by
a Senior Officer of Borrower certifying that the conditions specified in Sections 8.1(h) and 8.1(i) have been satisfied; and

(18)	such other assurances, certificates, documents,
consents or opinions as the Administrative Agent reasonably may require.

(b)	The arrangement fee payable pursuant to
Section 3.2 shall have been paid.

(c)	The upfront fees payable pursuant to
Section 3.3 shall have been paid.

(d)	Any agency fees payable on the Closing Date
pursuant to Section 3.6 shall have been paid.

(e)	The reasonable costs and expenses of the
Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

(f)	The TEGP Loan Agreement shall be
concurrently assigned to the Lenders (in their capacity as Lenders under the TEGP Loan Agreement).

(g)	Borrower shall have delivered to the trustees
under the Existing Indentures a written statement designating the Obligations as "Designated Senior Indebtedness" under such
Indentures.

(h)	The representations and warranties of Borrower
contained in Article 4 shall be true and correct.

(i)	Borrower and any other Parties shall be in
compliance with all the terms and provisions of the Loan
Documents, and giving effect to the initial Advance (or initial Letter of Credit, as applicable) no Default or Event of Default shall have occurred and be continuing.

(j)	All legal matters relating to the Loan
Documents shall be satisfactory to Sheppard, Mullin, Richter &
Hampton LLP, special counsel to the Administrative Agent.

(k)	The Closing Date shall have occurred on or
before June 12, 1998.

8.2  Acquisition of Future Collateral.  The obligation of each
Lender to make any Advance to be used to acquire any asset which is required pursuant to Section 5.10 to be delivered as Collateral hereunder is subject to the condition precedent that (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise) Borrower and the applicable Significant Subsidiaries concurrently execute and deliver such Collateral Documents as are required by Section 5.10 with respect to such asset.

8.3  Any Increasing Advance, Etc.  The obligation of each
Lender to make any Advance which would increase the principal amount outstanding under the Notes (other than the initial Advance pursuant to Section 8.1), and the obligation of the Issuing Lender to issue a Letter of Credit, is subject to the following conditions precedent (unless the Requisite Lenders, in their sole and absolute discretion, shall agree otherwise):

(a)	except (i) for representations and warranties
which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Requisite Lenders, the representations and warranties contained in Article 4 (other than Sections 4.4(a), 4.6 (first sentence), 4.10, 4.17 and 4.19) shall be true and correct on and as of the date of the Advance as though made on that date;

(b)	other than matters described in Schedule 4.10 or
not required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of the Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

(c)	the Administrative Agent shall have timely
received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable) or the Issuing Lender shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2; and

(d)	the Administrative Agent shall have received, in
form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Lenders reasonably may require.

8.4 Any Advance. The obligation of each Lender to make any Advance (other than an Alternate Base Rate Advance with respect to an Alternate Base Rate Loan which, if made, would not increase the outstanding principal Indebtedness evidenced by the Notes) is subject to the condition precedent that the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if applicable).

	Article 9
	EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF
DEFAULT


9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

(a)	Borrower fails to pay any principal on any of
the Notes, or any portion thereof, on the date when due; or

(b)	Borrower fails to pay any interest on any of the
Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within five (5) Banking Days after the date when due; or fail to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five (5) Banking
Days after demand therefor; or

(c)	Borrower fails to comply with any of the
covenants contained in Article 6; or

(d)	Borrower fails to comply with Section 7.1(l) in
any respect that is materially adverse to the interests of the Lenders;
or

(e)	Borrower, any of the Significant Subsidiaries or
any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within ten (10) Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Lenders of such Default; or

(f)	Any representation or warranty of Borrower or
any of the Significant Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Significant Subsidiary pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

(g)	Borrower or any of the Restricted Subsidiaries
(i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $10,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future indebtedness for borrowed money of $10,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due or the right to require
Borrower or any Restricted Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such indebtedness;
or

(h)	Any event occurs which gives the holder or
holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obli-gation; or the trustee for, or any holder of, a Subordinated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

(i)	Any Loan Document, at any time after its exe-
cution and delivery and for any reason other than the agreement or action (or omission to act) of the Administrative Agent or the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

(j)	A final judgment against any of Borrower or
any of the Restricted Subsidiaries is entered for the payment of money in excess of $1,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

(k)	Borrower or any of the Significant Subsidiaries
institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty
(60) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty (60) calendar days; or

(l)	The occurrence of an Event of Default (as such
term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

(m)	The occurrence of an Event of Default (as such
term is defined in the TEGP Loan Agreement) under the TEGP Loan
Agreement or the occurrence of an Event of Default (as such term is defined in the Term Loan Agreement) under the Term Loan
Agreement; or

(n)	A final judgment is entered by a court of
competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

(o)	Any Pension Plan maintained by Borrower or
any of its Restricted Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in
Section 302 of ERISA and the result is a Material Adverse Effect; or

(p)	The occurrence of a License Revocation that
continues for three (3) consecutive calendar days affecting gaming operations accounting for five percent (5%) or more of the consoli-dated gross revenues of Borrower and the Restricted Subsidiaries.

9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders pro-vided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

(a)	Upon the occurrence, and during the continuance, of
any Event of Default other than an Event of Default described in
Section 9.1(k):

(1)	the Commitment to make Advances and the
obligation of the Issuing Lender to issue Letters of Credit shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders or the Requisite Lenders (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Lenders or Requisite Lenders, as the case may be, to reinstate the Commitment and such other obligations and rights and make further Advances, and cause the Issuing Lender to issue further Letters of Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

(2)	the Issuing Lender may, with the approval of
the Administrative Agent on behalf of the Requisite Lenders , demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

(3)	the Requisite Lenders may request the
Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

(b)	Upon the occurrence of any Event of Default
described in Section 9.1(k):

(1)	the Commitment to make Advances and the
obligation of the Issuing Lender to issue Letters of Credit shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders (or, in the case that such an Event of Default affects one Significant Subsidiary, but not the Borrower or the other Significant Subsidiaries, the Requisite Lenders) may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitment and such other obligations and rights and make further Advances and to cause the Issuing Lender to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Lenders;

(2)	an amount equal to the aggregate amount of all
outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

(3)	the unpaid principal of all Notes, all interest
accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

(c)	Upon the occurrence of any Event of Default,
the Lenders and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

(d)	The order and manner in which the Lenders'
rights and remedies are to be exercised shall be determined by the Requisite Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by the Administrative Agent or by any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan
Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplica-tion, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative
Agent or the Lenders under the Loan Documents. Amounts due to a Lender under a Secured Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

	Article 10
	THE ADMINISTRATIVE AGENT


10.1  Appointment and Authorization.  Subject to Section
10.8, each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf (including execution and delivery of the Intercreditor Agreement) and to exercise such powers under the Loan Documents as are delegated to the Administrative
Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

10.2  Administrative Agent and Affiliates.  Bank of America
National Trust and Savings Association (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" includes Bank of America National Trust and Savings Association in its individual capacity. Bank of America National Trust and Savings Association (and each succes-sor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Lenders. Bank of America National Trust and Savings Association (and each successor Administrative Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

10.3  Proportionate Interest in any Collateral.  The Collateral
Agent, on behalf of the Lenders and the Term Lenders, shall hold in accordance with the Intercreditor Agreement and the Loan Documents all items comprising the Collateral. Subject to the Administrative Agent's and the Lenders' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Lender) and subject to the application of payments in accordance with Section 9.2(d), each Lender shall have an interest in the Lenders' interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.

10.4 Lenders' Credit Decisions. Each Lender agrees that it has, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Lender or the directors, officers, agents, employees or attorneys of the Administrative Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

10.5  Action by Administrative Agent.

(a)	Absent actual knowledge of the Administrative
Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent (or the Lender that is then the Administrative Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

(b)	The Administrative Agent has only those
obligations under the Loan Documents as are expressly set forth therein.

(c)	Except for any obligation expressly set forth in
the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Requi-site Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Lenders, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative
Agent, in substantial risk of liability to the Administrative Agent.

(d)	If the Administrative Agent has received a
notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 11.2), provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative A-gent, in substantial risk of liability to the Administrative Agent, and except that if the Requisite Lenders (or all the Lenders, if required under Section 11.2) fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

(e)	The Administrative Agent shall have no liability
to any Lender for acting, or not acting, as instructed by the Requisite Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.

10.6  Liability of Administrative Agent.  Neither the
Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

(a)	May treat the payee of any Note as the holder
thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Lender.

(b)	May consult with legal counsel (including in-
house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or its Subsidiaries or the Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts.

(c)	Shall not be responsible to any Lender for any
statement, warranty or representation made in any of the Loan
Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

(d)	Except to the extent expressly set forth in the
Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrower or their Subsidiaries.

(e)	Will not be responsible to any Lender for the
due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

(f)	Will not incur any liability by acting or not
acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties.

(g)	Will not incur any liability for any arithmetical
error in computing any amount paid or payable by the Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Lender under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Administrative Agent, the Lenders and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

10.7 Indemnification. Each Lender shall, ratably in accor-dance with its Pro Rata Share of the Commitment (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judg-ments, suits, costs, expenses or disbursements of any kind or nature whatso-ever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Administrative Agent upon demand for that Lender's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan
Documents, to the extent that Borrower or any other Party is required by
Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 10.7 shall entitle the Administrative Agent to recover any amount from the Lenders if and to the extent that such amount has theretofore been recovered from Borrower or any of its Subsidiaries.
To the extent that the Administrative Agent is later reimbursed such cost or expense by Borrower or any of its Subsidiaries, it shall return the amounts paid to it by the Lenders in respect of such cost or expense.

10.8  Successor Administrative Agent.  The Administrative
Agent may, and at the request of the Requisite Lenders shall, resign as Administrative Agent upon thirty (30) days' notice to the Lenders and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If (a) the Administrative Agent has not been paid its agency fees under Section 3.6 or has not been reimbursed for any expense reimbursable to it under Section 11.3, in either case for a period of at least one (1) year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided for above.

10.9 Foreclosure on Collateral. In the event of foreclosure or enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Collateral Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Lenders in accordance with the Intercreditor Agreement and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Collateral Agent in comparable syndicated credit facilities.

10.10 No Obligations of Borrower. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Lenders, Borrower's obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

	Article 11
	MISCELLANEOUS


11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan.

11.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or any other
Party therefrom, shall in any event be effective unless in writing signed by the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which the Borrower or any Significant Subsidiary is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

(a)	To amend or modify the principal of, or the
amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or the Pro Rata Share of any Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

(b)	To postpone any date fixed for any payment of
principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitment, or to release the Subsidiary Guaranty
(except with respect to any Significant Subsidiary which is the subject of a Disposition permitted hereunder);

(c)	to release any material portion of the Collateral
except (i) as expressly provided for in Sections 11.25, 11.26 and
11.27 and (ii) as otherwise expressly provided for in any Loan
Document;

(d)	To amend the provisions of the definition of
"Requisite Lenders", Articles 8 or 9 or this Section 11.2, or

(e)	To amend any provision of this Agreement that
expressly requires the consent or approval of all the Lenders.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

11.3 Costs, Expenses and Taxes. Borrower shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in con-nection with the negotiation, preparation, syndication, execution and deliv-ery of the Loan Documents and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Lenders in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated costs of legal counsel employed by the Administrative Agent or any Lender), independent public accountants and other outside experts retained by the Administrative Agent or any Lender, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Lender in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower shall pay any and all documentary and other taxes, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by
Section 11.21, to the extent such forms are then required by applicable
Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 the Administrative Agent and the Lenders from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Lender under this Section 11.3 shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

11.4  Nature of Lenders' Obligations.  The obligations of the
Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of any of Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitment attributable to any other Lender. Any
Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.

11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Lender, notwithstanding any investigation made by the Administrative
Agent or any Lender or on their behalf.

11.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 11.6. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

11.7  Execution of Loan Documents.  Unless the
Administrative Agent otherwise specifies with respect to any Loan
Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

11.8  Binding Effect; Assignment.

(a)	This Agreement and the other Loan Documents
to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Lenders, and their respective successors and assigns, except that, except as permitted in Section 6.3, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended
(subject to any requirement that disposition of such Note must be within the control of such Lender). Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

(b)	From time to time following the Closing Date,
each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Commitment; provided that
(i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by the Administrative Agent and Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided,
(iii) except in the case of an assignment to an Affiliate of the assigning Lender, to another Lender or of the entire remaining Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Commitment, that, when added to the pro rata share of the TEGP Loan Outstandings being concurrently assigned to the same Eligible Assignee, is equivalent to less than $10,000,000, (iv) assignment of a Pro Rata Share of the Commitment must be concurrent with an assignment to the same
Eligible Assignee of the same pro rata share of the assigning
Lender's pro rata share of the TEGP Loan Outstandings and (v) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Commitment Assignment and Acceptance.
Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata
Share, the assigning Lender shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Note) to such assignee Lender, a Note evidencing that assignee Lender's Pro Rata Share of the Commitment, and to the assigning Lender, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Lender.

(c)	By executing and delivering a Commitment
Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)	The Administrative Agent shall maintain at the
Administrative Agent's Office a copy of each Commitment Assign-ment and Acceptance delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Pro Rata Share of the Commitment held by each Lender, giving effect to each Commitment Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to the Administrative
Agent. After receipt of a completed Commitment Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Lender or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised
Schedule 1.1 giving effect thereto.  Borrower, the Administrative
Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata
Share of the Commitment listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Commitment shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro
Rata Share of the Commitment shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Commitment.

(e)	Each Lender may from time to time grant
participations to one or more lenders or other financial institutions (including another Lender) in a portion of its Pro Rata Share of the Commitment; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the perfor-mance of such obligations, (iii) the participating lenders or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.8, 3.9, 11.11 and 11.22 but only to the extent that the cost of such benefits to Borrower do not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation, (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share of the Commitment as it then exists and shall not restrict an increase in the Commitment, or in the granting Lender's Pro Rata Share of the Commitment, so long as the amount of the participation interest is not affected thereby, (vi) a participation in a percentage of the granting Lender's Pro Rata Share of the Commitment must be concurrent with a participation granted to the same participant of the same percentage of the granting Lender's pro rata share of the TEGP Loan Outstandings and (vii) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which
(A) extend any Reduction Date, the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Notes, or (D) release any material portion of the Collateral (except as otherwise expressly provided for in any Loan Document).

(f)	Notwithstanding anything in this Section 11.8 to
the contrary, the rights of the Lenders to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws.

11.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent may exercise its rights under
Article 9 of the Uniform Commercial Code and other applicable Laws and the Administrative Agent or any Lender may (but only with the consent of the Requisite Lenders) to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

11.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consent to the foregoing arrangements and agree that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

11.11 Indemnity by Borrower. Borrower agrees to indem-nify, save and hold harmless the Administrative Agent and each Lender and their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of its officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Lenders under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs or expenses (including reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action;
provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's rights to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section 11.11 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section 11.11 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

11.12 Nonliability of the Lenders. Borrower acknowledges and agrees that:

(a)	Any inspections of any Property of Borrower
made by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

(b)	By accepting or approving anything required to
be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

(c)	The relationship between Borrower and the
Administrative Agent and the Lenders is, and shall at all times remain, solely that of Borrower and the Lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confi-dence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

(d)	The Administrative Agent and the Lenders shall
not be responsible or liable to any Person for any loss, damage, lia-bility or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.

11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Lenders in connection with the Loans, and is made for the sole benefit of Borrower, the Administrative Agent and the Lenders, and the Administrative Agent's and the Lenders' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

11.14 Confidentiality. Each Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to an Affiliate of that Lender provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14; (b) to other Lenders; (c) to legal counsel and accountants for Borrower or any Lender; (d) to other professional advisors to Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14; (e) to regulatory officials having jurisdiction over that Lender; (f) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Lender agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws; (g) as required by Law or legal process or in connection with any legal proceeding to which that Lender and Borrower are adverse parties; and (h) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section 11.14. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to Borrower.

11.15  Further Assurances.  Borrower and the Significant
Subsidiaries shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

11.16  Integration.  This Agreement, together with the other
Loan Documents and the letter agreements referred to in Sections 3.2, 3.3 and 3.5, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
11.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California.

11.18  Severability of Provisions.  Any provision in any Loan
Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

11.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

11.20 Time of the Essence. Time is of the essence of the Loan Documents.

11.21 Foreign Lenders and Participants. Each Lender that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative
Agent), within twenty (20) days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Sec-tion 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Lender by the Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Lender. Thereafter and from time to time, each such Lender shall
(a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement and
(b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower makes any deduction or withholding for taxes from amounts payable to such Lender.
In the event that Borrower or the Administrative Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Administrative Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and the Administrative Agent as would be required under this Section if such financial institution were a Lender.

11.22 Hazardous Material Indemnity. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Agent or the Lenders. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section (and under Sections 4.18 and 5.14) shall be unlimited corporate obligations of Borrower and shall not be secured by any deed of trust on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section 11.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

11.23 Gaming Boards. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

11.24 Removal of a Lender. Borrower shall have the right to remove a Lender as a party to this Agreement in accordance with this Section (a) under the circumstances set forth in Sections 2.11, 3.7, 3.8 and 3.12(d) or if any participant permitted by Section 11.8(e) with respect to such Lender makes a claim for payment under any of such Sections, (b) if such Lender is the subject of a Lender Disqualification and (c) upon the occurrence of any event or circumstance which allows TEGP to remove the same Lender as a party to the TEGP Loan Agreement; provided that (i) no Default or Event of Default then exists and (ii) such Lender is concurrently removed as a party to the TEGP Loan Agreement pursuant to Section 8.20 thereof. If Borrower is so entitled to remove a Lender pursuant to this Section either:

(x)	Upon notice from Borrower, the Lender being removed
shall execute and deliver a Commitment Assignment and Acceptance covering that Lender's Pro Rata Share of the Commitment and that Lender's Pro Rata Share of the TEGP
Loan Outstandings in favor of one or more Eligible Assignees designated by Borrower (and acceptable to the Administrative Agent, which acceptance shall not be unreasonably delayed or withheld) and which Eligible Assignees shall have identical percentage interests in the Commitment and the TEGP Loan Outstandings, subject to (i) payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Lender under this Agreement and the TEGP Loan Agreement through the date of assignment and (ii) the written release of the Issuing Lender and the Swing Line Lender of such Lender's obligations under Sections 2.4(c) and 2.10(d) or delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to its participation interest in any Letters of Credit then outstanding or any Swing Line Outstandings; or

(y)	Borrower may reduce the Commitment pursuant to
Section 2.5 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Lender's Pro Rata Share of the Commitment, pay and provide to such Lender the amounts, assurances and indemnities described in subclauses (i) and (ii) of clause (x) above and release such Lender from its Pro Rata Share of the Commitment, provided that concurrently therewith, the TEGP Loan Outstandings are reallocated in the manner described in
Section 8.20(b) of the TEGP Loan Agreement. In the event that the Commitment is reduced pursuant to this clause (y), subsequent Reduction Amounts shall be reduced by a proportional amount.

11.25 Release of Tropicana Collateral. In the event that the Jaffe Transaction is effected such that, pursuant to Section 5.10, the TEGP Property becomes subject to the Lien of the Collateral Documents, such Lien may be released (so long as no Event of Default then exists under this Agreement or the Term Loan Agreement) with the written approval of (a) the Requisite Lenders and (b) the Requisite Lenders under the Term Loan Agreement.

11.26 Termination; Release of Liens. Upon (a) the expiration or termination of the Commitment, (b) the full and final payment in Cash of the Loans, all interest and fees with respect thereto, (c) the reimbursement of all draws under Letters of Credit and the payment of all fees with respect thereto, (d) the expiration of all Letters of Credit or the deposit of Cash collateral with the Issuing Lender in the effective face amount thereof, (e) the payment of all amounts then demanded by any Lender or indemnitee under Sections 3.7, 3.8, 11.11 and 11.22 and (f) the payment of all other amounts then due under the Loan Documents, the Administrative Agent is hereby authorized by the Lenders to, and the Administrative Agent shall, upon the request of Borrower, execute and deliver to Borrower discharges from further compliance with the covenants contained in Articles 5, 6 and 7 and releases of the Liens created by the Collateral Documents, and shall return any Property pledged to the Administrative Agent as Collateral for the Obligations, notwithstanding the survival of any provisions of this Agreement herein provided for.

11.27  Other Lien Releases.  In addition to the provisions of
Section 11.26, each of the Lenders hereby authorizes the Administrative Agent to, and the Administrative Agent shall, release any Lien granted to or held by the Administrative Agent upon any Collateral (i) sold, transferred or otherwise disposed of in connection with any transaction not prohibited by the Loan Documents, (ii) constituting Property leased to Borrower or its Subsidiaries under a lease which has expired or been terminated in a transaction not prohibited by the Loan Documents or which will concurrently expire and which has not been, and is not intended by Borrower or the relevant Subsidiary to be, renewed or extended,
(iii) consisting of an instrument, if the Indebtedness evidenced by such instrument has been finally repaid in full and (iv) if approved or consented to by those of the Lenders required by Section 11.2. If the Collateral so released consists of capital stock of a Significant Subsidiary, then the Administrative Agent shall concurrently also release such Significant Subsidiary from its obligations under the Subsidiary Guaranty. Upon the request of the Administrative Agent, each Lender shall promptly provide written confirmation of the authority of the Administrative Agent to release such Liens upon any one or more items of Collateral under this Section.

11.28  Waiver of Right to Trial by Jury.  EACH PARTY TO
THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO
TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF
ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY
WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE
DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH
RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS
RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING
OR HEREAFTER ARISING, AND WHETHER SOUNDING IN
CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY
HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM,
DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY
COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO
THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A
COPY OF THIS SECTION WITH ANY COURT AS WRITTEN
EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO
THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.29  Purported Oral Amendments.  BORROWER
EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE
OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR
MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED
OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT
COMPLIES WITH SECTION 11.2.  BORROWER AGREES THAT IT
WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PER-
FORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY
REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY
LENDER THAT DOES NOT COMPLY WITH SECTION 11.2 TO
EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR
SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN
DOCUMENTS.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AZTAR CORPORATION


By:    NEIL A. CIARFALIA
            Neil A. Ciarfalia
               Treasurer

Address:

Aztar Corporation
2390 East Camelback Road
Suite 400
Phoenix, Arizona 85016

Attn: Neil A. Ciarfalia
  Treasurer

Telecopier:  (602) 381-4108
Telephone:   (602) 381-4113


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as
Administrative Agent


By:    JANICE HAMMOND
   	Janice Hammond
Vice President

Address:

Bank of America National Trust and Savings
Association
555 South Flower Street, 11th Floor, #20529
Los Angeles, California  90071

Attn:  Janice Hammond, Vice President

Telecopier:  (213) 228-2299
Telephone:   (213) 228-9861


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as a Lender


By:   SCOTT L. FABER
   	Scott L. Faber
Vice President

Address:

Bank of America National Trust and Savings
Association
555 South Flower Street, 11th Floor, #3283
Los Angeles, California  90071

Attn: Scott L. Faber, Vice President

Telecopier:  (213) 228-2641
Telephone:   (213) 228-2768

With a copy to:

Bank of America National Trust and
Savings Association
555 South Flower Street (LA-5777)
Los Angeles, California  90071

Attn:	William Newby
Managing Director

Telecopier:  (213) 228-3145
Telephone:   (213) 228-2438


BANKERS TRUST COMPANY, as
Documentation Agent and as a Lender



By	GINA S. THOMPSON
Gina S. Thompson

Address:

Bankers Trust Company
130 Liberty Street
New York, New York 10006

Attn: David Bell
Vice President

Telecopier: (212) 250-7218
Telephone: (212) 250-9048


SOCIETE GENERALE, as Documentation
Agent  and as a Lender



By	DONALD L. SCHUBERT
Donald L. Schubert
First Vice President

Address:

Societe Generale
2029 Century Park East, Suite 2900
Los Angeles, California 90067

Attn: Donald L. Schubert
First Vice President

Telecopier: (310) 551-1537
Telephone: (310) 788-7104

With a copy sent to:

Societe Generale
2029 Century Park East, Suite 2900
Los Angeles, California 90067

Attn: Jane van Brussel

Telecopier: (310) 788-7106
Telephone: 9310) 551-1537

BANK OF SCOTLAND, as Co-Agent and as a
Lender

By	ANNIE CHIN TAT
Annie Chin Tat
Vice President

Address:

Bank of Scotland
565 Fifth Avenue
New York, New York 10017

Attn: Annie Chin Tat

Telecopier: (212) 557-9460
Telephone: (212) 450-0871

With a copy to:

Bank of Scotland
660 South Figueroa Street, Suite 1760
Los Angeles, California 90017

Attn: Kandis Jaffrey

Telecopier: (213) 489-3594
Telephone: (213) 629-3057

CREDIT LYONNAIS LOS ANGELES
BRANCH, as Co-Agent and as a Lender



By	DIANNE M. SCOTT
Dianne M. Scott
Vice President and Manager

Address:

Credit Lyonnais Los Angeles Branch
515 South Flower Street, 22nd Floor
Los Angeles, California 90071

Attn: Glenn Harvey

Telecopier: (213) 623-3437
Telephone: (213) 362-5956

With a copy to:

Ron Finn, Esquire
Legal Department
Credit Lyonnais, New York Branch
1301 Avenue of the Americas
New York, New York 10019

Telecopier: (212) 459-3187
Telephone: (212) 261-7050


PNC BANK, NATIONAL ASSOCIATION, as
Co-Agent and as a Lender



By	G.W. WESSELS
Gary W. Wessels
Vice President
Address:

PNC Bank, N.A.
Two Tower Center, 16th Floor
East Brunswick, New Jersey 08816

Attn: Denise D. Killen

Telecopier: (732) 220-3270
Telephone: (732) 220-3262


ABN AMRO BANK, N.V., as a Lender



By	JEFFREY A. FRENCH
Jeffrey A. French
Group Vice President and Director


By	M. TOLENTINO
Michael Tolentino
Assistant Vice President and Credit
Analyst

Address:

ABN AMRO Bank, N.V.
101 California Street, Suite 4550
San Francisco, California 94111-5812

Attn: Michael Tolentino

Telecopier: (415) 362-3524
Telephone: (415) 984-3722


IMPERIAL BANK, A CALIFORNIA
BANKING CORPORATION, as a Lender



By	STEVEN K. JOHNSON
	Steven K. Johnson
	Senior Vice President
[Printed Name and Title]

Address:

Imperial Bank
9920 South La Cienega Boulevard, 14th Floor
Inglewood, California 90301

Attn: Steven K. Johnson

Telecopier: (310) 417-5997
Telephone: (310) 417-5657
KEYBANK NATIONAL ASSOCIATION, as a
Lender


By	MARY K. YOUNG
Mary K. Young
Commercial Banking Officer

Address:

KeyBank National Association
700 Fifth Avenue, 46th Floor
Seattle, Washington 98104

Attn: Mary K. Young

Telecopier: (206) 684-6035
Telephone: (206) 684-6085
THE MITSUBISHI TRUST AND BANKING
CORPORATION, LOS ANGELES AGENCY,
as a Lender


By	Y.  SATOMI
Yasushi Satomi
Senior Vice President and Chief Manager

Address:

The Mitsubishi Trust and Banking Corporation,
Los Angeles Agency
801 South Figueroa Street, Suite 500
Los Angeles, California 90017

Attn: F. Frank Herrera
Telecopier: (213) 687-4631
Telephone: (213) 896-4652


	EXHIBIT A

	COMMITMENT ASSIGNMENT AND ACCEPTANCE


		This COMMITMENT ASSIGNMENT AND ACCEPTANCE
("Assignment") dated as of ____________, ____ is made with reference to the following loan agreements:

		A.	That certain Amended and Restated Reducing
Revolving Loan Agreement dated as of May 28, 1998 (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Aztar Loan Agreement") by and among Aztar Corporation, a Delaware corporation, ("Borrower"), the lenders from time to time party thereto (the "Lenders"), and Bank of America National Trust and Savings Association, as Administrative Agent for itself and for the Lenders; and

		B.	That certain Second Amended and Restated Loan
Agreement dated as of October 4, 1994 (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "TEGP Loan Agreement") by and among Tropicana Enterprises, a Nevada general partnership ("TEGP"), Hotel Ramada of Nevada, a Nevada corporation ("HRN"), the Banks, Lead Managers, Co-Agents, and Co-Managing Agent referred to therein, and Bank of America National Trust and Savings Association, as Administrative Agent for itself and for the Banks.

		This Assignment is entered into between
_________________________, the "Assignor" in its capacity as a Lender under the Aztar Loan Agreement and as a Bank under the TEGP Loan Agreement, and ____________________________, the "Assignee." The
Assignor and Assignee hereby represent, warrant and agree as follows:

	1.	Definitions.  Capitalized terms used but otherwise not defined herein shall have the respective meanings assigned to them in the Loan Agreements. In addition, as used in this Assignment, the following capitalized terms shall have the meanings set forth below:

		"Assigned Aztar Pro Rata Share" means that interest in and to all the Assignor's rights and obligations under the Aztar Loan Agreement as of the date hereof which represents the percentage interest specified in Item 2 of Schedule A to this Assignment.

		"Assigned TEGP Pro Rata Share" means that interest in and to all the Assignor's rights and obligations under the TEGP Loan Agreement as of the date hereof which represents the percentage interest specified in
Item 2 of Schedule A to this Assignment.

		"Aztar Loan Documents" means the "Loan Documents" as such term is defined in the Aztar Loan Agreement.

		"Aztar Note" means a Note issued by Borrower pursuant to the Aztar Loan Agreement.

		"Effective Date" means the effective date of this Assignment as determined in accordance with Section 10 of this Assignment.

		"Loan Agreements" means, collectively, the Aztar Loan Agreement and the TEGP Loan Agreement.

		"TEGP Loan Documents" means "Loan Documents" as such term is defined in the TEGP Loan Agreement.

		"TEGP Note" means the Master Note issued by TEGP pursuant to the TEGP Loan Agreement.

	2.	Representations and Warranties of the Assignor.  The
Assignor represents and warrants as follows:

			(a)	The Assignor is the legal and beneficial owner
of the Assigned Aztar Pro Rata Share and the Assigned TEGP Pro Rata
Share.  The Assigned Aztar Pro Rata Share and the Assigned TEGP Pro
Rata Share are each free and clear of any adverse claim.

			(b)	The Assignor has full power and authority, and
has taken all action necessary, to execute and deliver this Assignment and any and all other documents required to be executed by it in connection with this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by this Assignment, and no governmental authorizations or other authorizations are required in connection herewith.

			(c)	This Assignment constitutes the legal, valid and
binding obligation of the Assignor.

			(d)	The Assignor makes no representation or
warranty other than those expressly set forth above and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries, TEGP or HRN, the performance by Borrower or its Subsidiaries of their obligations under the Aztar Loan Agreement and the other Aztar Loan Documents or the performance by TEGP or HRN of their respective obligations under the TEGP Loan Agreement and the other TEGP Loan Documents, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreements or the execution, legality, validity, enforceability, genuineness, or sufficiency of either Loan Agreement or any Loan Document referred to therein.

	3.	Representations and Warranties of the Assignee.  The
Assignee represents and warrants as follows:

			(a)	The Assignee has full power and authority, and
has taken all action necessary, to execute and deliver this Assignment and any and all other documents required to be executed by it in connection with this Assignment and to fulfill its obligations under, and to consummate the transactions contemplated by this Assignment, and no governmental authorizations or other authorizations are required in connection herewith.

			(b)	The Assignee has independently and without
reliance upon the Administrative Agent or the Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Assignment. The Assignee will, independently and without reliance upon the Administrative Agent or any Lender or Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Aztar Loan Agreement and/or the TEGP Loan
Agreement.

			(c)	The Assignee has received copies of the Loan
Agreements together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment.

			(d)	The Assignee is an Eligible Assignee.

			(e)	The Assignee will perform in accordance with
their respective terms all of the obligations which, by the terms of the Loan Agreements, are required to be performed by it as a Lender and as a Bank.

			(f)	This Assignment constitutes the legal, valid and
binding obligation of the Assignor.

	4.	Assignment.  On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, and assigns and transfers to the Assignee all of the rights and obligations of the Assignor under (a) the Aztar Loan Agreement, the other Aztar Loan Documents and Assignor's
Aztar Note to the extent of the Assigned Aztar Pro Rata Share, and (b) the TEGP Loan Agreement, the TEGP Loan Documents and the TEGP Note, to the extent of the Assigned TEGP Pro Rata Share, and the Assignee irrevocably accepts such assignment of the rights and assumes such obligations from the Assignor on such terms as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a "Lender" under the Aztar Loan Documents and a "Bank" under the TEGP
Loan Documents, respectively, and the Assignor shall to the extent provided in this Assignment relinquish such rights and interest and be released from such liabilities, duties and obligations under the Aztar Loan Documents and the TEGP Loan Documents, respectively. The Assignee hereby appoints and authorizes the Administrative Agent, the Issuing
Lender, and Swing Line Lender, as the case may be, to take such action and to exercise such powers as delegated to the Administrative Agent, the Issuing Lender, and Swing Line Lender, as applicable, as are delegated by the Loan Agreements.

	5.	Payments.

			(a)	As of the Effective Date, the Assignee shall pay
to the Assignor, in immediately available funds, an amount equal to the outstanding indebtedness owed to it by the Borrower and TEGP under their respective Loan Agreements with respect to the Assigned Aztar
Pro Rata Share and the Assigned TEGP Pro Rata Share.

			(b)	From and after the Effective Date, the
Administrative Agent shall make all payments under the Loan
Agreements in respect of the Assigned Aztar Pro Rata Share and the Assigned TEGP Pro Rata Share (including without limitation, all payments of principal, interest and fees, if applicable, with respect to thereto) to the Assignee. The Assignee and the Assignor shall make all appropriate adjustments in payments under the Loan Agreements for periods prior to the Effective Date between themselves.

	6.	Notes.  The Assignor and the Assignee shall make appropriate arrangements with the Borrower (and TEGP) concurrently with the execution and delivery hereof so that a replacement or a new Aztar Note
(and discretionary TEGP note, if requested) are issued to the Assignor and the Assignee as applicable reflecting their respective Aztar Pro Rata Share (and TEGP Pro Rata Share).

	7.	Notices.  All communications among the parties or notices in connection herewith shall be in writing and may be hand delivered, telexed, sent by telecopy, U.S. mail or courier service, to the notice address as set forth on the signature pages hereof.
	8.	Counterparts.  The Assignment may be executed in any
number of counterparts as by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

	9.	Governing Law.  THIS ASSIGNMENT SHALL BE
DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND
SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF
CALIFORNIA WITHOUT REFERENCE TO THE PROVISIONS
THEREOF REGARDING CONFLICTS OF LAW.

	10.	Effective Date.  This Assignment shall become effective on
the date (the "Effective Date") upon which all of the following conditions are satisfied, provided that for all purposes hereof, the term "Settlement Date" (as used in Schedule "A" hereto) means the later of (i) the Settlement Date referred to in Schedule A and (ii) the Effective Date: (i) the execution of a counterpart hereof by each of the Assignor and the Assignee; (ii) the execution of a counterpart hereof by the Borrower, TEGP, HRN and the Administrative Agent as evidence of their consent hereto to the extent required under Section 11.8(b) of the Aztar Loan Agreement and Section
10.3(b) of the TEGP Loan Agreement; (iii) the receipt by the Administrative Agent of the processing and recordation fee referred to in
Section 11.8 of the Aztar Loan Agreement; (iv) the Assignee shall have been (or shall be deemed to have been) recorded in the Register as provided in Section 11.8(d) of the Aztar Loan Agreement and Section 10.3(d) of the
TEGP Loan Agreement; (v) in the event the Assignee is a not a United
States person, the delivery by the Assignee to the Administrative Agent of such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the Assignee may be required to deliver to the Administrative Agent pursuant to Section 11.21 of the Aztar Loan Agreement and Section 10.8 of the TEGP Loan Agreement, and
(vi) the receipt by the Administrative Agent of originals or telecopies of the counterparts described above and authorization of delivery thereof.

		IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized, such execution being made as of the Effective Date in the applicable spaces provided on Schedule A.

	SCHEDULE A
	TO THE COMMITMENT ASSIGNMENT AND ACCEPTANCE


	1.	Name and Date of Loan Agreements:  Aztar Amended and
Restated Reducing Revolving Loan Agreement dated as of May ___, 1998, as further defined in Paragraph A of this Assignment and the TEGP Second Amended and Restated Loan Agreement dated as of October 4, 1994, as further defined in Paragraph B of this Assignment.

	2.	Assigned Portions:

                          Aztar Revolving          TEGP
                          Loan Commitment       Term Loan

(a)	Aggregate
Commitments/Loans of
All Lenders/Banks         $_____________      $______________


(b)	Assigned Pro
Rata Share                    ________%            _______%

(c)	Amount of Assigned
Pro Rata Share            $______________     $______________


	3.	Settlement Date: _______________, ______

	4.	Payment Instructions:

	ASSIGNOR:         					ASSIGNEE:

	_____________________		_______________________
	_____________________		_______________________
	_____________________		_______________________
	Attn:_________________			Attn:________________
	Ref: _________________			Ref: ________________


	5.	Notice Address:

	ASSIGNOR:         					ASSIGNEE:

	_____________________		_______________________
	_____________________		_______________________
	_____________________		_______________________
	Attn:________________			Attn:________________
	Ref: ________________			Ref: ________________
	Tel: ________________			Tel: ________________
	Fax: ________________			Fax: ________________

	6.	SIGNATURES:

	[NAME OF ASSIGNOR]			[NAME OF ASSIGNEE]
	as ASSIGNOR				as ASSIGNEE

	By: _____________________		By: __________________
	    _____________________		    __________________
		   Printed Name & Title	  	  	Printed Name & Title


	Consented to in accordance
	with Section 11.8 of the
	Aztar Loan Agreement

	AZTAR CORPORATION,
	a Delaware corporation

	By: _____________________
     _____________________
   		Printed Name & Title


	Consented to in accordance
	with Section 10.3 (b) of the
	TEGP Loan Agreement

	TROPICANA ENTERPRISES,
	a Nevada general partnership

	By:	Adamar of Nevada, Inc.,
		a Nevada corporation,
		its general partner

		By: ______________________
      ______________________
   			Printed Name & Title


	HOTEL RAMADA OF NEVADA,
	a Nevada Corporation

	By: ________________________
     ________________________
   		Printed Name & Title


	BANK OF AMERICA NATIONAL TRUST
	AND SAVINGS ASSOCIATION,
	as Administrative Agent

	By: ________________________
     ________________________
   		Printed Name & Title


	EXHIBIT B

	COMPLIANCE CERTIFICATE


TO:		BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION, as Administrative Agent


		Reference is made to that certain Amended and Restated Reducing Revolving Loan Agreement (the "Loan Agreement") dated as of
May 28, 1998, by and among Aztar Corporation, a Delaware corporation ("Borrower"), the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent for itself and the Lenders. Capitalized terms defined in the Loan Agreement and not other-wise defined herein shall have the meanings given them in the Loan Agreement.

		This Compliance Certificate is delivered in accordance with
Section 7.2 of the Loan Agreement by a Senior Officer of Borrower with respect to the Fiscal Quarter ended ______________, _____ (the "Test
Fiscal Quarter"). Computations indicating compliance with respect to the covenants contained in Sections 6.9, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, and
6.17 of the Loan Agreement are set forth below:

I.	Section 6.9 - Indebtedness and Guaranty Obligations.  As of the
last day of the Test Fiscal Quarter (the "Determination Date"):

	A.	Aggregate Indebtedness consisting of Capital Lease
Obligations, or otherwise incurred to finance the purchase or construction of capital assets or to refinance such Indebtedness was $_____________.

		Maximum Permitted:		$20,000,000

	B.	Aggregate notional amount of Indebtedness covered by one or
more Secured Swap Agreements was $______________.

		Maximum Permitted:		$180,000,000

II.	Section 6.11 - Senior Leverage Ratio.  As of the Determination
Date, the Senior Leverage Ratio was ____:1.00.

			Maximum Permitted:	_____:1.00

		Senior Leverage Ratio is computed as follows:

(a) Average Quarterly Adjusted Senior Funded Debt as of the
Determination Date	$______

divided by (b) Adjusted EBITDA for the fiscal period consisting of the Test Fiscal Quarter plus the three immediately preceding Fiscal
Quarters (the "Test Period")	$______

equals Senior Leverage Ratio [(a),(b)]	____:1.00

	Component Calculations:  See Appendix I attached hereto.

III.	Section 6.12 - Total Leverage Ratio.  As of the Determination
Date, the Total Leverage Ratio was ____:1.00.

			Maximum Permitted:	_____:1.00

		Total Leverage Ratio is computed as follows:

(a) Average Quarterly Adjusted Funded Debt as of the Determination Date
	$______

divided by (b) Adjusted EBITDA for the Test Period	$______

equals Total Leverage Ratio [(a),(b)]	____:1.00

	Component Calculations:  See Appendix I attached hereto.

IV.	Section 6.13 - Interest Coverage Ratio.  As of the Determination
Date, the Interest Coverage Ratio was ____:1.00.

			Minimum Required:	_____:1.00

		Interest Coverage Ratio is computed as follows:

(a) Adjusted EBITDA for the Test Period
	$______

		divided by (b)Interest Charges for the Test
Period (which is the sum of (x), (y) and (z) set forth below):

(x) Cash Interest Expense for the Test Period
$______

plus (y) all interest currently payable in Cash
incurred during the Test Period which is
capitalized under Generally Accepted
Accounting Principles	$______

plus (z) that portion of the rentals paid to TEGP by HRN during the Test Period which is designated and used to service interest payable under the TEGP Loan Agreement
	$_______

equals (b) Interest Charges [(x) + (y) + (z)]	$_______

		Interest Coverage Ratio equals [(a) , (b)]	____:1.00

	Component Calculations:  See Appendix I attached hereto.

V.	Section 6.14 - Minimum Adjusted EBITDA.  For the Test Period,
actual Adjusted EBITDA was $____________.

		Minimum Requirement:	$120,000,000

	Component Calculations:  See Appendix I attached hereto.

VI.	Section 6.15 - Capital Expenditures.

	A.	Maintenance Capital Expenditures for the Fiscal Year (or
portion thereof) ending on the Determination Date were $___________________.

		Maximum Permitted:  The sum of (x) and
(y) set forth below:

			(x) = $40,000,000

			(y) = (i) $40,000,000 minus
(ii) Maintenance Capital Expenditures
made by Borrowers and the Restricted
Subsidiaries for the immediately
preceding Fiscal Year ($_______)

equals [(i) - (ii)]	$______

Maximum Permitted:  [(x) + (y)]	$______

	B.	As of the Determination Date, Capital Expenditures financed
by Indebtedness permitted by Section 6.9(e) of the Loan Agreement were $______________.



	C.	As of the Determination Date, Capital Expenditures to effect the Jaffe Transaction were $_____________.

		Maximum Permitted: Either (x) or (y) set forth below:

			(x) = $125,000,000

			(y) = $__________

		[Where (y) = (i) $300,000,000 minus (ii) all
other Basket Expenditures since the Closing
Date.]



	D.	If the Jaffe Transaction is consummated, Capital
Expenditures (other than those permitted by Sections 6.15(a) and (b) of the Loan Agreement) giving effect thereto as of the Determination Date were $_____________.

		Maximum Permitted: Either (x) or (y) set forth below:

			(x) = $________________

			(y) = $______________
		[Where (x) = (i) $250,000,000 minus (ii) all
other Capital Expenditures (other than those permitted by Sections 6.15(a) and (b) of the Loan Agreement) since the Closing Date minus
(iii) all Acquisition Expenditures since the Closing Date.]
		[Where (y) = (i) $300,000,000 minus (ii) all
other Basket Expenditures since the Closing
Date.]

	E.	If the Jaffe Transaction is not consummated, Capital
Expenditures (other than those permitted by Sections 6.15(a) and 6.15(b) of the Loan Agreement) were $_____________.

		Maximum Permitted: Either (x) or (y) set forth below:

			(x) = $______________

			(y) = $______________

		[Where (x) = (i) $150,000,000 minus (ii) all
other Capital Expenditures (other than those permitted by Sections 6.15(a) and 6.15(b) of the Loan Agreement) and Acquisition Expenditures since the Closing Date.]

		[Where (y) = (i) $300,000,000 minus (ii) all
other Basket Expenditures since the Closing
Date.]

VII.	Section 6.16 -Investments and Acquisitions.

	A.	As of the Determination Date, Acquisition Expenditures to
effect the Jaffe Transaction were $_______________.

		Maximum Permitted: Either (x) or (y) set forth below:

			(x) = $125,000,000

			(y) = $______________

		[Where (y) = (i) $300,000,000 minus (ii) all
other Basket Expenditures since the Closing
Date.]

	B.	As of the Determination Date, Acquisition Expenditures
described in 6.16(m) of the Loan Agreement were $_____________.

		Maximum Permitted: Either (x) or (y) set forth below:

			(x) = $50,000,000

			(y) = $_________

		[Where (y) = (i) $300,000,000 minus (ii) all
other Basket Expenditures since the Closing
Date.]


	C.	As of the Determination Date, the aggregate value of
Investments permitted by Section 6.16(n) of the Loan Agreement was $____________.

		Maximum Permitted: 		$100,000

VIII.	  Section 6.17 - Subsidiary Indebtedness.  As of the Determination
Date and with respect to each of the following Significant Subsidiaries, if any, the aggregate amount of Indebtedness and Guaranty Obligations incurred in the ordinary course of such Significant Subsidiary's business and not otherwise permitted by Sections 6.17(a) through (e)
("Non-Excluded Subsidiary Debt") was that amount set forth opposite such Significant Subsidiary:

	Amount of
	Non-Excluded
          Significant Subsidiary	Subsidiary Debt

          ____________________________	$______________
          ____________________________	$______________
          ____________________________	$______________
          ____________________________	$______________

		Maximum Permitted:		$500,000 per Significant
							Subsidiary

IX.	A review of the activities of Borrower and its Subsidiaries during the fiscal period covered by this Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower and its Restricted Subsidiaries performed and observed all of their respective Obligations. To the best knowledge of the undersigned, during the fiscal period covered by this Certificate, all covenants and conditions have been so performed and observed and no
Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrower and the
Restricted Subsidiaries have taken or propose to take the following actions (if none, so state).
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
________________________________________

X.	The undersigned Senior Officer of Borrower certifies that the calculations made and the information contained herein are derived from the books and records of Borrower and its Subsidiaries, as applicable, and that each and every matter contained herein correctly reflects those books and records.

XI.	To the best knowledge of the undersigned no event or circumstance has occurred that constitutes a Material Adverse Effect since the date the most recent Compliance Certificate was executed and delivered, with the exceptions set forth below (if none, so state).
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
________________________________________


Dated:  _______________, _____


						___________________________

						___________________________
		[Printed Name and Title of Senior
		Officer of Aztar Corporation]

	Appendix I
	to
	Compliance Certificate

Average Quarterly Adjusted Senior Funded Debt -- Component
Calculations

	Average Quarterly Adjusted Senior Funded Debt as of the
Determination Date is the greater of the following:

(a) the principal amount of all Adjusted Senior Funded Debt as of the Determination Date (as calculated below)
	$_____

	or	(b) the Average Quarterly Senior Funded Debt as of the
Determination Date (as calculated below)	$_____

the greater of (a) or (b) equals Average Quarterly Adjusted
Senior Funded Debt	$_____

	Adjusted Senior Funded Debt -- Component Calculations

	In the above calculation, Adjusted Senior Funded Debt as of the Determination Date is the sum of the following, without duplication and on a consolidated basis:

(a) Adjusted Funded Debt as of the Determination Date (as
calculated below)	$_____

minus (b) the principal amount of all Subordinated
Obligations on the Determination Date	$_____

          equals Adjusted Senior Funded Debt [(a) -(b)]	$_____

	Average Quarterly Senior Funded Debt -- Component
Calculations

	In the above calculation, Average Quarterly Senior Funded Debt as of the Determination Date is the sum of the following, without duplication and on a consolidated basis:

(a) Average Quarterly Funded Debt as of the Determination
Date (as calculated below)	$_____

minus (b) the average principal amount of all Subordinated
Obligations on the last day of each of the three 4 and 5 week fiscal periods comprising the Test Fiscal Quarter
	$_____

equals Average Quarterly Senior Funded Debt [(a) - (b)]
	$_____

Average Quarterly Adjusted Funded Debt -- Component Calculations

	Average Quarterly Adjusted Funded Debt as of the Determination Date is the greater of the following:

(a) the principal amount of all Adjusted Funded Debt as of
the Determination Date (as calculated below)	$_____

	or	(b) the
Average Quarterly Funded Debt as of the Determination Date
(as calculated below)	$_____

		the greater of (a) or (b) equals Average Quarterly Adjusted
Funded Debt	$_____

	Adjusted Funded Debt -- Component Calculations

	In the above calculation, Adjusted Funded Debt as of the Determination Date is the sum of the following, without duplication and on a consolidated basis:

		(a) all principal Indebtedness of Borrower and the Restricted

Subsidiaries and of TEGP for borrowed money (including
debt securities issued by Borrower, any of the Restricted
Subsidiaries or TEGP, but excluding in any event any
contingent obligations with respect to undrawn letters of
credit) on the Determination Date	$_____

		plus (b) the aggregate amount of the principal portion of all Capital Lease Obligations of Borrower and the Restricted
 Subsidiaries and of TEGP on the Determination Date
	$_____

plus (c) all outstanding letters of credit on the Determination
Date (other than any letter of credit to the extent
collateralized by Cash, Cash Equivalents, a certificate of
deposit or other deposit account deposited with the issuing
bank as collateral security therefor)	$_____

plus (d) all Guaranty Obligations of Borrower and the
Restricted Subsidiaries on the Determination Date with
respect to  Indebtedness of any Person that is not a Restricted
Subsidiary	$_____

plus (e) all other Guaranty Obligations of Borrower and the Restricted Subsidiaries on the Determination Date to the extent the amount thereof has been quantified and reflected or disclosed in the most recent consolidated financial statements of Borrower and the Restricted Subsidiaries
	$_____

equals Adjusted Funded Debt [(a)+(b)+(c)+(d)+(e)]
	$_____

	Average Quarterly Funded Debt -- Component Calculations

	In the above calculation, Average Quarterly Funded Debt as of the Determination Date is the sum of the following, without duplication and on a consolidated basis:

	(a) the average of all principal Indebtedness of Borrower and the Restricted Subsidiaries and of TEGP for borrowed money (including debt securities issued by Borrower, any of
the Restricted Subsidiaries or TEGP, but excluding in any
event any contingent obligations  with respect to undrawn
letters of credit) on the last day of each of the three 4 and 5 week fiscal periods comprising the Fiscal Quarter ending on
the Determination Date	$_____

		plus (b) the average of the aggregate amount of the principal portion of all Capital Lease Obligations of Borrower and the Restricted Subsidiaries and of TEGP on the last day of each
of the	three 4 and 5 week fiscal periods comprising the Test
          Fiscal Quarter	$_____

          equals Average Quarterly Funded Debt [(a)+(b)]	$_____

Adjusted EBITDA -- Component Calculations

	Adjusted EBITDA for the Test Period is calculated as follows, in each case as determined in accordance with Generally Accepted
Accounting Principles, and in the case of items (d), (e), (f), (g), (h) and (i) only to the extent reflected in the determination of item (a) for such Test
Period:

          (a) Net Income for the Test Period	$_____

		plus (b) any extraordinary loss reflected in Net Income for the
          Test Period	$_____

minus (c) any extraordinary gain reflected in Net Income for the
Test Period	($____)

plus (d) Interest Expense for the Test Period (which is the sum of (x) and (y) set forth below)

			(x) all interest, fees, charges and related
expenses paid or payable (without
duplication) for the Test Period by
Borrower and the Restricted Subsidiaries
to a lender in connection with borrowed
money (including any obligations for
fees, charges and related expenses
payable to the issuer of any letter of
credit) or the deferred purchase price of
assets that are considered "interest
expense" under Generally Accepted
Accounting Principles	$_____

			plus (y) the portion of rent paid or
payable (without duplication) for the
Test Period by Borrower and the
Restricted Subsidiaries under Capital
Lease Obligations that should be treated as interest in accordance with Financial
Accounting Standards Board Statement
No. 13
				$______

	Interest Expense [(x)+(y)] equals	$_____

		plus (e) the aggregate amount of federal and state taxes on or measured by income for the Test Period (whether or not
		payable during the Test Period)	$_____

		plus (f) depreciation, amortization and all other non-cash
		expenses  for the Test Period	$_____

		plus (g) Borrower's equity in any net loss of TEGP for the
		Test Period				$_____

		minus (h) Borrower's equity in any net income of TEGP for
		the Test Period			($____)

		plus (i) that portion of the rentals paid to TEGP by HRN
		which 	is designated and used to service principal and interest
		payable under the TEGP Loan Agreement for the Test Period
							$_____

		plus (j) dividends or other income received in Cash during the Test Period by Borrower or the Restricted Subsidiaries from
		an Unrestricted New Venture Entity (but only to the extent of earnings before interest, taxes, depreciation and amortization
		of such Unrestricted New Venture Entity)	$_____

		equals Adjusted EBITDA [(a)+(b)-(c)+(d)+(e)+(f)+(g)-
		(h)+(i)+(j)]					$_____



	EXHIBIT C

	CONFIRMATION OF GUARANTY

		This Confirmation of Guaranty ("Confirmation"), dated as of May 28, 1998, is executed and delivered by the undersigned with reference to (i) that certain Amended and Restated Reducing Revolving
Loan Agreement of even date herewith (the "Revolving Loan
Agreement"), by and among Aztar Corporation, a Delaware corporation ("Borrower"), Bank of America National Trust and Savings Association, as Administrative Agent for the lenders (collectively, the "Revolving
Loan Agreement Lenders") party thereto (the "Revolving Loan
Administrative Agent"), and the Revolving Loan Agreement Lenders;
(ii) that certain Term Loan Agreement, of even date herewith (the
"Term Loan Agreement"), by and among Borrower, Bank of America
National Trust and Savings Association, as Administrative Agent for the lenders (collectively, the "Term Loan Agreement Lenders") party thereto (the "Term Loan Administrative Agent"), and the Term Loan
Agreement Lenders, and (iii) the Subsidiary Guaranty dated as of October 4, 1994, as amended by that certain Global Collateral
Documents Amendment of even date herewith among the undersigned, Bank of America National Trust and Savings Association, as
Administrative Agent for the Revolving Loan Agreement Lenders, Bank of America National Trust and Savings Association, as Administrative
Agent for the Term Loan Agreement Lenders, and Bank of America
National Trust and Savings Association, as Collateral Agent for the Revolving Loan Agreement Lenders and the Term Loan Agreement
Lenders, executed and delivered by the undersigned in favor of Bank of America National Trust and Savings Association as Collateral Agent for the ratable benefit of the Lender (as defined therein)(as so amended, the "Subsidiary Guaranty").

		In order to induce the Revolving Loan Agreement Lenders to enter into the Revolving Loan Agreement and the Term Loan
Agreement Lenders to enter into the Term Loan Agreement, each of the undersigned hereby consents to the execution, delivery and performance by (i) Borrower, the Revolving Loan Administrative Agent and the
Revolving Loan Agreement Lenders of the Revolving Loan Agreement and all documents, instruments and agreements now or hereafter executed in connection therewith (collectively, the "Revolving Loan Documents"), and (ii) Borrower, the Term Loan Administrative Agent and the Term Loan Agreement Lenders of the Term Loan Agreement and all documents, instruments and agreements now or hereafter executed in connection therewith (collectively, the "Term Loan Documents"). In connection therewith, each of the undersigned expressly and knowingly affirms its liability under the Subsidiary Guaranty, expressly agrees to be and remain liable under the terms of the Subsidiary Guaranty for the obligations of Borrower to the Revolving Loan Agreement Lenders and the Term Loan Agreement
Lenders, and acknowledges that it has no defense, offset or counterclaim whatsoever against any of the Revolving Loan Agreement Lenders or the Term Loan Agreement Lenders with respect to the Subsidiary Guaranty.

		Each of the undersigned further agrees that the Subsidiary Guaranty shall remain in full force and effect and is hereby ratified and confirmed and shall guaranty payment and performance of the Guarantied Obligations (as defined in the Subsidiary Guaranty) as set forth therein.

		Each of the undersigned further agrees that the execution of this Confirmation is not necessary for the continued validity and enforceability of the Subsidiary Guaranty, but is executed to induce the Revolving Loan Agreement Lenders to enter into the Revolving Loan
Agreement and the Term Loan Agreement Lenders to enter into the Term Loan Agreement. Each of the undersigned further agrees that none of the Revolving Loan Agreement Lenders, the Revolving Loan Administrative Agent, the Term Loan Agreement Lenders, or the Term
Loan Administrative Agent shall have any obligation to notify it of any actions or omissions to act with respect to such party's dealings with Borrower.

		IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has caused this Confirmation to be executed as of the date first above written.

	ADAMAR OF NEW JERSEY, INC.,
	a New Jersey corporation

	By	__________________________
		Neil Ciarfalia
		Treasurer

	RAMADA EXPRESS, INC.,
	a Nevada corporation

	By	___________________________
		Nelson W. Armstrong, Jr.
		Vice President & Secretary


	AZTAR INDIANA GAMING CORPORATION,
	an Indiana corporation

	By       ____________________________
		Nelson W. Armstrong, Jr.
		Vice President & Secretary


	AZTAR MISSOURI GAMING CORPORATION,
	a Missouri corporation

	By	____________________________
		Nelson W. Armstrong, Jr.
		Vice President & Secretary


	ATLANTIC-DEAUVILLE INC.,
	a New Jersey Corporation

	By	____________________________
		Neil Ciarfalia
		Treasurer


	ADAMAR GARAGE CORPORATION,
	a Delaware corporation

	By	____________________________
		Neil Ciarfalia
		Treasurer


	HOTEL RAMADA OF NEVADA,
	a Nevada corporation

	By	____________________________
		Nelson W. Armstrong, Jr.
		Vice President & Secretary

	AZTAR DEVELOPMENT CORPORATION,
	a Delaware corporation

	By	____________________________
		Neil Ciarfalia
		Treasurer


	MANCHESTER MALL, INC.,
	a New Jersey corporation

	By	____________________________
		Neil Ciarfalia
		Treasurer


	RAMADA NEW JERSEY HOLDINGS
	CORPORATION,
	 a Delaware corporation

	By	____________________________
		Neil Ciarfalia
		Treasurer


	RAMADA NEW JERSEY, INC.,
	a New Jersey corporation

	By 	____________________________
		Neil Ciarfalia
		Treasurer


                        	EXHIBIT D

         	GLOBAL COLLATERAL DOCUMENTS AMENDMENT


		THIS GLOBAL COLLATERAL DOCUMENTS
AMENDMENT (this "Amendment"), dated as of May 28, 1998, is entered into by and among Aztar Corporation, a Delaware corporation
("Borrower"), Adamar of New Jersey, Inc., a New Jersey corporation ("ANJI"), Ramada Express, Inc., a Nevada corporation ("REI"), Aztar Indiana Gaming Corporation, an Indiana corporation ("AIGC"), Aztar Missouri Gaming Corporation, a Missouri corporation ("AMGC"), Atlantic-Deauville, Inc., a New Jersey Corporation ("ADI"), Adamar Garage Corporation, a Delaware corporation ("AGC"), Manchester Mall, Inc., a
New Jersey corporation ("MMI"), Ramada New Jersey, Inc., a New Jersey corporation ("RNJI"), Hotel Ramada of Nevada, a Nevada corporation ("HRN"), Ramada New Jersey Holdings Corporation, a Delaware corporation, Aztar Development Corporation, a Delaware corporation,
Bank of America National Trust and Savings Association, as Administrative Agent for the Revolving Loan Agreement Lenders, Bank of America
National Trust and Savings Association, as Administrative Agent for the Term Loan Agreement Lenders, and Bank of America National Trust and Savings Association, as Collateral Agent for the Revolving Loan Agreement Lenders and the Term Loan Agreement Lenders, with reference to the following facts:

	RECITALS

A. Borrower and certain of its Subsidiaries (collectively, the "Co-Borrower Subsidiaries"), on a joint and several basis, have previously entered into each of: (i) that certain Reducing Revolving Loan Agreement, dated as of October 4, 1994 (as amended, the "Prior Primary Loan Agreement"), with the Administrative Agent and the lenders (collectively, the "Prior Primary Loan Agreement Lenders") party thereto; and (ii) that certain Supplemental Reducing Revolving Loan Agreement, dated as of March 13, 1997 (as amended, the "Prior Supplemental Loan Agreement"), with the Administrative Agent and the lenders (collectively, the "Prior Supplemental Loan Agreement Lenders") party thereto, pursuant to which the Prior Primary Loan Agreement Lenders and the Prior Supplemental Loan Agreement Lenders provided Borrower and the Co-Borrower Subsidiaries with certain secured reducing revolving loan and letter of credit facilities.

		B.	The obligations of Borrower and the Co-Borrower
Subsidiaries to the Prior Primary Loan Agreement Lenders under the Prior Primary Loan Agreement and to the Prior Supplemental Loan Agreement Lenders under the Prior Supplemental Loan Agreement are guaranteed by certain other Subsidiaries of Borrower pursuant to a certain Subsidiary Guaranty (as defined in the Prior Primary Loan Agreement) and secured by the Collateral provided under the Collateral Documents (as such terms are defined in the Prior Primary Loan Agreement).

		C.	At Borrower's request, the credit facilities created
under the Prior Primary Loan Agreement and the Prior Supplemental Loan Agreement will be transformed into two credit facilities: (i) a reducing revolving credit facility in the amount of $250,000,000, to be evidenced by that certain Amended and Restated Reducing Revolving Loan Agreement, of even date herewith (the "Revolving Loan Agreement"), by and among Borrower, the Administrative Agent and the lenders (collectively, the "Revolving Loan Agreement Lenders") party thereto; and (ii) a term loan in the original principal amount of $50,000,000 to be evidenced by that certain Term Loan Agreement, of even date herewith (the "Term Loan
Agreement"), by and among Borrower, the Administrative Agent and the lenders (collectively, the "Term Loan Agreement Lenders") party thereto, with new lenders joining either credit facility and with differing participation levels for the continuing lenders in the reducing revolving credit facility. The Revolving Loan Agreement and the Term Loan
Agreement each contain a provision whereby the aggregate indebtedness thereunder may be increased by $50,000,000, up to a total of $350,000,000.

		D.	In connection with the establishment of the two
transferred credit facilities, the Co-Borrower Subsidiaries will be released as co-obligors under each of the Prior Primary Loan Agreement and the Prior Supplemental Loan Agreement, but will become party to the Subsidiary Guaranty. The Subsidiary Guaranty hereafter will apply to Borrower's obligations under each of the Revolving Loan Agreement and the Term Loan Agreement on a pari passu basis. The Collateral provided under the Collateral Documents hereafter will secure the obligations of Borrower under each of the Revolving Loan Agreement and the Term Loan Agreement and the obligations of the Subsidiaries party to the Subsidiary Guaranty (the "Subsidiary Guarantors") under the Subsidiary Guaranty, on a pari passu basis pursuant to the Intercreditor Agreement (as defined in the Revolving Loan Agreement).

		E.	The parties to this Amendment wish to amend the
Collateral Documents and the Subsidiary Guaranty as set forth below to give effect to the foregoing intentions of the parties.

		NOW, THEREFORE, in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

	1.	Defined Terms.  Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals hereto) without definition shall have the respective meanings assigned thereto in the Revolving Loan Agreement.

	2.	Excluded Assets.  Notwithstanding anything to the contrary in any of the Collateral Documents, the security interests and Liens created thereby shall not attach to, and the Collateral thereunder shall not include
(i) any gaming license under any Gaming Law, (ii) any assets or capital stock of Adamar of Nevada, (iii) any assets or 51% of the capital stock of Hotel Ramada of Nevada or (iv) the gaming equipment or capital stock of Aztar Missouri Gaming Corporation, except in the case of the assets described in (ii) and (iii), as provided in Section 5.10 of the Revolving Loan Agreement and Section 5.10 of the Term Loan Agreement.

	3.	Amendments to Collateral Documents and Subsidiary
Guaranty.

		A.	Amendments to Security Agreement.  The Security
Agreement is hereby amended as follows:

			(1)	Amendment to Preamble.  The Preamble is
hereby amended to read in full as follows:

		"This SECURITY AGREEMENT ('Agreement') dated as of October 4, 1994, is made by Aztar Corporation, a Delaware corporation ('Borrower'), and those Significant Subsidiaries of Borrower, if any, that are parties hereto, as indicated on the signature pages hereof, and/or that become parties hereto in the manner provided in Section 23 hereof, and each of them, jointly and severally, as Grantors, in favor of Bank of America
National Trust and Savings Association as the Collateral Agent for the ratable benefit of (i) each of the lenders which are parties from time to time to the Revolving Loan Agreement referred to below and (ii) each of the lenders which are parties from time to time to the Term Loan Agreement referred to below, as Secured Party, with reference to the following facts:"

			(2)	Amendment to Definition of Loan Agreement.
Recital A is hereby amended to read in full as follows:

	"A.  Pursuant to the Amended and Restated Reducing Revolving
Loan Agreement, dated as of May 28, 1998, by and among Borrower, the lenders from time to time a party thereto (collectively, the 'Revolving Loan Agreement Banks'), and Bank of America National
Trust and Savings Association as Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Revolving Loan Agreement'), the Revolving Loan Agreement Banks have agreed to extend a certain $250,000,000 reducing revolving credit facility to Borrower; and pursuant to the Term Loan Agreement, dated as of May 28, 1998, by and among Borrower, the lenders from time to time a party thereto (collectively the 'Term Loan Agreement Banks'), and Bank of America National Trust and Savings Association as Administrative Agent
(as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Term Loan Agreement'), the Term Loan Agreement Banks have agreed to provide Borrower with a $50,000,000 term loan. The Revolving Loan Agreement and the Term
Loan Agreement each contain a provision whereby the aggregate indebtedness thereunder may be increased by $50,000,000, up to a total of $350,000,000. (The Revolving Loan Agreement Banks and the Term Loan Agreement Banks hereinafter are referred to collectively as the 'Banks', and all references in this Agreement to the 'Loan Agreement' shall be deemed to be references to the 'Revolving Loan Agreement'.)"

			(3)	Amendment to Definition of Secured
Obligations. The definition of "Secured Obligations" is hereby amended to read in full as follows:

		"'Secured Obligations' means, collectively: (i) any and all present or future Obligations under the Revolving Loan Agreement of any type or nature of Grantors or any one or more of them to the Administrative Agent, the Revolving Loan Agreement Banks, or any one or more of them, arising under or relating to the Loan Documents or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment under the Revolving Loan Agreement, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor; and (ii) any and all present and future Obligations under (and as defined in) the Term Loan Agreement of any type or nature of Grantors or any one or more of them to the Administrative Agent under (and as defined in) the Term Loan Agreement, the Term Loan Agreement Banks or any one or more of them, arising under or relating to the Loan Documents entered into in connection with (and as defined in) the Term Loan Agreement, or any or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance under the Term
Loan Agreement as well as Obligations of payment under the Term Loan Agreement, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor."

			(4)	Amendment to Definition of Secured Party.
The definition of "Secured Party" is hereby amended to read in full as follows:

		"'Secured Party' means the Collateral Agent, who shall hold the Liens and security interests granted hereunder for the ratable benefit of each of (i)
the Revolving Loan Agreement Banks and (ii) the Term Loan Agreement
Banks.  Subject to the terms and conditions of the Intercreditor Agreement, any right, remedy, privilege or power of Secured Party shall be exercised by the Collateral Agent."

			(5)	Amendment to Exhibit A.  Exhibit A to the
Security Agreement (the Instrument of Joinder) is hereby amended to read in full as set forth in Attachment "A" to this Amendment.

			(6)	Acknowledgment by Co-Borrower Subsidiaries.
 Each of the Co-Borrower Subsidiaries acknowledges and agrees that, while it is not a co-obligor with Borrower for any of Borrower's obligations under either the Revolving Loan Agreement or the Term Loan Agreement, it nevertheless shall remain a "Grantor" under (and as defined in) the Security Agreement.

			(7)	HRN.  HRN is deleted as a party to the Security
Agreement.

		B.	Amendments to Trademark Collateral Assignment.
The Trademark Collateral Assignment is hereby amended as follows:

			(1)	Amendment to Preamble.  The Preamble is
hereby amended to read in full as follows:

		"This TRADEMARK COLLATERAL ASSIGNMENT (the 'Assignment' is made and entered into as of October 4, 1994 by Aztar Corporation, a Delaware corporation ('Borrower'), and those Significant Subsidiaries of Borrower, if any, that are parties hereto, as indicated on the signature pages hereof, and/or that become parties hereto in the manner provided in
Section 13 hereof, and each of them, jointly and severally, as Grantors, in favor of Bank of America National Trust and Savings Association as the Collateral Agent for the ratable benefit of (i) each of the lenders which are parties from time to time to the Revolving Loan Agreement referred to below and (ii) each of the lenders which are parties from time to time to the Term Loan Agreement referred to below, as Secured Party, with reference to the following facts:"

			(2)	Amendment to Definition of Loan Agreement.
Recital A is hereby amended to read in full as follows:

		"A.  Pursuant to the Amended and Restated Reducing
Revolving Loan Agreement, dated as of May 28, 1998, by and among Borrower, the lenders from time to time a party thereto
(collectively, the 'Revolving Loan Agreement Banks'), and Bank of
America National Trust and Savings Association as Administrative
Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Revolving Loan Agreement'), the Revolving Loan Agreement Banks have agreed to extend a certain $250,000,000 reducing revolving credit facility to Borrower;
and pursuant to the Term Loan Agreement, dated as of May 28, 1998, by and among Borrower, the lenders from time to time a party thereto (collectively the 'Term Loan Agreement Banks'), and Bank of America
National Trust and Savings Association as Administrative Agent
(as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Term Loan Agreement'), the Term Loan Agreement Banks have agreed to provide Borrower with a $50,000,000 term loan. The Revolving Loan Agreement and the Term
Loan Agreement each contain a provision whereby the aggregate indebtedness thereunder may be increased by $50,000,000, up to a total of $350,000,000. (The Revolving Loan Agreement Banks and the Term Loan Agreement Banks hereinafter are referred to collectively as the 'Banks', and all references in this Agreement to the 'Loan Agreement' shall be deemed to be references to the 'Revolving Loan Agreement'.)"

			(3)	Amendment to Definition of Secured
Obligations. The definition of "Secured Obligations" is hereby amended to read in full as follows:

		"'Secured Obligations' means, collectively: (i) any and all present and future Obligations of any type or nature of Grantors or any one or more of them to the Administrative Agent, the Revolving
Loan Agreement Banks, or any one or more of them, arising under or relating to the Loan Documents entered into in connection with the Revolving Loan Agreement or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment under such Loan Documents, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor; and (ii) any and all present and future Obligations under (and as defined in) the Term Loan Agreement of any type or nature of Grantors or any one or more of them to the Administrative Agent under (and as defined in) the Term Loan Agreement, the Term Loan Agreement Banks, or any one or more of them, arising under or relating to the Loan Documents entered into in connection with (and as defined in) the Term Loan Agreement, or any one or more of them, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including Obligations of performance as well as Obligations of payment under the Term Loan Agreement, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against any Grantor."

			(4)	Amendment to Definition of "Secured Party".
The definition of "Secured Party" is hereby amended to read in full as follows:

		"'Secured Party' means the Collateral Agent who shall receive and hold the assignments made hereunder for the ratable benefit of each of (i) the Revolving Loan Agreement Banks and (ii) the Term
Loan Agreement Banks. Subject to the terms and conditions of the Intercreditor Agreement, any right, remedy, privilege, or power of Secured Party shall be exercised by the Collateral Agent."

			(5)	Amendment to Exhibit A.  Exhibit A to the
Trademark Collateral Assignment (the Instrument of Joinder) is hereby amended to read in full as set forth on Attachment "B" to this Amendment.

			(6)	Acknowledgment by Co-Borrower Subsidiaries.
 Each of the Co-Borrower Subsidiaries acknowledges and agrees that, while it is not a co-obligor with Borrower for any of Borrower's obligations under either the Revolving Loan Agreement or the Term Loan Agreement, it nevertheless shall remain a "Grantor" under (and as defined in) the Trademark Collateral Assignment.

			(7)	HRN.  HRN is deleted as a party to the
Trademark Collateral Assignment.

		C.	Amendment to Pledge Agreement (Nevada Gaming).
The Pledge Agreement (Nevada Gaming) is hereby amended as follows:

			(1)	Amendment to Preamble.  The Preamble is
hereby amended to read in full as follows:

		"This NEVADA GAMING PLEDGE AGREEMENT ('Agreement'), dated as of October 4, 1994, is made by AZTAR CORPORATION, a Delaware corporation ('Aztar'), as Grantor, in favor of and for the benefit of BANK
OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as the Collateral Agent for the ratable benefit of (i) each of the lenders which are parties from time to time to the Revolving Loan Agreement referred to below and (ii) each of the lenders which are parties from time to time to the Term Loan Agreement referred to below, as Secured Party, with reference to the following facts:"

			(2)	Amendment to Definition of Loan Agreement.
Recital A is hereby amended to read in full as follows:

		"A. Pursuant to the Amended and Restated Reducing Revolving Loan Agreement, dated as of May 28, 1998, by and among Aztar, the lenders from time to time a party thereto (collectively, the 'Revolving Loan Agreement Banks'), and Bank of America National
Trust and Savings Association as Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Revolving Loan Agreement'), the Revolving
Loan Agreement Banks have agreed to extend a certain $250,000,000 reducing revolving credit facility to Aztar; and pursuant to the Term
Loan Agreement, dated as of May 28, 1998, by and among Aztar, the lenders from time to time a party thereto (collectively the 'Term Loan Agreement Banks'), and Bank of America National Trust and Savings Association as Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Term Loan Agreement'), the Term Loan Agreement Banks have agreed to provide Aztar with a $50,000,000 term loan. The Revolving Loan Agreement and the Term Loan Agreement each contain a provision whereby the aggregate indebtedness thereunder may be increased by $50,000,000, up to a total of $350,000,000. (The Revolving Loan Agreement Banks and the Term Loan Agreement Banks hereinafter are referred to collectively as the 'Banks', and all references in this Agreement to the 'Loan Agreement' shall be deemed to be references to the 'Revolving Loan Agreement'.)"

			(3)	Amendment to Definition of Secured Party.
The definition of Secured Party is hereby amended to read in full as follows:

		"'Secured Party' means the Collateral Agent, which shall hold the pledges and security interests granted hereunder for the ratable benefit of each of (i) the Revolving Loan Agreement Banks and (ii) the Term Loan Agreement Banks. Subject to the
terms hereof and of the Intercreditor Agreement, any right, remedy, privilege or power of Secured Party shall be exercised by the
Collateral Agent acting with the consent of the Requisite Banks."
		D.	Amendments to Pledge Agreement (General).  The
Pledge Agreement (General) is hereby amended as follows:

			(1)	Amendment to Preamble.  The Preamble is
hereby amended by deleting all the words appearing after the word
"ASSOCIATION" on the tenth line and by substituting the following words therefor:

		"as the Collateral Agent for the ratable benefit of each of
(i) the lenders which are parties from time to time to the Revolving
Loan Agreement referred to below and (ii) the lenders which are parties from time to time to the Term Loan Agreement referred to below, as Secured Party, with reference to the following facts:"

			(2)	Amendment to Definition of Loan Agreement.
Recital A is hereby amended to read in full as follows:

		"A. Pursuant to the Amended and Restated Reducing Revolving Loan Agreement, dated as of May 28, 1998, by and among Parent, the lenders from time to time a party thereto (collectively, the 'Revolving Loan Agreement Banks'), and Bank of America National
Trust and Savings Association as Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Revolving Loan Agreement'), the Revolving Loan Agreement Banks have agreed to extend a certain $250,000,000 reducing revolving credit facility to Parent; and pursuant to the Term Loan Agreement, dated as of May 28, 1998, by and among Parent, the lenders from time to time a party thereto (collectively the 'Term Loan Agreement Banks'), and Bank of America National Trust and Savings Association as Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Term Loan Agreement'), the Term Loan
Agreement Banks have agreed to provide Parent with a $50,000,000 term loan. The Revolving Loan Agreement and the Term Loan Agreement each contain a provision whereby the aggregate indebtedness thereunder may be increased by $50,000,000, up to a total of $350,000,000. (The Revolving Loan Agreement Banks and the Term Loan Agreement Banks hereinafter are referred to collectively as the 'Banks', and all references in this Agreement to the 'Loan Agreement' shall be deemed to be references to the 'Revolving Loan Agreement'.)"

			(3)	Amendment to Definition of Secured Party.
The definition of "Secured Party" is hereby amended to read in full as follows:

		"'Secured Party' means the Collateral Agent, which shall hold the pledges and security interests granted hereunder for the ratable benefit of each of (i) the Revolving Loan Agreement Banks and
(ii) the Term Loan Agreement Banks. Subject to the terms and conditions of the Intercreditor Agreement, any right, remedy, privilege or power of Secured Party shall be exercised by the Collateral Agent."

			(4)	Amendment to Secured Obligations Provision.
Section 4 of the Pledge Agreement (General) is hereby amended to read in full as follows:

			"4.	Security for Obligations.  This Agreement
and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of: (i) all Obligations under the Revolving Loan Agreement, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations of Parent now or hereafter existing under the Loan Documents entered into in connection with the Revolving Loan Agreement, all Obligations of Grantors now or hereafter existing under this Agreement and all interests that accrues on all or any part of any of the Obligations of Parent and/or Grantors under the Revolving
Loan Agreement after the filing of any petition or pleading against any Borrower, Grantor or any other Person for a proceeding under any Debtor Relief Law; and (ii) all Obligations under (and as defined in) the Term Loan Agreement, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations of Parent now or hereafter existing under the Loan Documents entered into in connection with (and as defined in) the Term Loan Agreement, all Obligations of Grantors now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the Obligations of Parent and/or Grantors after the filing of any petition or pleading against any Borrower, Grantor or any other Person for a proceeding under any Debtor Relief
Law."

			(5)	Amendment to Exhibit A.  Exhibit A to the
Pledge Agreement (General) is hereby amended to read in full as set forth in Attachment "C" to this Amendment.

			(6)	Amendment to Schedule 1.  Schedule 1
(Pledged Securities (General)) to the Pledge Agreement (General) is hereby amended to read in full as set forth in Attachment "D" to this Amendment.

		E.	Amendment to Ramada Express Deed of Trust.  The
Ramada Express Deed of Trust is being amended, concurrently with the amendments to the other Collateral Documents effectuated hereby, pursuant to, and as set forth in, that certain Second Amendment to Deed of Trust, of even date herewith, by and between Bank of America National Trust and Savings Association as Collateral Agent for the ratable benefit of each of the Revolving Loan Agreement Lenders and the Term Loan Agreement
Lenders, as beneficiary, and REI, as trustor.

		F.	Amendments to Caruthersville Deed of Trust. The
Caruthersville Deed of Trust is being amended, concurrently with the amendments to the other Collateral Documents effectuated hereby, pursuant to, and as set forth in, that certain Third Amendment to Deed of Trust, of even date herewith, by and between Bank of America National Trust and Savings Association as Collateral Agent for the ratable benefit of each of the Revolving Loan Agreement Lenders and the Term Loan Agreement
Lenders, as beneficiary, and AMGC, as trustor.

		G.	Amendments to Caruthersville Project First Preferred
Ship Mortgage. The First Preferred Ship Mortgage dated as of August 14, 1995, made by AMGC with respect to the Caruthersville Project is hereby amended as follows:

			(1)	Amendment to Preamble.  The Preamble is
hereby amended to read in full as follows:

		"THIS FIRST PREFERRED SHIP MORTGAGE ('Preferred Mortgage') dated August 14, 1995, on the vessel CITY OF CARUTHERSVILLE,
No. 929687, made by Aztar Missouri Gaming Corporation, a Missouri corporation ('Owner') with an office at 324 Ward Avenue, Caruthersville, Missouri 63830, in favor of Security Bank of Pemiscot County, with an office at 323 Ward Avenue, Caruthersville, Missouri 63830 (the 'Mortgagee'), as trustee for the benefit of Bank of America National Trust and Savings Association as Collateral Agent for the ratable benefit of each of (i) the lenders which are parties from time to time to the Reducing Revolving Loan Agreement referred to below and (ii) the lenders which are parties from time to time to the Term Loan Agreement referred to below, with an address for purposes hereunder of Bank of America National Trust and Savings Association, Credit Products (LA 3283), 555 South Flower Street, 10th Floor, Los Angeles, California 90071, with reference to the following facts:"

			(2)	Amendments to the Recitals.  Recital A is
hereby amended to read in full as follows:

		"A. Pursuant to that certain Amended and Restated Reducing Revolving Loan Agreement, dated as of May 28, 1998, by and among Aztar Corporation, a Delaware corporation ('Borrower'), the lenders from time to time a party thereto (collectively, the 'Revolving Loan Agreement Banks') and Bank of America National Trust and Savings Association as Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Reducing Revolving Loan Agreement'), the Revolving Loan Agreement
Banks have agreed to extend a certain $250,000,000 reducing revolving credit facility to Borrower; and pursuant to the Term Loan Agreement, dated as of May 28, 1998, by and among Borrower, the lenders from to time a party thereto (collectively, the 'Term Loan Agreement Banks') and Bank of America National Trust and Savings Association as Administrative Agent (as such agreement may from time to time by amended, extended, renewed, supplemented or otherwise modified, the 'Term Loan Agreement'), the Term Loan Agreement Banks agree to provide Borrower with a $50,000,000 Term Loan. The Revolving Loan Agreement and the Term
Loan Agreement each contain a provision whereby the aggregate indebtedness thereunder may be increased by $50,000,000, up to a total of $350,000,000. (The Revolving Loan Agreement Banks and the Term Loan Agreement Banks hereinafter are referred to collectively as the 'Banks'.)"

Recital B is hereby amended to read in full as follows:

		"B. Owner has guaranteed all of Borrower's obligations under each of the Reducing Revolving Loan Agreement and the Term Loan Agreement pursuant to that certain Subsidiary Guaranty ('Guaranty'), dated as of October 4, 1994 executed by Owner and the other signatories thereto in favor of Lender, a copy of which is attached hereto as Exhibit A, as amended by that certain Global Collateral Documents Amendment, dated as of May 28, 1998, executed by Owner and certain of its affiliates in favor of the Collateral Agent."
Recital F is hereby amended to read in full as follows:

		"F. The total amount of this Preferred Mortgage is equal to the sum of (i) $250,000,000 plus interest, in respect of Borrower's obligations under the Reducing Revolving Loan Agreement,
(ii) $50,000,000 plus interest, in respect of Borrower's obligations under the Term Loan Agreement, and (iii) to the extent that the principal amount of either or both of the Reducing Revolving
Loan Agreement or the Term Loan Agreement is increased by up to an aggregate of $50,000,000, such amount plus interest and performance of mortgage covenants, and the discharge amount is the same as the total amount."

			(3)	Additional Amendments to Amount of Secured
Obligations. The first full paragraph on page 3 is hereby amended to read in full as follows:

		"TO HAVE AND TO HOLD all and singular the described vessel unto Mortgagee, its successors and assigns, forever; upon the terms herein set forth for the enforcement of the Guarantied Obligations, including, but not limited to, the payment of up to $250,000,000 and interest, in respect of Borrower's obligations under the Reducing Revolving Loan Agreement and the related Loan Documents, and the payment of $50,000,000 and interest, in respect of Borrower's obligations under the Term Loan Agreement and the related Loan Documents and to the extent that the principal amount of either or both of the Reducing Revolving Loan Agreement or the Term
Loan Agreement is increased by up to an aggregate of $50,000,000, such amount plus interest."

In addition, Article IV is hereby amended by deleting the reference to "$207,477,346.14", contained in the second paragraph thereof, and by substituting the following therefor:

		"$250,000,000, in respect of Borrower's obligations under the Reducing Revolving Loan Agreement and the related Loan Documents, $50,000,000, in respect of Borrower's obligations under the Term Loan Agreement and the related Loan Documents and, to the extent that the principal amount of either or both of the Reducing Revolving Loan Agreement or the Term Loan Agreement is increased by up to an aggregate of $50,000,000, such amount plus interest."

		H.	Amendments to Evansville Deed of Trust.  The
Evansville Deed of Trust is being amended, concurrently with the amendments to the other Collateral Documents effectuated hereby, pursuant to, and as set forth in, that certain Second Amendment to Mortgage and Assignment of Leases of even date herewith, executed by AIGC in favor of Bank of America National Trust and Savings Association as Collateral Agent for the ratable benefit of each of the Revolving Loan Agreement Lenders and the Term Loan Agreement Lenders.

		I.	Amendments to Evansville Project Leasehold
Mortgage and Assignment of Leases and Rents. The Leasehold Mortgage and the Assignment of Leases and Rents, each dated as of March 31, 1996 and made by AIGC in respect of the Evansville Property, are being amended, concurrently with the amendments to the other Collateral
Documents effectuated hereby, pursuant to, and as set forth in, that certain Second Amendment to Leasehold Mortgage of even date herewith, executed by AIGC in favor of Bank of America National Trust and Savings
Association as Collateral Agent for the ratable benefit of each of the Revolving Loan Agreement Lenders and the Term Loan Agreement
Lenders.

		J.	Amendments to Evansville Project First Preferred Ship
Mortgage. The First Preferred Mortgage dated as of February 29, 1996 made by AIGC with respect to the vessel City of Evansville is hereby amended as follows:

			(1)	Amendment to Preamble.  The Preamble is
hereby amended to read in full as follows:

		"THIS FIRST PREFERRED SHIP MORTGAGE ('Preferred Mortgage') dated February 29, 1996, on the vessel City of Evansville, No. 1035577, made by Aztar Indiana Gaming Corporation, an Indiana corporation
('Owner') with an office at Centrum Bldg., 318 Main Street, Suite 101, Evansville, Indiana 47708, in favor of Security Bank of Pemiscot County, with an office at 323 Ward Avenue, Caruthersville, Missouri 63830 (the 'Mortgagee'), as trustee for the benefit of Bank of America National Trust and Savings Association as Collateral Agent for the ratable benefit of each of (i) the lenders which are parties from time to time to the Reducing Revolving Loan Agreement referred to below and (ii) the lenders which are parties from time to time to the Term Loan Agreement referred to below, with an address for purposes hereunder of Bank of America National Trust and Savings Association, Credit Products (LA 3283), 555 South Flower Street, 10th Floor, Los Angeles, California 90071, with reference to the following facts:"

			(2)	Amendments to the Recitals.  Recital A is
hereby amended to read in full as follows:

		"A. Pursuant to that certain Amended and Restated Reducing Revolving Loan Agreement, dated as of May 28, 1998, by and among Aztar Corporation, a Delaware corporation ('Borrower'), the lenders from time to time a party thereto (collectively, the 'Revolving Loan Agreement Banks') and Bank of America National Trust and Savings Association as Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the 'Reducing Revolving Loan Agreement'), the Revolving Loan Agreement
Banks have agreed to extend a certain $250,000,000 reducing revolving credit facility to Borrower; and pursuant to the Term Loan Agreement, dated as of May 28, 1998, by and among Borrower, the lenders from to time a party thereto (collectively, the 'Term Loan Agreement Banks') and Bank of America National Trust and Savings Association as Administrative Agent (as such agreement may from time to time by amended, extended, renewed, supplemented or otherwise modified, the 'Term Loan Agreement'), the Term Loan Agreement Banks agree to provide Borrower with a $50,000,000 Term Loan. The Revolving Loan Agreement and the Term
Loan Agreement each contain a provision whereby the aggregate indebtedness thereunder may be increased by $50,000,000, up to a total of $350,000,000. (The Revolving Loan Agreement Banks and the Term Loan Agreement Banks hereinafter are referred to collectively as the 'Banks'.)"

 Recital B is hereby amended to read in full as follows:

		"B. Owner has guaranteed all of Borrower's obligations under each of the Reducing Revolving Loan Agreement and the Term Loan Agreement pursuant to that certain Subsidiary Guaranty ("Guaranty"), dated as of October 4, 1994, executed by Owner and the other signatories thereto in favor of Lender, a copy of which is attached hereto as Exhibit A, as amended by that certain Global Collateral Documents Amendment, dated as of May 28, 1998, executed by Owner and certain of its affiliates in favor of the Collateral Agent.

Recital F is hereby amended to read in full as follows:

		"F. The total amount of this Preferred Mortgage is equal to the sum of (i) $250,000,000 plus interest, in respect of Borrower's obligations under the Reducing Revolving Loan Agreement,
(ii) $50,000,000 plus interest, in respect of Borrower's obligations under the Term Loan Agreement, and (iii) to the extent that the principal amount of either or both of the Reducing Revolving Loan
Agreement or the Term Loan Agreement is increased by up to an aggregate of $50,000,000, such amount plus interest and performance of mortgage covenants, and the discharge amount is the same as the total amount."

			(3)	Additional Amendment to Amount of Secured
Obligations. The first full paragraph on page 3 is hereby amended to read in full as follows:

		"TO HAVE AND TO HOLD all and singular the described vessel unto Mortgagee, its successors and assigns, forever; upon the terms herein set forth for the enforcement of the Guarantied Obligations, including, but not limited to, the payment of up to $250,000,000 and interest, in respect of Borrower's obligations under the Reducing Revolving Loan Agreement and the related Loan Documents, the payment of $50,000,000 and interest, in respect of Borrower's obligations under the Term Loan Agreement and the related Loan Documents and to the extent that the principal amount of either or both of the Reducing Revolving Loan Agreement or the Term
Loan Agreement is increased by up to an aggregate of $50,000,000, such amount plus interest."

In addition, Article IV is hereby amended by deleting the reference to "$207,477,346.14", contained in the second paragraph thereof, and by substituting the following therefor:

		"$250,000,000, in respect of Borrower's obligations under the Reducing Revolving Loan Agreement and the related Loan Documents, $50,000,000, in respect of Borrower's obligations under the Term Loan Agreement and the related Loan Documents and, to the extent that the principal amount of either or both of the Reducing Revolving Loan Agreement or the Term Loan Agreement is increased by up to an aggregate of $50,000,000, such amount plus interest."

		K.	Amendments to Mortgage and to Assignment of
Leases, Rents, Income and Profits on Ventnor Property. The Mortgage and the Assignment of Leases, Rents, Income and Profits, each dated as of December 2, 1994 and made by ANJI, ADI, MMI and RNJI in respect of the Block C-9 Lots located in the city of Ventnor, New Jersey, is being amended, concurrently with the amendments to the other Collateral
Documents effectuated hereby, pursuant to, and as set forth in, that certain Second Amendment to Mortgage and Assignment of Leases, of even date herewith, executed by ANJI, ADI, MMI and RNJI in favor of Bank of America National Trust and Savings Association as Collateral Agent for the ratable benefit of each of the Revolving Loan Agreement Lenders and the Term Loan Agreement Lenders.

		L.	Amendments to Mortgage and to Assignment of
Leases, Rents, Income and Profits for Atlantic City Casinos, Garage and Transportation Center. The Mortgage and the Assignment of Leases, Rents, Income and Profits, each dated as of December 2, 1994 made by ANJI, ADI and AGC relating to the Atlantic City Casinos, Garage and Transportation Center, is being amended, concurrently with the amendment to the other Collateral Documents effectuated hereby, pursuant to, and as set forth in, that certain Second Amendment to Mortgage and Assignment of Leases, of even date herewith, executed by ANJI, ADI and AGC in favor of Bank of America National Trust and Savings Association as Collateral Agent for the ratable benefit of each of the Revolving Loan Agreement Lenders and the Term Loan Agreement Lenders.

 		M.	Amendments to Subsidiary Guaranty.
The Subsidiary Guaranty is hereby amended as follows:

			(1)	Amendment to Preamble.  The Preamble is
hereby amended by deleting all words appearing after the word
"Association" on the eighth line thereof and by substituting the following words therefor:

		"as Collateral Agent for the ratable benefit of each of (i) the lenders which are parties from time to time to the Reducing
Revolving Loan Agreement referred to below and (ii) the lenders which are parties from time to time to the Term Loan Agreement referred to below (which lenders are referred to herein collectively and individually as "Lender"), with reference to the following facts:"

			(2)	Amendment to Recitals.  Recital A is hereby
amended to read in full as follows:

		"A. Pursuant to the Amended and Restated Reducing Revolving Loan Agreement, dated as of May 28, 1998, by and among Aztar
Corporation, a Delaware corporation ('Borrower'), the lenders from time to time party thereto (the 'Reducing Revolving Loan
Agreement Lenders') and Bank of America National Trust and Savings Association, as Administrative Agent (such agreement, as it may hereafter be amended, extended, renewed, supplemented, or otherwise modified from time to time, being the 'Reducing Revolving Loan
Agreement'), the Revolving Loan Agreement Lenders are making a certain $250,000,000 reducing revolving credit facility available to Borrower; and pursuant to the Term Loan Agreement, dated as of May 28, 1998, by and among Borrower, the lenders from time to time a party thereto (collectively, the 'Term Loan Agreement Lenders'), and Bank of America National Trust and Savings Association as
Administrative Agent (as such agreement may from time to time be amended, extended, renewed supplemented or otherwise modified, the 'Term Loan Agreement'), the Term Loan Agreement Lenders have agreed to provide Borrower with a $50,000,000 term loan. The Revolving Loan
Agreement and the Term Loan Agreement each contain a provision whereby the aggregate indebtedness thereunder may be increased by $50,000,000, up to a total of $350,000,000."

			(3)	Amendment to Definitions of "Guarantied
Obligations", "Guaranty" and "Lender". The definitions of "Guarantied Obligations", "Guaranty" and "Lender" are hereby amended to read in full as follows:

		"'Guarantied Obligations' means all Obligations of Borrower or any Party at any time and from time to time owed to Lender under any one or more of the Loan Documents or any one or more of the Loan Documents entered into in connection with (and as defined in) the Term
Loan Agreement (but not including Obligations owed to Lender under this Subsidiary Guaranty), whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, any Guarantor or any other Person."

		"'Guarantors' means the Significant Subsidiaries of Borrower that are parties hereto as indicated on the signature pages hereof, and each of them, and any one or more of them jointly and severally."

		"'Lender' means the Collateral Agent, the Reducing Revolving Loan Agreement Lenders, and the Term Loan Agreement Lenders, and each of them, and any one or more of them. Subject to the terms of the Intercreditor Agreement, any right, remedy, privilege or power of Lender may be exercised by the Collateral Agent, by the Requisite Lenders under the Reducing Revolving Loan Agreement, or by any Lender party to the Reducing Revolving Loan Agreement acting with the consent of such Requisite Lenders."

			(4)	Amendment to Exhibit A.  Exhibit A to the
Subsidiary Guaranty (the Instrument of Joinder) is hereby amended to read in full as set forth on Attachment "E" to this Amendment.

			(5)	Acknowledgment by Co-Borrower Subsidiaries.
 Each of the Co-Borrower Subsidiaries acknowledges and agrees that, while it is not a co-obligor with Borrower for any of Borrower's obligations under either the Revolving Loan Agreement or the Term Loan Agreement, it shall be a "Guarantor" under (and as defined in) the Subsidiary Guaranty.

	4.	Joinder.  Each of the undersigned agrees that, to the extent not otherwise addressed by this Amendment, and to the extent such party is not already a party to a Collateral Document or the Subsidiary Guaranty, it shall be a party in the appropriate capacity to the Collateral Documents and the Subsidiary Guaranty, as applicable with the same effect as if such party had been an original signatory thereto.

	5.	Otherwise Not Affected.  Except as expressly amended and
supplemented by this Amendment, the terms and conditions of the Collateral Documents and the Subsidiary Guaranty shall remain unaltered, are hereby reaffirmed, and shall continue in full force and effect.

		IN WITNESS WHEREOF, the parties have executed this Amendment by their respective duly authorized officers as of the date first above written.

AZTAR CORPORATION, a Delaware
corporation

ADAMAR OF NEW JERSEY, INC., a
New Jersey corporation

ATLANTIC-DEAUVILLE, INC., a New Jersey
corporation

ADAMAR GARAGE CORPORATION, a
Delaware corporation

AZTAR DEVELOPMENT CORPORATION, a
Delaware corporation

RAMADA NEW JERSEY HOLDINGS
CORPORATION, a Delaware corporation

RAMADA NEW JERSEY, INC., a New Jersey
corporation

MANCHESTER MALL, INC., a New Jersey
corporation



By_________________________________
Neil Ciarfalia
Treasurer

AZTAR INDIANA GAMING CORPORATION,
an Indiana corporation

AZTAR MISSOURI GAMING CORPORATION,
a Missouri corporation

RAMADA EXPRESS, INC., a Nevada corporation

HOTEL RAMADA OF NEVADA, a Nevada
corporation



By________________________________
Nelson W. Armstrong, Jr.
Vice President & Secretary

BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Administrative
Agent for the Revolving Loan Agreement Lenders
By____________________________________

Title:__________________________________


BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Administrative
Agent for the Term Loan Agreement Lenders

By____________________________________

Title:__________________________________

BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION, as Collateral Agent for the Revolving Loan Agreement Lenders and for the Term Loan Agreement Lenders

By____________________________________

Title:__________________________________


	EXHIBIT E

	GLOBAL ASSIGNMENT AND RELEASE AGREEMENT

THIS GLOBAL ASSIGNMENT AND RELEASE AGREEMENT
("Agreement") dated as of May 28, 1998 is entered into by the Assignors and Assignees described on the signature pages hereto with reference to (a) the Reducing Revolving Loan Agreement dated as of October 4, 1994 (the "Aztar Loan Agreement") among Aztar Corporation ("Aztar") and certain of its Subsidiaries (the "Co-Borrower Subsidiaries") with such Co-Borrower Subsidiaries as joint and several co-borrowers, the Banks therein named, and Bank of America National Trust and Savings Association, as Managing Agent and (b) the Second Amended and Restated Loan Agreement dated as of October 4, 1994 (the "Tropicana Loan Agreement") among Tropicana Enterprises ("Tropicana"), the Banks therein named, and Bank of America National Trust and Savings Association, as Managing Agent. The Aztar Loan Agreement and the Tropicana Loan Agreement are herein collectively referred to as the "Existing Loan Agreements". The parties hereto agree with reference to the following facts:

A.	Each of the Assignors is party to the Aztar Loan Agreement with the percentage interests in the credit facilities provided to the Co-Borrower Subsidiaries thereunder set forth on Schedule A hereto. Each of the Assignors is also party to the Tropicana Loan Agreement with the percentage interests in the credit facilities provided to Tropicana thereunder set forth on Schedule B hereto.

B.	As of the date hereof, the principal amount of the Obligations under the Aztar Loan Agreement and the principal amount of the Obligations under the Tropicana Loan Agreement are as set forth on Schedule C hereto.

C.	Immediately following the effectiveness of this Agreement, (i) the
Aztar Loan Agreement shall be amended and restated, as to a portion thereof, pursuant to an Amended and Restated Reducing Revolving Loan Agreement (the "Amended Revolver") of even date herewith (under which Aztar shall be the sole Borrower), (ii) a portion of the Aztar Loan Agreement shall be evidenced by a Term Loan Agreement (the "Term
Loan Agreement") of even date herewith and (iii) the Tropicana Loan Agreement shall be amended pursuant to an Amendment No. 1 to Loan
Agreement of even date herewith (collectively, the "Amended
Agreements").

D.	In anticipation of the execution of the Amended Agreements, the parties desire to make the assignments contemplated herein, so as to adjust their respective percentage interests under the Amended
Agreements.

E.	Certain of the Banks who will hereby assign their entire interest in the Existing Loan Agreements as set forth on the signature page hereof
(the "Exiting Banks") shall hereby terminate their status as Banks under the Existing Loan Agreements and shall not participate in the Amended Agreements.

F.	Pursuant to this Agreement, the Assignors will release the Co-
Borrower Subsidiaries as borrowers under the Aztar Loan Agreement subject to their execution of the Subsidiary Guaranty under the Amended Revolver and the Term Loan Agreement.

The parties hereto hereby severally represent, warrant, assign, accept and agree as follows:

1.	Definitions.  Capitalized terms used but not defined herein
are used with the meanings set forth for such terms in the Aztar Loan Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

"Assignee" means (a) as to the Aztar Loan Agreement, those of the Banks having a positive amount set forth opposite the name of that Bank in (i) Column II of Schedule A hereto as to the Amended Revolver and (ii) Column III of Schedule A hereto as to the Term Loan Agreement and (b) as to the Tropicana Loan Agreement, those of the Banks having a positive amount set forth opposite the name of that Bank in Column II of Schedule B hereto.

"Assigned Pro Rata Share" means, as to each Bank and each of the Amended Agreements, the amount and percentage interest assigned or accepted by that Bank under that Loan Agreement, as detailed on Schedules A and B.

"Assignor" means (a) as to the Aztar Loan Agreement, those of the Banks having a positive amount set forth opposite the name of that Bank in Column I of Schedule A hereto and (b) as to the Tropicana Loan Agreement, those of the Banks having a positive amount set forth opposite the name of that Bank in Column I of Schedule B hereto.

"Borrowers" means, as of the Effective Date, Aztar and Tropicana.

"Effective Date" means the date upon which the Amended
Agreements become effective and the payments described in Section 6 have been made.

"Exiting Bank" means each Bank which hereby assigns its entire interest in the Existing Loan Agreements.

"Loan Documents" means the Loan Documents described in the Aztar Loan Agreement and the Tropicana Loan Agreement.

"Managing Agent" means Bank of America National Trust and
Savings Association, in its capacity as Managing Agent for each of the Banks under the Existing Loan Agreements.

"Obligations" means, collectively, the obligations and indebtedness of the Co-Borrower Subsidiaries and Tropicana, respectively, under the Existing Loan Agreements.

"Pro Rata Shares" means, as the context requires, the percentage interest of the relevant Bank of the commitments under the Aztar Loan Agreement or Tropicana Loan Agreement.

2.	Representations and Warranties of the Assignors.  Each
Assignor severally represents and warrants, each for itself and not for any other Assignor, to the Assignees as follows:

(a)	As of the date hereof, the Pro Rata Shares of such Assignor
under the Loan Agreements are as set forth on Schedule A and Schedule B, in each case without giving effect to assignments thereof which have not yet become effective;

(b)	Such Assignor is the legal and beneficial owner of such
Assignor's Assigned Pro Rata Share and such Assignor's Assigned Pro
Rata Share is free and clear of any adverse claim. Schedule C accurately reflects the aggregate outstandings under the Existing Loan Agreements;

(c)	Such Assignor has full power and authority, and has taken
all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

(d)	This Agreement constitutes the legal, valid and binding
obligation of such Assignor.

The Assignors make no representation or warranty and assume no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of the Obligations, and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Loan Agreements or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Existing Loan Agreements or any Loan Document other than as expressly set forth above.

3.	Representations and Warranties of the Assignees.  Each
Assignee hereby represents and warrants, for itself and not for any other Assignee, to each Assignor as follows:

(a)	Such Assignee has full power and authority, and has
taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

(b)	This Agreement constitutes the legal, valid and
binding obligation of such Assignee;

(c)	Such Assignee has independently and without
reliance upon the Managing Agent or any Assignor and based on such documents and information as such Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Such Assignee will, independently and without reliance upon the Managing Agent or any Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Agreements;

(d)	Such Assignee has received copies of such of the
Existing Loan Agreements and the Amended Agreements, related loan documents and financial statements of Borrowers and their Affiliates as it has requested;

(e)	Such Assignee will perform in accordance with their
respective terms all of the obligations which by the terms of the Amended Agreements are required to be performed by it as a Bank; and

(f)	Such Assignee is an Eligible Assignee.

4.	Assignment and Acceptance; Release of Exiting Banks.

(a)	On the Effective Date and on the terms set forth
herein, each Bank under the Aztar Loan Agreement hereby irrevocably sells, assigns and transfers, as an Assignor, its Assigned Pro Rata Share under the Aztar Loan Agreement (detailed as to percentage and amount in Column I of Schedule A hereto):

(i) to each Bank which is an Assignee under the Amended Revolver, its Assigned Pro Rata Share under the Amended Revolver (detailed as to percentage and amount in Column II of Schedule A hereto); and

(ii) to each Bank which is an Assignee under the Term Loan Agreement, its Assigned Pro Rata Share under the Term Loan Agreement (detailed as to percentage and amount in Column III of Schedule A hereto).

Each Bank which is an Assignee under the Amended Revolver or the Term Loan Agreement hereby irrevocably accepts, from each such Assignor, an Assigned Pro Rata Share in the amount and percentage interest detailed in Columns II and III, respectively, of Schedule A hereto.

(b)	On the Effective Date and on the terms set forth
herein, each Bank under the Tropicana Loan Agreement hereby irrevocably sells, assigns and transfers, as an Assignor, its Assigned Pro Rata Share under the Tropicana Loan Agreement (detailed as to percentage and amount in Column I of Schedule B hereto) to each Bank which is an Assignee under the Tropicana Loan Agreement. Each Bank which is an Assignee under the
Tropicana Loan Agreement hereby irrevocably accepts, from each such Assignor, an Assigned Pro Rata Share in the amount and percentage interest detailed in Column II of Schedule B hereto.

(c)	On the Effective Date, each Bank which is an
Exiting Bank hereby accepts termination of its status as a Bank under the Existing Loan Agreements, and all of the other parties thereto hereby release such Exiting Banks from their lending commitments and any other obligation under the Existing Loan Agreements.

(d)	As of the Effective Date, each Assignee shall have
the rights and obligations of a "Bank" under the Loan Documents. Each Assignee hereby appoints and authorizes the Managing Agent to take such action and to exercise such powers under the Existing Loan Agreements as are delegated to the Managing Agent by the Existing Loan Agreements.

5.	Release of Co-Borrower Subsidiaries.  On the Effective
Date, each Co-Borrower Subsidiary is released from any further obligation as a co-borrower under the Aztar Loan Agreement; provided that each such Co-Borrower Subsidiary executes and delivers the Subsidiary Guaranty under the Amended Revolver and the Term Loan Agreement.

6.	Payment.  On the Effective Date, and as a condition
precedent to the assignments contemplated hereby, (i) Borrowers shall pay to each Bank through the Managing Agent all interest, fees, and other amounts which have accrued and remain unpaid under the Existing Loan Agreements as of the date hereof and (ii) the Assignees shall pay to the Assignors through the Managing Agent such principal amounts outstanding under the Existing Loan Agreements as are necessary to result in each Bank holding the percentage interest in the Amended Revolver and Term Loan Agreement as set forth in Columns II and III, respectively of Schedule A hereto (with any excess amount advanced to Aztar as additional principal outstanding under the Amended Revolver or Term Loan Agreement, as the case may be) and each Bank holding the percentage interest in the Tropicana Loan Agreement as is set forth in Column II of Schedule B hereto. The Managing Agent shall advise each Bank of the amounts to be so paid and (in the absence of written objection from any Bank) the advice of the Managing Agent shall be conclusively presumed to be correct. The Managing Agent may require that each payment made by or to a Bank be net of any amounts to be paid to or by that Bank. The Assignors and the Assignees hereby agree that if any of them receives any payment of interest, principal, fees or any other amount under the Existing Loan Agreements, their respective Notes or any other Loan Documents which is for the account of one of the other parties hereto, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

7.	Notes.  Concurrently herewith each Bank is redelivering its
promissory notes under the Existing Loan Agreements to counsel for the Managing Agent for cancellation in consideration of the issuance of the new promissory notes to be issued in connection with the Amended Agreements.

8.	Further Assurances.  The Assignors and the Assignees
further agree to execute and deliver such other instruments, and take such other action, as any party hereto may reasonably request in connection with the transactions contemplated by this Agreement.

9.	Governing Law.  THIS AGREEMENT SHALL BE
DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND
SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED
IN ACCORDANCE WITH, THE LOCAL LAWS OF THE STATE OF
NEVADA.  FOR ANY DISPUTE ARISING IN CONNECTION WITH
THIS AGREEMENT, EACH ASSIGNEE HEREBY IRREVOCABLY
SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE
OF NEVADA.

10.	Notices.  All communications among the parties or notices
in connection herewith shall be in writing, and shall be delivered in the manner set forth in the Aztar Loan Agreement.

11.	Binding Effect.  This Agreement shall be binding upon and
inure to the benefit of the parties and their respective successors and assigns; provided, however, that no Assignee shall assign its rights or obligations under this Agreement without the prior written consent of each Assignor and any purported assignment, absent such consent, shall be void. Nothing contained in this Section shall restrict the assignment by any Assignee of its rights under the Loan Documents following the Effective Date.

12.	Consent of Managing Agent and Borrowers.  By executing
this Agreement in the space provided below, Bank of America National Trust and Savings Association consents (in its capacity as Managing Agent under each of the Existing Loan Agreements) to each of the assignments described herein, and waives the recordation fees payable to it to it as Managing Agent pursuant to the Existing Loan Agreements in connection with such assignments.
 Borrowers (while not a party to this Agreement) have signed this Agreement below to evidence their consent to such assignments.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION (as
Managing Agent under each of the Loan
Agreements)

By: _____________________________

Title: ____________________________






"Assignors"

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION


By:
__________________________________
   	Scott L. Faber
Vice President

Address:

Bank of America National Trust and Savings
Association
555 South Flower Street, 11th Floor, #3283
Los Angeles, California  90071

Attn:	Scott L. Faber
Vice President

Telecopier:  (213) 228-2641
Telephone:   (213) 228-2768

With a copy to:

Bank of America National Trust and
Savings Association
555 South Flower Street (LA-5777)
Los Angeles, California  90071

Attn:	William Newby
Managing Director

Telecopier:  (213) 228-3145
Telephone:   (213) 228-2438





BANKERS TRUST COMPANY



By
	_________________________________
David Bell
Vice President

Address:

Bankers Trust Company
130 Liberty Street
New York, New York 10006

Attn: 	David Bell
Vice President

Telecopier: (212) 250-7218
Telephone: (212) 250-9048



SOCIETE GENERALE



By
	_________________________________
Donald L. Schubert
First Vice President

Address:

Societe Generale
2029 Century Park East, Suite 2900
Los Angeles, California 90067

Attn: 	Donald L. Schubert
First Vice President

Telecopier: (310) 551-1537
Telephone: (310) 788-7104

With a copy sent to:

Societe Generale
2029 Century Park East, Suite 2900
Los Angeles, California 90067

Attn: Jane van Brussel

Telecopier: (310) 788-7106
Telephone: 9310) 551-1537


BANK OF SCOTLAND



By
	_________________________________
Annie Chin-Tat
Vice President

Address:

Bank of Scotland
565 Fifth Avenue
New York, New York 10017

Attn: Annie Chin-Tat

Telecopier: (212) 557-9460
Telephone: (212) 450-0871

With a copy to:

Bank of Scotland
660 South Figueroa Street, Suite 1760
Los Angeles, California 90017

Attn: Kandis Jaffrey

Telecopier: (213) 489-3594
Telephone: (213) 629-3057

CREDIT LYONNAIS LOS ANGELES
BRANCH



By
	_________________________________
Dianne M. Scott
Vice President and Manager

Address:

Credit Lyonnais Los Angeles Branch
515 South Flower Street, 22nd Floor
Los Angeles, California 90071

Attn: Glenn Harvey

Telecopier: (213) 623-3437
Telephone: (213) 362-5956

With a copy to:

Ron Finn, Esquire
Legal Department
Credit Lyonnais, New York Branch
1301 Avenue of the Americas
New York, New York 10019

Telecopier: (212) 459-3187
Telephone: (212) 261-7050



PNC BANK, NATIONAL ASSOCIATION



By
	_________________________________
Gary W. Wessels
Vice President

Address:

PNC Bank, N.A.
Two Tower Center, 16th Floor
East Brunswick, New Jersey 08816

Attn: Denise D. Killen

Telecopier: (732) 220-3270
Telephone: (732) 220-3262


ABN AMRO BANK, N.V.



By
	_________________________________
Jeffrey A. French
Group Vice President and Director

By
	_________________________________
Michael Tolentino
Assistant Vice President and Credit
Analyst

Address:

ABN AMRO Bank, N.V.
101 California Street, Suite 4550
San Francisco, California 94111-5812

Attn: Michael Tolentino

Telecopier: (415) 362-3524
Telephone: (415) 984-3722
IMPERIAL BANK, A CALIFORNIA
BANKING CORPORATION



By
	_________________________________

_______________________________
[Printed Name and Title]

Address:

Imperial Bank
9920 South La Cienega Boulevard, 14th
Floor
Inglewood, California 90301

Attn: Steven K. Johnson

Telecopier: (310) 417-5997
Telephone: (310) 417-5657


FIRST SECURITY BANK N.A., as an
Assignor and an Exiting Bank


By:	___________________________
David Williams
Vice President

Address:

First Security Bank N.A.
Commercial Banking Division
15 East 100 South, Second Floor
Salt Lake City, Utah  84111

Attn:  David Williams
   Vice President

Telecopier: 	(801) 246-5532
Telephone:	(801) 246-5540
MASSMUTUAL HIGH YIELD PARTNERS
LLC, as an Assignor and an Exiting Bank


By:	___________________________
Laura Hamel
Title:_______________________

Address:

MassMutual High Yield Partners LLC
c/o Massachusetts Mutual Life Insurance Co.
1295 State Street
Springfield, Massachusetts 01111

Attn:   John Wheeler
    _____________


Telecopier: 	(413) 744-6127
Telephone: 	(413) 744-6228


MERRILL LYNCH SENIOR FLOATING
RATE FUND, INC., as an Assignor and an
Exiting Bank


By:	_________________________________
Jill Montanye
Title:_____________________________

Address:

Merrill Lynch Senior Floating Rate Fund Inc.
Area 1B
c/o Merrill Lynch Asset Management
800 Scudders Mill Road
Plainsboro, NJ 08536

Attn:    Jill Montanye
     _______________

Telecopier:	(609) 282-3542
Telephone:	(609) 282-3102




THE SUMITOMO BANK, LIMITED, as an
Assignor and an Exiting Bank


By:
	___________________________________
Herbert W. Redding
Vice President

Address:

The Sumitomo Bank, Limited
233 South Wacker Drive, Suite 5400
Chicago, IL 60606-6448

Attn:    Herbert W. Redding
 	     Vice President

Telecopier:	(312) 993-6255
Telephone:	(312) 993-6202






"Assignees"


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION


By:
__________________________________
   	Scott L. Faber
Vice President

Address:

Bank of America National Trust and Savings
Association
555 South Flower Street, 11th Floor, #3283
Los Angeles, California  90071

Attn:     Scott L. Faber
      Vice President

Telecopier:  (213) 228-2641
Telephone:   (213) 228-2768

With a copy to:

Bank of America National Trust and
Savings Association
555 South Flower Street (LA-5777)
Los Angeles, California  90071

Attn:     William Newby
       Managing Director

Telecopier:  (213) 228-3145
Telephone:   (213) 228-2438



BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION


By:
__________________________________
   	Francis Griffin
Attorney-In-Fact

Address:

Bank of America National Trust and Savings
Association
231 South LaSalle Street, 18th Floor
Chicago, Illinois 60697

Attn:  Francis Griffin

Telecopier:  (312) 828-7448
Telephone:   (312) 828-8244

With a copy to:

Bank of America National Trust and Savings
Association
231 South LaSalle Street, 18th Floor
Chicago, Illinois 60697

Attn:     Catherine Beard

Telecopier: (312) 828-7448
Telephone: (312) 828-6389



BANKERS TRUST COMPANY



By
	_________________________________
David Bell
Vice President

Address:

Bankers Trust Company
130 Liberty Street
New York, New York 10006

Attn:     David Bell
      Vice President

Telecopier: (212) 250-7218
Telephone: (212) 250-9048



SOCIETE GENERALE



By
	_________________________________
Donald L. Schubert
First Vice President


Address:

Societe Generale
2029 Century Park East, Suite 2900
Los Angeles, California 90067

Attn:     Donald L. Schubert
      First Vice President

Telecopier: (310) 551-1537
Telephone: (310) 788-7104
With a copy sent to:

Societe Generale
2029 Century Park East, Suite 2900
Los Angeles, California 90067

Attn: Jane van Brussel

Telecopier: (310) 788-7106
Telephone: 9310) 551-1537


BANK OF SCOTLAND



By
	_________________________________
Annie Chin-Tat
Vice President

Address:

Bank of Scotland
565 Fifth Avenue
New York, New York 10017

Attn: Annie Chin-Tat

Telecopier: (212) 557-9460
Telephone: (212) 450-0871

With a copy to:

Bank of Scotland
660 South Figueroa Street, Suite 1760
Los Angeles, California 90017

Attn: Kandis Jaffrey

Telecopier: (213) 489-3594
Telephone: (213) 629-3057

CREDIT LYONNAIS LOS ANGELES
BRANCH



By
	_________________________________
Dianne M. Scott
Vice President and Manager

Address:

Credit Lyonnais Los Angeles Branch
515 South Flower Street, 22nd Floor
Los Angeles, California 90071

Attn: Glenn Harvey

Telecopier: (213) 623-3437
Telephone: (213) 362-5956

With a copy to:

Ron Finn, Esquire
Legal Department
Credit Lyonnais, New York Branch
1301 Avenue of the Americas
New York, New York 10019

Telecopier: (212) 459-3187
Telephone: (212) 261-7050



PNC BANK, NATIONAL ASSOCIATION



By
	_________________________________
Gary W. Wessels
Vice President

Address:

PNC Bank, N.A.
Two Tower Center, 16th Floor
East Brunswick, New Jersey 08816

Attn: Denise D. Killen

Telecopier: (732) 220-3270
Telephone: (732) 220-3262



ABN AMRO BANK, N.V.



By
	_________________________________
Jeffrey A. French
Group Vice President and Director

By	    _______________________________
Michael Tolentino
Assistant Vice President and Credit
Analyst

Address:

ABN AMRO Bank, N.V.
101 California Street, Suite 4550
San Francisco, California 94111-5812

Attn: Michael Tolentino

Telecopier: (415) 362-3524
Telephone: (415) 984-3722

IMPERIAL BANK, A CALIFORNIA
BANKING CORPORATION



By	_________________________________

_______________________________
[Printed Name and Title]

Address:

Imperial Bank
9920 South La Cienega Boulevard, 14th
Floor
Inglewood, California 90301

Attn: Steven K. Johnson

Telecopier: (310) 417-5997
Telephone: (310) 417-5657


KEYBANK NATIONAL ASSOCIATION



By
	_________________________________
Mary K. Young
Commercial Banking Officer

Address:

KeyBank National Association
700 Fifth Avenue, 46th Floor
Seattle, Washington 98104

Attn: Mary K. Young

Telecopier: (206) 684-6035
Telephone: (206) 684-6085
THE MITSUBISHI TRUST AND
BANKING CORPORATION, LOS
ANGELES AGENCY



By
	_________________________________
Yasushi Satomi
Senior Vice President and Chief
Manager

Address:

The Mitsubishi Trust and Banking
Corporation, Los Angeles Agency
801 South Figueroa Street, Suite 500
Los Angeles, California 90017

Attn: F. Frank Herrera

Telecopier: (213) 687-4631
Telephone: (213) 896-4652


ARCHIMEDES FUNDING, L.L.C.
By: ING Capital Advisors, Inc., as Collateral
Manager



By
	_________________________________

_________________________________
[Printed Name and Title]

Address:

Archimedes Funding, L.L.C.
c/o ING Capital Advisors, Inc.
333 South Grand Avenue, suite 4250
Los Angeles, California 90071

Attn:     Mike Hatley
       Vice President and Portfolio
Manager
Telecopier: (213) 346-3972
Telephone: (213) 346-3995


DEEPROCK & COMPANY,
By: Eaton Vance Management,
as Investment Advisor


By
	_________________________________

_________________________________
[Printed Name and Title]

Address:

State Street Bank & Trust Company
Corporate Trust Division
Two International Place, 5th Floor
Boston, Massachusetts 02110

Attn: Patrick McEnroe

Telecopier: (617) 664-5366 or (617) 664-
5367
Telephone: (617) 664-5407

and

Eaton Vance Management
Attention: Prime Rate Reserves
24 Federal Street, 6th Floor
Boston, Massachusetts 02110

Telecopier: (617) 695-9594
Telephone: (617) 348-0115

The undersigned hereby consent to the assignments described above and to the release of the Exiting Banks from their lending commitments under the Loan
Agreements:


AZTAR CORPORATION
ADAMAR OF NEW JERSEY, INC.


By: _______________________
Neil Ciarfalia, Treasurer


RAMADA EXPRESS, INC.
AZTAR INDIANA GAMING CORPORATION
AZTAR MISSOURI GAMING CORPORATION


By: _______________________
Nelson W. Armstrong, Jr.
Vice President and Secretary


TROPICANA ENTERPRISES
By: ADAMAR OF NEVADA
Its General Partner


By: _______________________
Nelson W. Armstrong, Jr.
Vice President and Secretary


	EXHIBIT F

	INTERCREDITOR AND COLLATERAL AGENCY
AGREEMENT


		THIS INTERCREDITOR AND COLLATERAL
AGENCY AGREEMENT (this "Agreement"), dated as of May 28,
1998, is entered into by and among Bank of America National Trust and Savings Association ("Bank of America"), as Administrative Agent for the Revolver Lenders (as hereinafter defined) Bank of America, as Administrative Agent for the Term Lenders (as hereinafter defined) and Bank of America, as Collateral Agent for the Revolver Lenders and for the Term Lenders (the "Collateral Agent"), with reference to the following facts:

	RECITALS

		A.	Aztar Corporation, a Delaware corporation
("Borrower"), the Revolver Lenders (as defined below), and Bank of America, as Administrative Agent, are parties to that certain
Amended and Restated Reducing Revolving Loan Agreement of even date herewith (as amended through the date hereof, the "Amended Revolver"), pursuant to which the Revolver Lenders have provided Borrower with certain secured reducing revolving loan and letter of credit facilities. Unless otherwise herein defined, capitalized terms herein are used with the same meanings as set forth in the Amended Revolver.

		B.	Borrower is concurrently entering into a Term
Loan Agreement of even date herewith among Borrower, the Term
Lenders (as defined below) and Bank of America, as Administrative Agent (the "Term Loan Agreement"), which is to be secured by the same Collateral and guaranteed by the same Persons as the Amended Revolver.

		C.	Pursuant to this Agreement, the Revolver
Lenders and the Term Lenders (collectively, the "Lenders") (i) shall agree as to the relative priority and enforcement rights of (a) their respective Liens and security interests in the assets and properties of Borrower and of certain Subsidiaries of Borrower, and (b) their respective interests in the Subsidiary Guaranty and (ii) shall appoint the Collateral Agent as their common collateral agent to take the actions described herein with respect to the Collateral (as hereinafter defined).

		D.	The execution of this agreement by Bank of
America, as Collateral Agent and representative of the Lenders, is authorized by Section 10.1 of the Amended Revolver and Section
10.1 of the Term Loan Agreement.

		NOW, THEREFORE, in consideration of the
foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

		ARTICLE I

	DEFINITIONS

	I.1	Definitions of Certain Terms.  As used herein, the
following terms have the meanings set forth below:

		"Administrative Agent" means (a) when used in the context of the Amended Revolver, the Administrative Agent under the Amended Revolver and (b) when used in the context of the Term Loan Agreement, the Administrative Agent under the Term Loan Agreement.

		"Aggregate Permitted Obligations" means, as of each date of determination, the sum of the Permitted Term Obligations and the Permitted Revolver Obligations.

		Amended Revolver" has the meaning specified in the Recitals to this Agreement.

		"Collateral" means, collectively, the Collateral described in the Amended Revolver and the Collateral described in the Term Loan Agreement.

		"L/C Exposure" means, as of any date of
determination, the aggregate
maximum available amount which may be drawn under all Letters of Credit which are outstanding under the Amended Revolver as of such date of determination.

		"Lenders" means each of the Lenders from time to time party to the Amended Revolver or the Term Loan Agreement.

		"Loan Agreements" means, collectively, the Term
Loan Agreement and the Amended Revolver.

		"Loan Documents" means, collectively, the Loan
Documents described in the Amended Revolver and the Loan
Documents described in the Term Loan Agreement.
		"Material Collateral" means any Collateral which may not be released without the consent of all of the Lenders pursuant to
Section 11.26 of the Amended Revolver and Section 11.27 of the
Term Loan Agreement, in each case as in effect on the date hereof.

		"Notice of Default" has the meaning set forth in
Section 2.1.

		"Permitted Revolver Obligations" means Obligations under the Amended Revolver to the extent that the same do not exceed the sum of (a) the amount of the Commitment under the Amended Revolver, as in effect on the date of this Agreement plus
(b) any increase thereto made in accordance with the provisions of
Section 2.8 of the Amended Revolver.

		"Permitted Term Obligations" means Obligations under the Term Loan Agreement to the extent that the same do not exceed the sum of (a) the amount of the Commitment under the Term Loan Agreement, as in effect on the date of this Agreement plus (b) any increase thereto made in accordance with the provisions of Section 2.6 of the Term Loan Agreement.

		"Required Combined Lenders" means Lenders holding 65% or more of the combined lending commitments under the Amended Revolver and the Term Loan Agreement (or, to the extent that both of such lending commitments have then been terminated, Lenders holding 65% of the Aggregate Permitted Obligations).

		"Revolver Lenders" means the Lenders from time to time party to the Amended Revolver.

		"Subsidiary Guaranty" means the Subsidiary Guaranty, as defined in the Amended Revolver and in the Term Loan
Agreement.

		"Term Loan Agreement" has the meaning specified in the Recitals to this Agreement.

		"Term Lenders" means the Lenders party to the Term Loan Agreement from time to time.

	I.2	Terms Generally.  The definitions in Section 1.1 shall
apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

	I.3	Incorporation by Reference.  Any provision of the
Amended Revolver that is incorporated by reference into this Agreement shall be deemed to be amended in such respects as are necessary to make such provision appropriate in the context of this Agreement rather than the context of the Amended Revolver. Any defined term used in such a provision which is defined in Section 1.1 of this Agreement shall be incorporated herein using the defined term in this Agreement, and not the defined term in the Amended Revolver.

	ARTICLE II

	SHARING OF LIENS AND GUARANTIES

	II.1	Sharing of Liens and Subsidiary Guaranty.  The
Collateral Agent is hereby appointed by the Revolver Lenders and the Term Lenders to hold, on behalf of all of the Lenders, (a) the Liens granted pursuant to the Collateral Documents and (b) the rights under the Subsidiary Guaranty, in each case for the pari passu and ratable benefit of all of the Lenders. Concurrently with acceleration of the obligations under the Term Loan Agreement or the Amended Revolver, the Administrative Agent for the respective Lenders thereunder will deliver a notice thereof (a "Notice of Default") to the Collateral Agent (or, if the Obligations are deemed accelerated pursuant to Section 9.1(k) of the Amended Revolver or
Section 9.1(k) of the Term Loan Agreement, shall be deemed to have delivered a Notice of Default). Upon any foreclosure of the Liens under the Collateral Documents, upon the receipt by the Collateral Agent of any payment under the Subsidiary Guaranty, or upon any other realization of the benefits of the Collateral Documents or the Subsidiary Guaranty, the Collateral Agent shall make any distribution of the proceeds thereof in accordance with Section 5.1 through the respective Administrative Agents to the Lenders in accordance with the following proportion, determined on the basis of the principal obligations outstanding to the Lenders as of the date of its first receipt (or deemed receipt) of a Notice of Default:

	(i) the Term Lenders shall be entitled to distribution of an amount which is proportionately equal to the amount which the principal amount of the Permitted Term Obligations bear to the Aggregate Permitted Obligations; and

	(ii) the Revolver Lenders shall be entitled to distribution of an amount which is proportionately equal to the amount which the principal amount of the Permitted Revolver Obligations bear to the Aggregate Permitted Obligations.

	II.2	Subordination of Excess Amounts.  To the extent that
the aggregate principal amount of the obligations under the Amended Revolver exceeds the Permitted Revolver Obligations or the aggregate principal amount of the obligations under the Term Loan Agreement exceeds the Permitted Term Obligations (in each case as of the date of the giving of a Notice of Default) such excess amounts shall continue to be secured by the Collateral but shall be subordinate and junior in right of payment from the proceeds of the Liens of the Collateral Documents and the Subsidiary Guaranty to the prior payment (ratably, as set forth above) of the Permitted Revolver Obligations and the Permitted Term Obligations.


		ARTICLE III

	ENFORCEMENT OF LIENS AND SUBSIDIARY GUARANTY

	III.1	No Independent Right of Action.  Each of the Lenders
and each of the Administrative Agents agrees that no Lender or Administrative Agent shall have any independent right of action under the Collateral Documents or the Subsidiary Guaranty, and that the rights and remedies of the Collateral Agent thereunder shall only be exercised at the direction of the Required Combined Lenders (notwithstanding the occurrence of any Default, Event of Default or acceleration of the Obligations under the Amended Revolver or the Term Loan Agreement). The Collateral Agent hereby agrees (and each Lender and Administrative Agent acknowledges such agreement) that it shall not enforce the Liens and security interests of any individual Lender in the Collateral or make demand under the Subsidiary Guaranty without the direction and consent of the Required Combined Lenders.

	III.2	Amendments to Collateral Documents and Subsidiary
Guaranty. Until the Collateral Agent has received (or is deemed to have received) a Notice of Default, (a) the Collateral Agent shall not enter into any amendment, modification or waiver of the terms of the Collateral Documents or the Subsidiary Guaranty without the consent of both the Requisite Lenders under the Amended Revolver and the Requisite Lenders under the Term Loan Agreement and (b) no release of (i) the TEGP Property shall be made without the approval of the Requisite Lenders under the Term Loan Agreement and the Requisite Lenders under the Amended Revolver and (ii) any other Material Collateral shall be made without the approval of all of the Lenders.

		Following its receipt of a Notice of Default, (a) the Collateral Agent shall not enter into any amendment, modification or waiver of the terms of the Collateral Documents or the Subsidiary Guaranty without the consent of the Required Combined Lenders and (b) no release of (i) the TEGP Property without the approval of the Required Combined Lenders and (ii) any other Material
Collateral shall be made without the approval of all of the Lenders.

		ARTICLE IV

	THE COLLATERAL AGENT

	IV.1	  Appointment of Collateral Agent.  Each of the
Lenders hereby irrevocably appoints and authorizes Bank of America to act as Collateral Agent pursuant to the terms of the Loan Documents and this Agreement, and Bank of America agrees to act as Collateral Agent for such Lenders, pursuant to the terms of the Loan Documents and this Agreement.

	IV.2	 Other Agency Provisions.  Sections 10.2, 10.3, 10.4,
10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 of the Revolving Loan
Agreement are incorporated herein and made a part hereof by this reference, provided that for the purposes of this Agreement all references to the "Administrative Agent" contained in such Sections of the Revolving Loan Agreement shall be deemed to be references to the Collateral Agent.


	ARTICLE V

	PROCEEDS RECEIVED UNDER LOAN DOCUMENTS;
	OTHER AMOUNTS RECEIVED FOLLOWING EVENT OF
DEFAULT

	V.1	Application of Proceeds of Collateral and Subsidiary
Guaranty.

			(a)	Upon its receipt of any Notice of
Default, the Collateral Agent shall notify each of the Administrative Agents thereof, and each Administrative Agent shall promptly deliver to the Collateral Agent a certificate setting forth the principal amount of the obligations owed to the Lenders under its respective Loan Agreement and that portion of such obligations which constitutes L/C Exposure as of the date of such Notice of Default.

			(b)	Upon its receipt of any proceeds of the
Collateral or the Subsidiary Guaranty, the Collateral Agent shall disburse such proceeds as follows:

				(1)	First, to the costs and expenses of
the Collateral Agent incurred in connection with the enforcement of the Collateral Documents and Subsidiary
Guaranty (including the allocated costs of internal counsel to the Collateral Agent) and to a reserve established by the Collateral
Agent for any reasonably anticipated future expenses;

				(2)	Second, to each of the
Administrative Agents for the ratable benefit of the Lenders in accordance with the principal obligations which are owning to them constituting Permitted Revolver Obligations and Permitted
Term Obligations, provided that the Collateral Agent shall withhold from any such disbursement any amount allocable to L/C Exposure until such amounts are fully liquidated (and shall instead retain such amounts in an interest-bearing collateral account for the benefit of the Lenders as their interest may appear). In the event that any L/C Exposure is ultimately discharged or eliminated (whether by expiration without drawing of the related Letter of Credit or otherwise) the Collateral Agent shall disburse the related amounts in the collateral account to the Administrative Agents for the account of the Lenders as aforesaid;

				(3)	Third, to the Lenders ratably in
accordance with the principal obligations owed to them which do not constituted Permitted Term Obligations or Permitted
Revolver Obligations (until the payment in full of all Obligations); and

				(4)	Finally, to the Person or Persons
otherwise legally entitled thereto.

	V.2	  Turnover of Collateral Received by Lenders.  Each
Lender shall promptly put in the custody, possession or control of the Collateral Agent for disposition or distribution in accordance with the provisions of Section 5.1 any Collateral, or proceeds therefrom, over which such Lender obtains custody, control or possession. Until such time as each Lender shall have complied with the provisions of the immediately preceding sentence, such Lender shall be deemed to hold such Collateral or proceeds in trust for the parties entitled thereto hereunder.

	V.3	  Ratable Sharing of Certain Amounts Received by
Lenders. Section 11.10 of the Amended Revolver is incorporated herein and made a part hereof by this reference.

		ARTICLE VI

	REPRESENTATIONS AND WARRANTIES

		The Collateral Agent and each Lender represents and warrants to each of the other parties hereto that (a) the execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite corporate action on its part and (ii) will not contravene any provision of its charter or by-laws or any order of any court or other governmental authority having applicability to it or any applicable law, and (b) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.


		ARTICLE VII

	INTERCREDITOR ARRANGEMENTS

	VII.1	Bankruptcy Proceedings.  Nothing contained herein
shall limit or restrict the independent right of any Lender to initiate an action or actions in any proceeding under a Debtor Relief Law and to appear or be heard on any matter before the bankruptcy or other applicable court in any such proceeding. The Collateral Agent is not entitled to initiate such actions on behalf of any Lender or to appear and be heard on any matter before the bankruptcy or other applicable court in any such proceeding as the representative of any Lender, unless such action or appearance has been approved in writing by such Lender. The Collateral Agent is not authorized in any such proceeding to enter into any agreement for, or give any authorization or consent with respect to, the postpetition usage of Collateral, unless such agreement, authorization or consent has been approved in writing by the Required Combined Lenders. This
Agreement shall survive the commencement of any proceeding under a Debtor Relief Law.

	VII.2	Waiver of Marshaling.  Each of the Lenders waives
any right it may now or hereafter have to require the Collateral
Agent to marshal assets, to exercise rights or remedies in a particular manner, or to forbear exercising such rights and remedies in any particular manner or order.

	VII.3	Further Assurances, etc.  Each party hereto shall
execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other action, in each case as any other party hereto may reasonably have requested (at the cost and expense of Borrower) to effectuate and carry out the provisions of this Agreement, including by recording or filing this Agreement or such other documents or instruments in such places as the requesting party may reasonably deem desirable.

		ARTICLE VIII

	MISCELLANEOUS

	VIII.1	Successors and Assigns.  This Agreement shall be
binding on and inure to the benefit of the Collateral Agent, each of the Lenders and their respective successors and permitted assigns and participants pursuant to Section 11.8 of the Amended Revolver and Section 11.8 of the Term Loan Agreement, as applicable.

	VIII.2	Benefitted Parties.  All understandings and agreements
contained herein are solely for the benefit of the Lenders and their respective successors and assigns, and, notwithstanding the execution of this Agreement by Borrower and the Subsidiary
Guarantors solely for the purpose of acknowledging and consenting to such understandings and agreements, neither Borrower, the Subsidiary Guarantors nor any other Person other than the Lenders and their respective successors and assigns is intended to be benefitted in any way by this Agreement.

	VIII.3	Notices.  Notices and other communications provided
for herein shall be delivered in the manner set forth in Section 11.6 of the Amended Revolver, with the understanding that all notices and other communication to be conveyed hereunder (i) to the Collateral Agent shall be sent to the notice address specified in the Amended Revolver for the Administrative Agent, and (ii) to the Subsidiary Guarantors shall be sent to the address set forth below their signatures to this Agreement.

	VIII.4	APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED
AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND
NOT THE CONFLICT OF LAWS RULES) OF THE STATE OF CALIFORNIA.

	VIII.5	 WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS
AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY
JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING
UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR
RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO
OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE
TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW
EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN
CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY
AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR
CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A
JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN
ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY
COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES
HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

	VIII.6	Counterparts.  This Agreement may be executed in
multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one and the same instrument.

	VIII.7	Complete Agreement.  This Agreement constitutes the
entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements. To the extent any provision of this Agreement conflicts with any other Loan Document, the provisions of this Agreement shall be controlling.

		IN WITNESS WHEREOF, the Collateral Agent, the
Administrative Agent for the Revolver Lenders and the Administrative Agent for the Term Lenders have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Collateral
Agent

By: ____________________________________
Janice Hammond, Vice President

BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION, as Administrative Agent for the Revolver Lenders

By: ____________________________________
Janice Hammond, Vice President

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as
Administrative Agent for the Term Lenders

By: ____________________________________
Janice Hammond, Vice President
Acknowledged by and Agreed to:

Borrower:


AZTAR CORPORATION


By:	__________________________
Neil Ciarfalia, Treasurer

The Subsidiary Guarantors:

ADAMAR OF NEW JERSEY, INC.
AZTAR DEVELOPMENT CORPORATION
ATLANTIC - DEAUVILLE, INC.
ADAMAR GARAGE CORPORATION
MANCHESTER MALL, INC.
RAMADA NEW JERSEY HOLDINGS
CORPORATION
RAMADA NEW JERSEY, INC.


By:	__________________________
Neil Ciarfalia, Treasurer


AZTAR INDIANA GAMING CORPORATION
AZTAR MISSOURI GAMING CORPORATION
RAMADA EXPRESS, INC.
HOTEL RAMADA OF NEVADA

By:	__________________________
Nelson W. Armstrong, Jr., Vice President &
Secretary

Address for the Subsidiary Guarantors:

2390 East Camelback Road, Suite 400
Phoenix, Arizona
Telecopier: (602) 381-4107
Telephone: (602) 381-4100



 EXHIBIT G

 PROMISSORY NOTE


$                                                 May     , 1998
                                         Los Angeles, California

          FOR VALUE RECEIVED, the undersigned promises to pay to the order of ________________________________________ (the "Lender"), the principal amount of ______________________________________________________________
AND NO/100 DOLLARS ($__________) or such lesser aggregate amount of Advances as may be made by the Lender with respect to the Commitment under the Loan Agreement referred to below, together with interest on the principal amount of each Advance made hereunder and remaining unpaid from time to time from the date of each such Advance until the date of payment in full, payable as hereinafter set forth.

          Reference is made to the Amended and Restated Reducing Revolving Loan Agreement dated as of May ____, 1998, and among the undersigned, as Borrower, the Lenders which are parties hereto, and Bank of America National Trust and Savings Association, as Administrative Agent for the Lenders (as amended, extended, renewed, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Loan Agreement. This is one of the Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

          The principal indebtedness evidenced by this Note shall be payable as provided in the Loan Agreement and in any event on the Maturity Date.

          Interest shall be payable on the outstanding daily unpaid principal amount of Advances from the date of each such Advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Law.

          Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 11:00 a.m. (San Francisco time) on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m. (San Francisco time) on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

          The Lender shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to this Note, and such record shall be presumptive evidence of the amounts owing under this Note.

          The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's right hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

          The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable
Laws.

          THIS NOTE SHALL BE DELIVERED TO AND ACCEPTED BY THE LENDER, OR BY THE ADMINISTRATIVE AGENT ON ITS BEHALF, IN THE STATE OF CALIFORNIA, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LOCAL LAWS THEREOF.

AZTAR CORPORATION
a Delaware corporation



By:
        Neil A. Ciarfalia
            Treasurer


                SCHEDULE OF COMMITTED ADVANCES AND
                      PAYMENTS OF PRINCIPAL


Date       Amount     Interest     Amount of       Unpaid        Notation
             of        Period      Principal      Principal      Made by
          Advance                    Paid          Balance


____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________




	EXHIBIT I

	PRICING CERTIFICATE


TO:		BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
as Administrative Agent


		Reference is made to that certain Amended and Restated Reducing Revolving Loan Agreement (the "Loan Agreement") dated as of May 28, 1998, by and among Aztar Corporation, a Delaware corporation ("Borrower"), the Lenders therein named, and Bank of America National Trust and Savings Association, as Administrative Agent for itself and the Lenders. Capitalized terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings given them in the Loan Agreement.

		This Certificate ("Pricing Certificate") is delivered in accordance with Section 7.1(c) of the Loan Agreement by a Senior Officer of Borrower with respect to the Pricing Period commencing ___________, ____, and ending on _____________, ____ (the "Subject Pricing Period"). Computations used to determine the Applicable Pricing Level for the Subject Pricing Period are set forth below:


I.	Applicable Pricing Level.  Subject to later adjustment as provided in the Loan Agreement, the Applicable Pricing Level for the Subject Pricing Period shall be Level ______1/.

	The Applicable Pricing Level set forth above was determined on the basis of the following:

	Pricing Ratio. As of the last day of the Fiscal Quarter ended ____________, ____ (the "Determination Date"), the ratio of Average Quarterly Funded Debt to Adjusted EBITDA was _______ : 1.00 (as calculated below).

	The foregoing ratio is computed as follows:

           (a) Average Quarterly Funded Debt as of the
           Determination Date (as calculated below)	              $_____

           divided by (b) Adjusted EBITDA (as calculated below)
           for the fiscal period consisting of the Fiscal Quarter ending on the Determination Date and the three immediately
           preceding Fiscal Quarters (the "Test Period")       $_____

           equals Pricing Ratio [(a),(b)]	___:1.00

       Average Quarterly Funded Debt -- Component Calculations

		In the above calculation, Average Quarterly Funded Debt as of the Determination Date is the sum of the following, without duplication and on a consolidated basis:

          (a) the average of all principal Indebtedness of Borrower
          and the Restricted Subsidiaries and of TEGP for borrowed money (including debt securities issued by Borrower, any of the Restricted Subsidiaries or TEGP, but excluding in
          any event any	contingent obligations  with respect to
          undrawn letters of credit) on	the last day of each of the
          three 4 and 5 week fiscal periods comprising the Fiscal Quarter ending on the Determination Date (the
          "Test Fiscal Quarter")	                         $_____

          plus (b) the average of the aggregate amount of the principal portion of all Capital Lease Obligations of Borrower and the Restricted Subsidiaries and of TEGP on the last day of each of the three 4 and 5 week fiscal periods comprising the Test
          Fiscal Quarter                                        $_____

          equals Average Quarterly Funded Debt [(a)+(b)]	$_____

	Adjusted EBITDA -- Component Calculations

		In the above calculation, Adjusted EBITDA for the Test Period is calculated as follows, in each case as determined in accordance with Generally Accepted Accounting Principles, and in the case of items (d), (e), (f), (g), (h) and (i) only to the extent reflected in the determination of item (a) for such Test Period:

          (a) Net Income for the Test Period    	            $_____

	plus (b) any extraordinary loss reflected in Net Income for the
          Test Period	                                        $_____

	minus (c) any extraordinary gain reflected in Net Income for the
          Test Period	                                       ($____)

	plus (d) Interest Expense for the Test Period (which is the sum of(x) and (y) set forth below)

         (x) all interest, fees, charges and related expenses paid or payable (without duplication) for the Test Period by Borrower and the Restricted Subsidiaries to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles
                                                          $_____

             plus (y) the portion of rent paid or payable (without duplication) for the Test Period by Borrower and the Restricted Subsidiaries under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards
             Board Statement No. 13
                                                           $______

             Interest Expense [(x)+(y)] equals                      $_____

             plus (e) the aggregate amount of federal and state taxes
             on or measured by income for the Test Period (whether or
             not payable during the Test Period)	               $_____

             plus (f) depreciation, amortization and all other
             non-cash expenses for the Test Period                $_____

             plus (g) Borrower's equity in any net loss of TEGP
             for the Test Period                                  $_____

             minus (h) Borrower's equity in any net income of
             TEGP for the Test Period                            ($____)

             plus (i) that portion of the rentals paid to TEGP
             by HRN which is designated and used to service
             principal and interest payable under the TEGP
             Loan Agreement for the Test Period	                  $_____

             plus (j) dividends or other income received in
             Cash during the Test Period by Borrower or the
             Restricted Subsidiaries from an Unrestricted New
             Venture Entity (but only to the extent of earnings
             before interest, taxes, depreciation and amortization
             of such Unrestricted New Venture Entity)	            $_____

    equals Adjusted EBITDA [(a)+(b)-(c)+(d)+(e)+(f)+(g)-(h)+(i)+(j)]	$_____


II.	I further certify that the calculations made and the information contained herein are derived from the books and records of Borrower and its Restricted Subsidiaries, as applicable, and that each and every matter correctly reflects those books and records.

  IN WITNESS WHEREOF, I have signed this Pricing Certificate on this _______ day of __________, ____.



	____________________________________


	____________________________________
	[Printed Name and Title of Senior
	Officer of Aztar Corporation]


1/ Insert Level I, II, III, IV, V, VI or VII in accordance with the terms of the Loan Agreement based upon the determination of the Pricing Ratio.